UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [   ]

Check the appropriate box:

[   ]      Preliminary Proxy Statement

[   ]      Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[X]      Definitive Proxy Statement

[   ]      Definitive Additional Materials

[   ]      Soliciting Material Pursuant to §240.14a-12

LITHIA MOTORS, INC.

(Exact Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required

[   ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

1)	Title of each class of securities to which transaction applies:
2)	Aggregate number of securities to which transaction applies:
3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
4)	Proposed maximum aggregate value of transaction:
5)	Total fee paid:

[   ] Fee paid previously with preliminary materials.

[   ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:
2)	Form, Schedule or Registration Statement No.:
3)	Filing Party:
4)	Date Filed:

Notice of 2017 Annual Meeting of Shareholders

and

Proxy Statement

Wednesday, April 19, 2017 at 8:30 a.m. Pacific Daylight Time

150 N. Bartlett St., Medford, Oregon 97501

Letter from the Chief Executive Officer

Dear Shareholder,

We are pleased to invite you to attend our 2017 Annual Meeting of Shareholders and to share our plans to deliver excellence and high performance in the auto retail industry.

Our competitive advantage is our people, and I consider myself fortunate to lead a humble team that is focused on capturing the opportunities available to us. Together we’re driving to be the preferred auto retailer in every market that we serve. We achieve this by anticipating our customers’ needs and developing our people, which creates significant returns.

Our continued growth will be generated by capturing the unrealized opportunities in our existing stores and by acquiring dominant franchises that are currently underperforming. Our people-based culture, combined with world class performance management systems, enables store leaders to evaluate their opportunities and adjust strategies as needed. This is a cost-effective way to manage our operations, allows entrepreneurship to flourish and achieves exceptionally high returns.

Societal shifts, consumer behaviors, and technological developments are likely to impact our industry throughout the next decade. Our de-centralized model uniquely positions us to meet these challenges and to be nimble in the years ahead. In fact, for the second year in a row we were recognized as one of the two top five-year investments among the Fortune 500.

We’re passionate about cars and challenging each other to continuously improve. We hope you share our enthusiasm for this exciting time in our industry. We have a winning combination of high profitability, attractive acquisition targets and the capital to make it happen. Our team and culture are ready to take full advantage of these opportunities.

Thank you very much for being a partner and a shareholder in our company,

Bryan DeBoer

President and Chief Executive Officer

Lithia Motors, Inc.

LITHIA MOTORS, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held On April 19, 2017

To the Shareholders of Lithia Motors, Inc.:

I am pleased to invite you to the 2017 Annual Meeting of Shareholders of Lithia Motors, Inc., which will be held at 150 N. Bartlett St., Medford, Oregon 97501, on Wednesday, April 19, 2017, at 8:30 a.m., Pacific Daylight Time for the following purposes:

1.	To elect six directors to serve until the next annual meeting of shareholders;

2.	To approve the Performance Bonus Plan, as amended;

3.	To approve the performance criteria under the 2013 Amended and Restated Stock Incentive Plan;

4.	To conduct an advisory vote on the compensation of our named executive officers, as disclosed pursuant to Item 402 of Regulation S-K;

5.	To conduct an advisory vote on the frequency of the advisory vote on the compensation of our named executive officers; and

6.	To ratify the appointment of KPMG LLP as our Independent Registered Public Accounting Firm for the year ending December 31, 2017.

We will also consider and act on other matters that properly come before the meeting.

Only holders of record of our common stock at the close of business on February 28, 2017 are entitled to notice of and to vote at the meeting and any adjournment thereof. Further information regarding voting rights and the matters to be voted upon is presented in our proxy statement.

On or about March 10, 2017, we expect to mail to our shareholders a Notice of Internet Availability of Proxy Materials containing instructions on how to access our proxy statement for our 2017 Annual Meeting of Shareholders and our 2016 Annual Report on Form 10-K. This notice provides instructions on how to vote online or by telephone and includes instructions on how to receive a paper copy of the proxy materials by mail. Our proxy statement and 2016 Annual Report on Form 10-K can be accessed directly at the following Internet address: http://www.proxyvote.com. All you have to do is enter the control number located on your proxy card.

If you have any questions regarding this information or the proxy materials, please visit our website at www.lithia.com or contact our investor relations department at (541) 776-6591.

YOUR VOTE IS IMPORTANT. Whether or not you plan to attend the Annual Meeting of Shareholders, we urge you to submit your vote via the Internet, telephone or mail.

We appreciate your continued support of Lithia Motors and look forward to either seeing you at the meeting or receiving your proxy.

Very truly yours,

Christopher S. Holzshu, Secretary

March 10, 2017

LITHIA MOTORS, INC.

PROXY STATEMENT

This proxy statement, the accompanying 2016 Annual Report on Form 10-K, the Notice of Annual Meeting and the proxy card are being furnished to the shareholders of Lithia Motors, Inc., an Oregon corporation, in connection with the solicitation of proxies by the Company for use at our 2017 Annual Meeting of Shareholders (the “Annual Meeting”). The Annual Meeting will be held at our principal executive office, 150 N. Bartlett St., Medford, Oregon 97501, on Wednesday, April 19, 2017, at 8:30 a.m. Pacific Daylight Time. On or about March 10, 2017, we mailed to our shareholders a Notice of Internet Availability of Proxy Materials (the "Notice") containing instructions on how to access this proxy statement and our 2016 Annual Report on Form 10-K. The Notice provided instructions on how to vote online or by telephone and included instructions on how to receive a paper copy of the proxy materials by mail. All references in this proxy statement to “Lithia,” “Lithia Motors,” the “Company,” “we,” “us,” or “our” refer to Lithia Motors, Inc. and its subsidiaries, except where the context otherwise requires or as otherwise indicated.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

What is the purpose of the Annual Meeting?

The Annual Meeting will be held for the following purposes:

1.	To elect six directors to serve until the next annual meeting of shareholders;

2.	To approve the Performance Bonus Plan, as amended;

3.	To re-approve the performance criteria under 2013 Amended and Restated Stock Incentive Plan;

4.	To conduct an advisory vote on the compensation of our named executive officers, as disclosed pursuant to Item 402 of Regulation S-K;

5.	To conduct an advisory vote on the frequency of the advisory vote on the compensation of our named executive officers;

6.	To ratify the appointment of KPMG LLP as our Independent Registered Public Accounting Firm for the year ending December 31, 2017.

Will any other matters be voted on?

We are not aware of any other matters on which you will be asked to vote at the Annual Meeting. If other matters are properly brought before the Annual Meeting, the proxy holders may use their discretion to vote on these matters. Furthermore, if a nominee cannot or will not serve as director, the proxy holders will vote for a substitute nominee selected by our Board of Directors.

Who is entitled to vote at the Annual Meeting?

Only holders of record of our common stock at the close of business on February 28, 2017, the record date, will be entitled to notice of and to vote at the meeting and any adjournment thereof. As of the record date, there were 23,911,176 shares of Class A common stock and 1,262,231 shares of Class B common stock outstanding and entitled to vote. Each share of Class A common stock outstanding is entitled to one vote, and each share of Class B common stock outstanding is entitled to ten votes. Our executive officers and directors hold or control approximately 3.0% (716,158 shares) of the Class A common stock and 100% (1,262,231 shares) of the Class B common stock outstanding representing approximately 36.5% of the votes available to be cast at the Annual Meeting. All shares will vote together as a single voting group on all matters submitted to a vote of the shareholders except as otherwise required by law.

How do I vote?

There are four ways to vote:

•	by Internet at http://www.proxyvote.com; just enter the control number found on your proxy card (we encourage you to vote this way as it is the most cost-effective method);

•	by toll-free telephone at 1-800-690-6903;

•	by completing and mailing your proxy card; or

•	by written ballot at the Annual Meeting.

May I change my vote?

Yes. You may change your vote or revoke your proxy any time before the Annual Meeting by:

•	entering a new vote by Internet or phone;

•	returning a later-dated proxy card;

•	notifying Christopher S. Holzshu, our Secretary, in writing, at 150 N. Bartlett Street, Medford, Oregon 97501; or

•	completing a written ballot at the Annual Meeting.

What vote is required to approve each proposal?

Assuming a quorum is present at the Annual Meeting, the required vote for approval varies depending on the proposal.

•

Proposal 1: Shareholders will elect the six director nominees receiving the greatest number of votes. Directors are elected by a plurality of the votes cast and only votes cast in favor of a nominee will be counted. However, if a director nominee receives more “withheld” votes than votes “for,” that may result in the director resigning from our Board of Directors (See Proposal No. 1 for a further description of our Director Resignation Policy).

•	Proposal 2: The votes that shareholders cast “for” must exceed the votes shareholders cast “against” to approve the 2013 Amended and Restated Stock Incentive Plan.

•	Proposal 3: The votes that shareholders cast “for” must exceed the votes shareholders cast “against” to approve the Performance Bonus Plan.

•

Proposal 4: The votes that shareholders cast “for” must exceed the votes shareholders cast “against” to approve the compensation of our named executive officers. This vote is advisory and is not binding on us. However, the Compensation Committee of our Board of Directors, which is responsible for designing and administering our executive compensation program, and our Board of Directors value your opinion and will consider the outcome of the vote in making decisions regarding executive compensation.

•

Proposal 5: The frequency of the advisory vote on compensation of our named executive officers receiving the greatest number of votes - every one year, every two years or every three years - will be the frequency that shareholders approve. Because this vote is advisory only, it will not be binding on us or on our Board of Directors. However, the Board of Directors will review the voting results and take them into consideration when making future decisions regarding the frequency of the advisory vote on executive compensation.

•

Proposal 6: The votes that shareholders cast “for” must exceed the votes that shareholders cast “against” to ratify the appointment of KPMG LLP as our Independent Registered Public Accounting Firm for the year ending December 31, 2017.

How is a quorum determined?

For a quorum to exist at the Annual Meeting, there must be represented, in person or by proxy, shares representing a majority of the votes entitled to be cast at the meeting. Proxies that expressly abstain from voting on a particular proposal and broker non-votes will be counted for purposes of determining whether a quorum exists at the Annual Meeting.

How do we count votes?

The proxy holders will vote your shares as you instruct. We will not count abstentions or broker non-votes either “for” or “against” a “non-routine” matter submitted to a vote of shareholders. A broker non-vote occurs when a broker or other holder of record, such as a bank, submits a proxy representing shares that another person beneficially owns, and that person has not given voting instructions to the broker or other nominee. A broker may only vote shares on a non-routine matter if the beneficial owner gives the broker voting instructions. Only the ratification of the selection of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2017 is considered a routine matter on which a broker or nominee that holds shares in its name may vote without instruction from the person that owns the shares beneficially.

How are proxies solicited for the Annual Meeting?

The Company is soliciting proxies for the Annual Meeting. All expenses associated with this solicitation will be borne by us. We will reimburse brokers or other nominees for reasonable expenses that they incur in sending these proxy materials to you if a broker or other nominee holds your shares.

How is my proxy voted?

Our Board of Directors has designated each of John North, Chief Financial Officer, and Tina Miller, Director of Accounting and Corporate Controller, as the proxy holder for the Annual Meeting. All properly executed proxies will be voted (except to the extent that authority to vote has been withheld) as specified by the shareholder. Proxies submitted without specification will be:

•	Voted FOR the director nominees listed in this proxy statement;

•	Voted FOR the approval our Cash Bonus Plan, as amended;

•	Voted FOR the re-approval of the performance criteria under our 2013 Amended and Restated Stock Incentive Plan;

•	Voted FOR the approval of our compensation of the named executive officers, as disclosed pursuant to Item 402 of Regulation S-K;

•	NOT VOTED for determining the frequency of the advisory vote on the compensation of our named executive officers; and

•	Voted FOR the ratification of the appointment of KPMG as our independent registered public accounting firm.

Why did I receive a notice regarding the availability of proxy materials on the Internet instead of a full set of proxy materials?

In accordance with the Securities and Exchange Commission (“SEC”) rules, we are furnishing our proxy materials, including this proxy statement and our Annual Report on Form 10-K, to our shareholders primarily via the Internet. On or about March 10, 2017, we mailed to our shareholders a Notice that contains instructions on how to access our proxy materials on the Internet, how to vote at the meeting and how to request printed copies of the proxy materials and Annual Report on Form 10-K. Shareholders may request to receive all future proxy materials in printed form by mail or electronically by email by following the instructions contained in the Notice.

I have previously indicated I want to receive my proxy materials electronically. Will I still receive my materials via email as I have in the past?

Yes. If you have already signed up to receive the materials by email or other electronic transmission, you will continue to receive them in that manner.

DIRECTORS, NOMINEES AND EXECUTIVE OFFICERS

Current Directors and Nominees

Sidney B. DeBoer took Lithia Motors public in 1996 and is the Chairman of the Board. Mr. DeBoer served as Chief Executive Officer and Secretary from 1968 through 2011, and then Executive Chairman through the end of 2015. He continues his involvement with industry organizations, including the President’s Club of the National Automobile Dealers Association, the Oregon Director of the National Auto Dealers Association, and the Chrysler National Dealer Council. Mr. DeBoer’s pioneering work in the public auto retailer sector and as an automotive dealer has earned him numerous awards and recognition. His charitable work on the Southern Oregon University Foundation Board, Oregon Community Foundation and the Oregon Shakespeare Festival has created a vibrant community for our company’s headquarters. Mr. DeBoer attended Stanford University and the University of Oregon. Mr. DeBoer’s familiarity with our business, executive leadership knowledge and industry experience make him uniquely qualified to be our Chairman.

Thomas R. Becker is President of North American Senior Living, LLC, a senior housing development, operations and consulting company. He joined our board in 1997. Mr. Becker led Pacific Retirement Services, as Chief Executive Officer for 20 years, retiring in 2010. As the former CEO of a large organization, he contributes his experience with multi-state operations, management of a large work force, and capital financing. Mr. Becker earned a B.S. degree from the University of Oregon and has previously served on other public company boards.

Susan O. Cain joined our Board of Directors in 2009. Ms. Cain has been a Senior Instructor in Accounting at Southern Oregon University, located in Ashland, Oregon since 2004. Ms. Cain joined KPMG LLP in 1978, retiring as a partner in the San Francisco office in 1999. While with KPMG, she specialized in banking institutions and trust tax services. Ms. Cain is involved with various non-profit and charitable organizations including the Ashland Independent Film Festival and the Oregon Shakespeare Festival. She maintains her CPA license and brings to our Board of Directors a high level of accounting expertise. Ms. Cain holds a B.A. degree in General Science from Oregon State University and a Master of Science in Taxation from Washington School of Law, Washington Institute of Graduate Studies. She serves as the Audit Committee Chair and is an audit committee financial expert as defined under SEC rules.

Bryan B. DeBoer has been our Chief Executive Officer and President since 2012 and first became a director in 2008. Prior to becoming CEO, Mr. DeBoer was Senior Vice-President of Mergers & Acquisitions/Operations and then COO driving the growth of Lithia and transforming the company culture to an entrepreneurial and high performance model. Upon joining Lithia in 1989, Mr. DeBoer grew through the store positions of Finance Manager, Used Vehicle Manager, General Sales Manager, General Manager and multi-store General Manager. Mr. DeBoer has a B.S. degree from Southern Oregon University in Business Administration. He also graduated from the National Automobile Dealers Association Dealer Academy. Mr. DeBoer’s store experience, passion for mergers and acquisitions and strong manufacturer relationships drive our growth. His enthusiasm for the car business combined with a competitive spirit set the tone for our culture.

Kenneth E. Roberts joined our Board in 2012 after working as “of counsel” with Lane Powell, PC, a Pacific Northwest law firm. Mr. Roberts was a partner with the law firm of Roberts Kaplan LLP (formerly Foster Pepper LLP) from 1987 until the firm joined with Lane Powell in January 2011. HIs private law practice focused on corporate finance, mergers and acquisitions, corporate governance, executive compensation and securities, representing public companies, and community banks. Mr. Roberts is a graduate of Harvard Law School and Oregon State University with a B.S. in Business and Technology. Mr. Roberts chairs our Corporate Governance committee and lends insightful analysis to our mergers and acquisitions strategies.

David J. Robino joined our Board in 2016. He has served as an adjunct instructor at Southern Oregon University since 2012. He began his management career at the Maytag Corporation and Pepsi-Cola. He joined AC Nielsen in 1993, culminating as Senior Vice President of Nielsen International, based in Brussels, Belgium. After a successful Vice-Presidency at AT&T Solutions, Mr. Robino left to lead Gateway, Inc. as Executive Vice President and Chief Administrative Officer and later Vice-Chairman. Upon retiring from Gateway, Mr. Robino served as a member of the board of directors of Memec, Inc. specialty semiconductors, and Insight Enterprises, Inc. Mr. Robino has a M.S. in Industrial Relations from Iowa State University and B.A. in Social Studies from Graceland College. Mr. Robino’s executive management and board experience over the course of his career at many large firms, provides us with expertise across a broad range of subjects.

Non-Director Executive Officers

Christopher S. Holzshu (43) recently transitioned to a new role as Executive Vice President and Chief Human Resources Officer. He had been our Chief Financial Officer since 2010 and Secretary since 2012. As CFO, Mr. Holzshu combined his accounting and financial acumen with his drive to help our stores’ operations including the development of our performance management system. His leadership was invaluable during our right-sizing in the midst of the recession. In his new role, he is helping our stores develop stronger teams and stronger performance. Mr. Holzshu joined Lithia in 2003 as Director of Accounting after working on our external audit team at KPMG LLP where he specialized in automotive manufacturing and retail sectors. Throughout his career with Lithia he has gained a deep understanding of the operations of our stores and a special talent for relating to individuals at all levels of the organization. Mr. Holzshu earned a B.S. in Accounting from the University of Alaska and is a licensed CPA.

Scott A. Hillier (54) Senior Vice President of Operations since 2008, oversees Lithia store leadership. Mr. Hillier joined Lithia in 1986 working in our stores in roles including Finance Manager, General Sales Manager, General Manager and multi-store General Manager. He was an initial leader of our store acquisition efforts. Mr. Hillier quickly developed a reputation for identifying talent and building teams which led to his promotion to Vice President of Human Resources in 2003. In his current role, Scott helps foster our value of taking personal ownership for performance while mentoring store leadership including the Lithia Partners Group. Mr. Hillier graduated from Southern Oregon University with a B.S. in Inter-Disciplinary Studies.

George C. Liang (61) Senior Vice President of Operations since DCH combined with Lithia in 2014, oversees DCH store leadership. Mr. Liang joined DCH in 1988 after working as Vice President of BNP Paribas for 11 years in commercial finance. After working in Toyota and Nissan stores, he assumed responsibility for DCH’s West Coast operations in 2001. Mr. Liang successfully added the East Coast to his duties and he became President of DCH Auto Group in 2010. During the combination with Lithia, he right-sized operations and led a cultural change to elevate performance through entrepreneurship. Mr. Liang is very active in various automotive dealer associations, including minority dealer organizations, and has extensive relationships with our manufacturer and finance partners. He is a graduate of University of California at Berkeley (B.A.) and University of British Columbia, Canada (M.B.A.), majoring in finance.

John F. North III (39) recently transitioned to Senior Vice President and Chief Financial Officer. He had been Vice President of Finance since 2010 and Chief Accounting Officer since 2015. Mr. North joined Lithia in 2002 and throughout his tenure he has rigorously applied continuous improvement to accounting, tax, and external reporting. In his new role, Mr. North assumes broader responsibilities for corporate finance and investor relations while overseeing Lithia’s risk management functions. Before joining Lithia, he worked for real estate and technology companies in the San Francisco area. Mr. North graduated from Santa Clara University with a degree in Finance. He is a licensed CPA in Oregon and a CFA charterholder.

CORPORATE GOVERNANCE

Board Leadership and Structure

2016 Board and Committee Composition

The following table reflects our Board members and their committee positions in 2016.

Director	Key	Compensation	Audit	Corporate Governance
Sidney B. DeBoer	CB
Thomas R. Becker	LI	✔	✔	✔
Susan O. Cain	I	✔	C	✔
Bryan B. DeBoer
Shau-Wai Lam(1)
Kenneth E. Roberts	I	✔	✔	C
David J. Robino	I	C	✔	✔
CB = Chairman of the Board I = Independent Director LI = Lead Independent Director C = Committee Chairman

(1) Mr. Shau-Wai Lam, who is currently a member of the Board, will not stand for re-election at the Annual Meeting. Mr. Lam has decided not to stand for re-election in order to focus on other interests. See “Certain Relationships and Transactions with Related Persons.”

Board of Directors

Our bylaws provide for not less than two and not more than seven directors. Our Board of Directors has the discretion to set the size of our board from time to time. Our Board of Directors has set the number of directors at six.

There is no requirement that directors attend our annual meeting of shareholders, but directors are encouraged to do so. Our Board of Directors held 18 meetings in 2016. Each incumbent director attended at least 80% of all meetings of the Board and of the Board committees on which he or she served. All of our incumbent directors attended our 2016 Annual Meeting of Shareholders.

Board Committees

Our Board has three standing committees: the Compensation Committee, the Audit Committee, and the Corporate Governance Committee. Each committee member is an independent director under NYSE listing standards, including, with respect to members of the Audit Committee and Compensation Committee, under the enhanced independence standards that apply to members of those committees. Each of our Board committees has a charter. Commencing with our 2017 Annual Meeting, at least one member of each of our Audit Committee and Compensation Committee may not belong to both committees. A written copy of our committee charters, Corporate Governance Guidelines, Code of Business Conduct and Ethics and Shareholder Communications Policy may be obtained by contacting our Investor Relations Department, Lithia Motors, Inc., 150 N. Bartlett Street, Medford, Oregon 97501. These documents are also available on our website at www.lithia.com under Investor Relations.

The Compensation Committee is responsible for our executive compensation philosophy. Among other responsibilities, it annually reviews the performance of, and determines the base salary and variable and long-term compensation for, our Chief Executive Officer. The Compensation Committee also reviews the compensation for other executive officers and reviews and recommends the compensation for independent Board members.

The Compensation Committee may delegate any of its responsibilities to a subcommittee, which subcommittee shall consist of at least two members of the Compensation Committee but otherwise may consist of any persons(s) selected by the Compensation Committee. In November 2016, the Compensation Committee delegated limited authority to our CEO to award restricted stock units (“RSUs”) to new hires or persons who have received a promotion in the year to persons, excluding any person who is required to file statements with the SEC under Section 16 of the Securities Exchange Act of 1934; the maximum aggregate number of shares underlying RSUs that the CEO may award in a calendar year is equal to an aggregate of $1,500,000 divided by the average closing price of one share of the Company’s Class A Common Stock in the 40 trading days before the award date of the RSU. In addition, the Compensation Committee previously delegated authority to our CEO and CFO to make discretionary contributions to employees’ accounts of up to $200,000 in the aggregate per calendar year under the Lithia Motors, Inc. Management Non-Qualified Deferred Compensation and Long-Term Incentive Plan. The Compensation Committee also has the authority, in its sole discretion, to select, retain and obtain the advice of a compensation consultant and outside legal counsel as necessary to assist with the execution of its duties and responsibilities. The Compensation Committee monitors our employee benefits plans, including our 2013 Amended and Restated Stock Incentive Plan, our 2009 Employee Stock Purchase Plan, our Performance Bonus Plan and our Executive Management Non-Qualified Deferred Compensation and Long-Term Incentive Plan, and the Compensation Committee certifies and approves payments based on performance measures. The Compensation Committee held 14 meetings in 2016. See “Compensation Discussion and Analysis” below for a discussion of our compensation philosophy and how the Compensation Committee determines the compensation of our executive officers.

The Audit Committee is responsible for selecting and hiring our independent registered public accounting firm and for overseeing our accounting functions, system of internal control established by management and processes to assure compliance with applicable laws, regulations and internal policies. The Committee routinely meets in executive session with each of representatives from KPMG, our Chief Financial Officer and our Director of Internal Audit, and our Director of Internal Audit reports directly to the chair of the Audit Committee. The Audit Committee held seven meetings during 2016. Each committee member is financially literate, as required under NYSE listing standards and the Audit Committee Charter; our Board has reviewed the qualifications and experience of the nominees standing for election and has determined that Ms. Cain satisfies the requirements of an “audit committee financial expert” as defined by SEC rules.

The Corporate Governance Committee is responsible for assisting our Board of Directors in identifying qualified individuals to become Board members and recommending to our Board of Directors nominees for each annual meeting of the shareholders; determining the composition of our Board of Directors and its committees; developing and implementing a set of effective corporate governance policies and procedures; developing and enforcing a Code of Business Conduct and Ethics; monitoring a process to assess the effectiveness of our Board of Directors, its members and its committees; and ensuring our compliance with NYSE listing standards. The Corporate Governance Committee held seven meetings in 2016.

Director Independence

Generally, under NYSE listing standards, a director is not independent if he or she has a direct or indirect material relationship with Lithia or its management. In accordance with its charter, the Corporate Governance Committee annually reviews the independence of all non-employee director nominees and reports its findings to the full Board of Directors, which makes a determination about the independence of each nominee. The Board of Directors and the Corporate Governance Committee review and discuss all transactions and relationships between each director nominee or any member of his or her immediate family and Lithia, its consolidated subsidiaries and affiliates, and management, both in the context of the specific independence standards enumerated in the NYSE listing standards, as well as other business and personal relationships that could compromise the independent judgment of a director. Other than the NYSE listing standards, we do not adhere to categorical standards for determining independence; rather, we review and evaluate the specific facts and circumstances of each transaction and relationship to determine whether the director is independent. As a result of this review, our Board of Directors affirmatively determined that each of Ms. Cain and Messrs. Becker, Roberts and Robino are independent under NYSE listing standards.

Lead Independent Director and Leadership Structure

Lithia’s governance documents provide our Board with flexibility to select the leadership structure that is best for the Company. If the chairman of our Board of Directors is not an independent director, our Board of Directors annually selects an independent director to serve as the “Lead Independent Director” responsible for coordinating the activities of the independent directors. If the Chairman of our Board of Directors is an independent director, our Board of Directors may nonetheless select a Lead Independent Director from one of the other independent directors.

Bryan B. DeBoer is our President and Chief Executive Officer, and Sidney B DeBoer is our Chairman of the Board. We believe that the separation of the CEO and Chairman positions is beneficial because it allows our CEO to focus his energy and time on operating the Company while simultaneously allowing our Chairman to exercise his leadership strengths. Because Sidney B. DeBoer is not an independent director, our Board of Directors appointed Thomas R. Becker as Lead Independent Director, and he has served in that capacity since 2008.

Sidney B. DeBoer, as Manager of Lithia Holding Company, L.L.C. (“Lithia Holding”), has the authority to vote all of the Class B common stock, which has approximately 34.5% of the voting power of our outstanding voting shares. To ensure independent oversight of management and the transparency expected from a public company:

•	We maintain a Board comprised of a majority of independent directors and the Audit Committee, Compensation Committee and Corporate Governance Committee are composed solely of independent directors;
•	At least once each quarter, the independent directors meet privately in executive session;
•

Annually, an independent third party conducts a 360 degree review of our Chief Executive Officer with the other Board members and the officers reporting directly to the Chief Executive Officer. The results of that review are shared with the independent directors;

•	An independent third party also annually conducts a review of the performance of each director, each Board Committee, and the Board as a whole;
•	Each committee chair sets the agenda for his or her committee meeting and all directors are permitted to propose items for consideration by any committee or the full Board;
•	Each committee is given the right in its charter to retain outside advisors (including legal counsel) in its discretion; and
•	We adopted Corporate Governance Guidelines and a Code of Business Conduct and Ethics (each of which is available on our website at www.lithia.com).

We believe Board and committee structure, practices and policies, as described above, allow our Board of Directors to provide adequate, independent oversight of management. Shareholders may contact the Lead Independent Director or the independent directors as a group using the procedures described in “Shareholder and Other Interested Parties Communications” below.

Our Board’s Risk Oversight Role

Our Board of Directors monitors the risks facing our business by evaluating our risk management processes, including the processes established to monitor how management reports material risks to our Board of Directors and how our executive team manages the various risks that our business faces. Our Board of Directors periodically reviews the potential severity of various risks faced by our Company (including geographic risks and the potential impact of new laws to the business) and the likelihood that they will occur. Our Board of Directors collaborates with management on developing the Company's long range plan and as part of that process helps management ensure that those risks and uncertainties are considered in management's ongoing operations and in creating the Company’s long range plan.

Our Board of Directors has delegated responsibility for certain areas of its risk oversight to its standing committees.

The Compensation Committee, together with our Board of Directors, reviews and manages our compensation policies and programs to ensure they do not encourage excessive risk-taking by our executives and employees. The Compensation Committee reviews a summary and assessment of such risks at least annually and in connection with the discussion or review of individual elements of compensation.

The Audit Committee reviews our material financial risk exposures and the process by which management assesses and manages financial risks. The Audit Committee also meets with management to discuss the steps management has taken to assess, monitor and mitigate risks that the Company faces. While our Board of Directors oversees risk management, our management is charged with managing risk through effective internal controls and processes, which facilitates the identification and management of risks, and management regularly discusses risk management with our Board of Directors.

Director Qualifications and Nominations

The Corporate Governance Committee is responsible for identifying and evaluating potential director nominees to fill any vacancies on our Board of Directors. The committee recommends director nominees with backgrounds and qualifications that complement each other and collectively allow our Board of Directors to fulfill its responsibilities.

The Corporate Governance Committee annually reviews the composition of our Board and evaluates the qualifications and contributions of the current directors in the context of the desired composition of our Board, our operating requirements and the interests of our shareholders. The committee also routinely reviews and interviews candidates for our Board of Directors whose background and experience suggest they may be qualified to join our Board. The qualifications required of individuals for consideration as a Board nominee vary according to the particular areas of expertise sought as a complement to our existing Board of Directors composition at the time of any vacancy. Potential candidates may be suggested from various sources, including management, other Board members, shareholders, legal counsel, business leaders and other industry executives and directors. To date, our Board has not used an outside director search firm to identify potential director nominees.

The Corporate Governance Committee evaluates the qualifications of potential director nominee candidates, including candidates proposed by shareholders, based on criteria that include the individual’s skills, experience and other factors in the context of the current composition of our Board of Directors, to maintain our Board’s overall diversity. Among other aspects, the Corporate Governance Committee evaluates the following factors when evaluating director nominees: business experience, other directorships, business and personal relationships with management, educational background, expertise in finance, knowledge of financial reporting and the business of the Company, and industry experience. In this context, diversity encompasses differences of viewpoint, personal and professional experience, education, skill, and other individual qualities and backgrounds, such as gender, race and ethnicity. At a minimum, qualified director nominees must have the ability to dedicate sufficient time to Board activities, and candidates for a position as an independent director must meet applicable NYSE independence standards and not have any conflicts of interest with the Company. The Corporate Governance Committee reviews its effectiveness in balancing these criteria when assessing the composition of our Board.

We require all of our directors to annually sign an acknowledgment of their confidentiality obligations and obligations under our insider trading policy and other applicable policies to reinforce their commitment to protect our confidential information and our business reputation and to comply with applicable securities laws.

We seek to attract and retain qualified candidates for Board membership regardless of the origin of recommendation, and there are no differences in the manner in which the Corporate Governance Committee evaluates nominees for director based on whether the nominee is recommended by a shareholder or the Committee itself. The Corporate Governance Committee will consider potential nominees recommended by any record or beneficial shareholder. See “Shareholder and Other Interested Parties Communications-Shareholder Director Recommendations” below.

Code of Business Conduct and Ethics

We adopted a Code of Business Conduct and Ethics that applies to all of our officers, directors and employees, including our principal executive, financial and accounting officers. A complete copy of our Code of Business Conduct and Ethics is available on our website at www.lithia.com. You may request a copy by mail from our Investor Relations Department, Lithia Motors, Inc., 150 N. Bartlett Street, Medford, Oregon 97501. We intend to publicly disclose all amendments to and waivers of the Code of Business Conduct and Ethics on our website.

Board Compensation

Compensation of Directors

Non-Employee Director Compensation. Our directors serve from election at each annual meeting until the following annual meeting or until the director’s successor is elected and qualified. The Compensation Committee annually reviews non-employee director compensation and recommends changes to our Board of Directors. If accepted, any recommended change is effective for the ensuing service year. Accordingly, the actual compensation paid to a non-employee director in a calendar year is generally earned under two separate compensation plans. Except for Sidney B. DeBoer, directors who are employees of the Company are not compensated separately for their service as directors. See “Director Services Agreement with Sidney B. DeBoer,” below. Executive officers of the Company do not recommend or determine non-employee director compensation.

Our non-employee directors are Ms. Cain and Messrs. Becker, Roberts and Robino. Mr. Lam was also a non-employee director for the 2016-2017 service year; he is not standing for re-election in 2017.

We pay a majority of our non-employee directors’ compensation as equity awards. The Compensation Committee believes that paying a majority of the annual compensation in equity provides non-employee directors with a vested interest in our long-term financial success and aligns their interests with those of our shareholders. The compensation structure for our non-employee directors for the 2016-2017 service year was:

•

$60,000 cash plus an additional $25,000 cash each director that serves as a committee chair, lead independent director or as chairman of the Board. In each case, cash amounts are paid in 12 monthly installments over the service period.

•

An award for a number of RSUs, which are settled in shares of our Class A common stock, with a value of $100,000, which increases by an additional $40,000 if the director serves as a committee chair, lead independent director or as chairman of the Board. The number of RSUs awarded is based on the average closing share price for the 40 trading days prior to the award grant date.

We currently grant RSU awards to our non-employee directors immediately after the annual shareholder meeting. The RSU awards vest over one year, with 25% vesting on the first business day of the month after each regularly scheduled quarterly meeting of our Board of Directors if the director continues to serve on that day. All equity grants to non-employee directors are subject to our stock ownership policy. See “Non-Employee Director Stock Ownership Policy; Hedging and Pledging Restrictions” below.

Our Board of Directors believes the compensation of our non-employee directors is equitable, and that by paying most of the non-employee directors’ compensation as equity awards subject to our stock ownership policy we tie the directors’ compensation to shareholder interests. The Compensation Committee periodically engages independent consultants to review the market competitiveness of the compensation paid to the non-employee directors compared to Company peers. The Compensation Committee engaged Willis Towers Watson in February 2016 to help it assess non-employee director compensation for the 2016-2017 Board service year.

Non-Employee Director Compensation Table. The following table summarizes compensation paid to non-employee directors and to Sidney B. DeBoer during calendar year 2016, which represents the 2016 portion of both the 2015-2016 Board term and the 2016-2017 Board term:

Name	Fees Earned or Paid in Cash ($)		Stock Awards ($)(1)	All Other Compensation ($)(2)		Total ($)
Sidney B. DeBoer	$121,464	(3)	$128,046	$1,176,096	(4)	$1,425,606
Thomas R. Becker	85,000		128,046	5,947		218,993
Susan O. Cain	85,000		128,046	3,197		216,243
Shau-wai Lam	59,293		91,496	—		150,789
Kenneth E. Roberts	85,000		128,046	6,453		219,499
David J. Robino (5)	70,833		128,046	—		198,879
William J. Young (5)	14,167		—	—		14,167

(1)

The amounts set forth in this column reflect the grant date fair value of all awards in 2016, including awards that did not vest in 2016. (See Note 10 of Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2016 for the valuation techniques and assumptions and other information related to our stock awards).

(2)	Amounts paid by us on behalf of our Board members for long-term care insurance premiums.
(3)

Under his Director Services Agreement, Mr. DeBoer was paid cash in lieu of a stock award for his service on the Board from January 1, 2016 until the annual meeting of shareholders held in 2016, when he began to receive the same compensation for service as a director as our non-employee directors.

(4)	This amount is related to payments made under Mr. DeBoer's transition agreement, including insurance benefits and car allowances.
(5)	Mr. Young retired from the Board on March 1, 2016 and Mr. Robino was elected to the Board on March 1, 2016. Their respective compensation reflects their service on the Board for a partial year.

The fees reflected in the column “Fees Earned or Paid in Cash” in the above table are the actual fees earned in calendar year 2016. The amounts in the “Stock Awards” column reflect the fair value of awards granted during 2016, even though not fully earned until the completion of the year of service in April 2017.

Equity incentive awards outstanding at December 31, 2016 for each non-employee director were as follows:

Name	Unvested Stock Awards (#)
Sidney B. DeBoer	391
Thomas R. Becker	391
Susan O. Cain	391
Shau-wai Lam	279
Kenneth E. Roberts	391
David J. Robino	391
William J. Young	—

Deferred Compensation Agreements with Non-Employee Directors. We offer our non-employee directors the opportunity to defer receipt of their compensation by entering into a Deferred Compensation Agreement with the Company. Under this agreement, participants, including the non-employee directors, who elect to defer compensation may defer receipt of all or a portion of their cash compensation and any stock award. In 2016, no director elected to defer cash compensation or stock compensation.

Director Service Agreement with Sidney B. DeBoer. We entered into a Director Service Agreement, effective January 1, 2016, with Sidney B. DeBoer. Under the agreement, we paid Mr. Sidney B. DeBoer in cash a prorated portion of $210,000 (the cash equivalent of the annual amount paid in cash and stock to non-employee directors for the 2015-2016 service year). Beginning with the 2016-2017 service year, the Company began paying him (and will continue paying him for so long as he remains a member of the Board) the same compensation, in the same form, as the Company pays to its non-employee directors.

Non-Employee Director Stock Ownership Policy; Hedging and Pledging Restrictions

We expect our non-employee directors to acquire and hold sufficient shares of our common stock to meaningfully share the risks and rewards of ownership with our shareholders. Accordingly, under our Stock Ownership Policy for Directors, non-employee directors are required to acquire and retain the net after-tax shares received as compensation until the director’s accumulated holdings have a market value equal to at least five times the base compensation paid to the director in the then-current service year. If a director ceases to comply with the policy, the director is expected to retain 50% of the net after-tax shares received upon the settlement of any equity incentive award until the stock ownership minimums are attained. In determining compliance with the policy, share ownership includes RSUs subject to time-vesting and indirect share ownership but not unexercised stock options.

Our insider trading policy and our stock ownership policy for executive officers and directors specifies that they may not (1) engage in hedging transactions, including through the use of financial instruments such as prepaid variable forwards, equity swaps, collars and exchange funds or (2) hold Company securities in a margin account or otherwise pledge Company securities as collateral for a loan. In the case of pledging transactions, our Board of Directors may grant exceptions to its anti-pledging policy in circumstances our Board of Directors determines to be not detrimental to the Company. In addition, securities pledged as of March 15, 2013 may continue to be pledged under existing or replacement arrangements. The number of securities that were pledged prior to such date have decreased over time. Sidney B. DeBoer is a member and the manager of Lithia Holding, which has the sole voting and investment power with respect to all of the Company’s Class B common stock; all of the 1,262,231 shares of Class B common stock held by Lithia Holding are pledged by Lithia Holding to secure a loan to Lithia Holding. Kenneth E. Roberts has a line of credit that is secured by the securities held in one of his brokerage accounts, including 59,775 shares of Class A common stock of Lithia; no amounts were drawn on this line of credit as of February 28, 2017. Thomas R. Becker has a line of credit that is secured by the securities held in one of his brokerage accounts, including 50,095 shares of Class A common stock of Lithia; no amounts were drawn on this line of credit as of February 28, 2017.

PROPOSAL NO. 1

Election of Directors

Our Board of Directors has nominated each of the following persons for election as a director:

Nominee Name	Age	Has Been a Director Since/(During)	Independent
Sidney B. DeBoer	73	1968
Thomas R. Becker	65	1997	Yes
Susan O. Cain	62	2009	Yes
Bryan B. DeBoer	50	2008
Kenneth E. Roberts	72	2012	Yes
David J. Robino	57	2016	Yes

Term

If elected, each nominee will hold office until the next annual meeting or until his or her successor is elected and qualified.

Director Replacement and Resignation Policy/Election by Majority Vote

We have no reason to believe that any of the nominees will be unable or unwilling to serve if elected. However, if any nominee should become unable or unwilling to serve, proxies may be voted for another person nominated by our Board of Directors.

Because our Board of Directors is elected by a plurality of votes, it is possible directors can be elected with less than a majority vote in favor of their election. Our Board of Directors has adopted a Director Resignation Policy to address the possibility that, in an uncontested election of directors, a director could be elected with more “withheld” votes than votes cast “for” the director. A director receiving more “withheld” votes than “for” votes must tender his or her resignation from our Board of Directors within five business days after certification of the election results. Within ninety days after receipt of such resignation, the Corporate Governance Committee will consider the resignation offer and make a recommendation to our Board of Directors whether to accept or reject the offer to resign. Our Board of Directors will disclose its decision on a Form 8-K filed with the SEC. The Corporate Governance Committee will not nominate for election any person who in the previous year’s election received more “withheld” votes than votes cast “for” the person. The full Director Resignation Policy is included in our Corporate Governance Guidelines which can be accessed on our website at www.lithia.com.

Biographical Information on our Nominees

Our Board of Directors believes that the combination of the qualifications, skills and experiences of the nominees will contribute to an effective and well-functioning Board. Our Board of Directors and the Corporate Governance Committee believe that individually, and as a group, the nominees possess the necessary qualifications to provide for future oversight of our business consistent with their fiduciary duties to shareholders. Included in each director nominee’s biography, above, is a description of the experience, skills and attributes of each nominee.

Our Board of Directors unanimously recommends a vote FOR

each of the nominees named above.

PROPOSAL NO. 2

Performance Bonus Plan

The Compensation Committee recommended, and the Board of Directors adopted, changes to the Company’s Discretionary Support Services Variable Performance Compensation Plan (the “Performance Bonus Plan”) as follows:

1.	Rename the plan the Performance Bonus Plan.

2.

Alter the maximum award under the plan to read as follows: “Maximum Bonus. The cash bonus that may be paid or accrued for any Participant under the Plan in any calendar year with respect to performance of the Company in any fiscal year shall not exceed $5,000,000. The Committee and the Board of Directors of the Company retain discretion to reduce the amount of the attained bonus amounts for any reason.”

3.	Include additional performance measures.

Previously, the Performance Bonus Plan allowed a maximum grant of up to 150% of an employee’s base salary of up to $1,000,000. We believe fixing the maximum as a dollar amount gives us more flexibility to set appropriate compensation levels for our executives, including some for whom we may want to weight contingent performance bonuses at a level higher than 150% of base salary. The Compensation Committee of our Board authorized maximum cash bonuses that our named executive officers may earn, as a percentage of base salary, in 2017 as follows (see “Compensation Discussion and Analysis-2017 Compensation):

	Target	Maximum
Bryan B. DeBoer	150%	300%
Christopher S. Holzshu	100%	200%
George C. Liang	100%	200%
Scott A. Hillier	100%	200%
John F. North III	75%	150%

With respect to Mr. DeBoer, any portion of the performance bonus authorized to be paid to him above the target level is conditioned on shareholder approval. Mr. DeBoer’s 2017 base salary is $1,000,000 and therefore $1,500,000 of his potential performance bonus is subject to shareholder approval. For other named executive officers for whom the maximum award as a percentage of base salary exceeds the 150% limit in the Performance Bonus Plan before amendment, amounts paid to them in excess of 150% of their base pay, combined with all other compensation not considered “performance-based,” would not exceed the deductibility limits under Section 162(m) in 2017 and therefore the Compensation Committee did not condition their receipt of those amounts on shareholder approval. If the Performance Bonus Plan is not approved, we will continue to make awards under the Performance Bonus Plan as it existed before amendment.

In addition, to ensure performance-based awards remain excluded from deduction limitations contained in Section 162(m) of the Internal Revenue Code of 1986 and related regulations, and because our Compensation Committee has the authority to select shareholder-approved performance criteria each year, shareholders must approve the performance-criteria under the Performance Bonus Plan at least once every five years. The performance criteria under the Performance Bonus Plan were last approved by shareholders in 2013. Shareholder approval of the plan constitutes re-approval of the performance criteria, which means we will not need to seek re-approval of the performance criteria until 2022. When we ask shareholders to re-approve permissible performance goals, we consider whether to refine the goals or add new goals; generally, we believe our Compensation Committee should have a broad array of potential measures so that it has the flexibility to provide targeted incentives to achieve specific individual or Company-wide goals. Subject to shareholder approval, we have added or modified performance goals as follows: manufacturer approvability criteria; return on equity or return on investments; free cash flows; or any performance measure before the effect of asset impairment, gains and losses on the sale of real estate or stores, reserves (including for real estate leases, company-owned service contracts and legal matters), legal settlements, equity investments and related taxes.

Certain provisions of the Performance Bonus Plan are described below. The complete text of the Performance Bonus Plan is attached to this proxy statement as Annex A.

Summary of the Performance Bonus Plan

Purpose: The plan qualifies compensation paid as performance-based compensation that is excluded from the deductibility limits of Section 162(m) of the Internal Revenue Code of 1986 and related regulations.

Administration. The Compensation Committee, which is comprised solely of independent Board members, is responsible for administering the Compensation Plan.

Participants. Each of our named executive officers and other employees designated by the Compensation Committee are eligible to participate in the Performance Bonus Plan. Approximately 62 participants are in the class.

Performance Goals. The Compensation Committee makes performance awards by the earlier of 90 days after the beginning of a performance period or before 25% of the performance period has expired. The Compensation Committee may select from shareholder-approved performance goals with respect to the Company, any business unit of the Company, and may make awards relative to any designated comparison group of companies: (i) revenue, (ii) net margin, (iii) operating income, (iv) operating cash flow, (v) net income before interest, taxes, depreciation and amortization, (vi) net income before interest and taxes, (vii) net income before income taxes, (viii) net income, (ix) new or used vehicle unit or revenue growth rate (based on same-store growth rate), (x) fixed department revenue growth rate (based on same-store revenue growth rate), (xi) sales or service satisfaction scores (percent of same stores equaling or exceeding specified manufacturers’ criteria), (xii) sales responsibility performance (percent of same stores at or above market sales rate thresholds set by specified manufacturers), (xiii) manufacturer approvability criteria, (xiv) financing and insurance revenue or revenue per vehicle, (xv) service, body and parts revenue or revenue per vehicle, (xvi) basic or diluted net income per share, (xvii) basic or diluted net income per share from continuing operations, (xviii) basic or diluted net income per share minus per share dividends and other shareholder distributions, (xix) basic or diluted net income per share from continuing operations minus per share dividends and other shareholder distributions, (xx) basic or diluted net income per share from continuing operations as adjusted to eliminate the effects of asset impairment, gains and losses on the sale of real estate or stores, equity investments and related taxes, (xxi) return on equity or return on investment, (xxii) free cash flows, or (xxiii) any of the foregoing before the effect of acquisitions, divestitures, accounting or tax changes, asset impairment, gains and losses on the sale of real estate or stores, reserves (including for real estate leases, company-owned service contracts and legal matters), legal settlements, equity investments, related taxes, and restructuring and special charges (determined according to criteria established by the Compensation Committee).

Computation of Bonus. The Compensation Committee certifies the attainment of the performance goals for each performance period and the calculation of the bonus amounts.

Maximum Bonus. The maximum bonus that may be paid or accrued for any participant under the plan in any calendar may not exceed $5,000,000. The Committee and the Board of Directors of the Company retain discretion to reduce the amount of the attained bonus amounts for any reason.

Clawback. Recipients of a cash bonus under the plan must reimburse the Company for any performance-based compensation awarded or paid where: (a) the payment was predicated upon achieving financial results that were later the subject of a restatement of the Company’s financial statements and (b) a lower payment would have been made to the recipient based upon the restated financial results. In each case, the Company will, to the extent practicable, seek to recover from the recipient the amount by which the recipient’s award or payment for the relevant period exceeded the lower payment that would have been made based on the restated financial results.

Federal Tax Consequences. For federal income tax purposes, Section 162(m) of the Internal Revenue Code generally prohibits us from deducting employee compensation that otherwise would be deductible to the extent such compensation exceeds $1.0 million for any “covered” employees in any fiscal year. Compensation that is performance-based, as defined in Section 162(m), is not subject to the deductibility limitations if such benefit plan satisfies certain criteria.

Compensation paid under a compensation plan will not be subject to the deduction limit if:

•	it is payable on account of the attainment of pre-established objective performance goals set forth within the plan;

•	the Compensation Committee, which is comprised solely of independent directors, approves the maximum individual awards on or near the beginning of each performance period;

•	the plan, which sets forth the material terms of the compensation and performance goals, is disclosed to and approved by shareholders before payment; and

•	the Compensation Committee certifies that the performance goal has been satisfied before payment.

The Compensation Plan contains provisions for each of the above requirements and is intended to qualify as a performance-based plan under Section 162(m). It is believed that all goals can be objectively determined.

Vote Required

The affirmative vote of a majority of the votes cast at the meeting and entitled to vote on this matter is necessary to approve the Performance Bonus Plan.

The Board of Directors has approved the adoption of the Performance Bonus

Plan, as amended, and unanimously recommends a vote FOR this proposal.

PROPOSAL NO. 3

Performance Criteria Under the

2013 Amended and Restated Stock Incentive Plan

The Compensation Committee recommended, and the Board of Directors adopted, changes to the Company’s 2013 Amended and Restated Stock Incentive Plan (the “Stock Incentive Plan”) as follows:

●

To include additional measures to match the measures in the new Performance Bonus Plan. These measures ensure performance-based awards remain excluded from deduction limitations contained in Section 162(m) of the Internal Revenue Code of 1986 and related regulations.

There are no other changes proposed to the Stock Incentive Plan.

Because our Compensation Committee has the authority to select shareholder-approved performance criteria each year, shareholders must approve the performance criteria under the Stock Incentive Plan at least once every five years. If not approved this year, we would have to seek re-approval of the performance criteria under the Stock Incentive Plan next year. As we describe in Proposal No. 2, we periodically consider whether to refine or add performance goals to ensure our Compensation Committee has a broad choice of tools to achieve desired outcomes. Subject to shareholder approval, we have conformed the performance measures in our Stock Incentive Plan to the measures in our Bonus Plan, which adds or modifies performance goals as follows: manufacturer approvability criteria; return on equity or return on investments; free cash flows; or any performance measure before the effect of asset impairment, gains and losses on the sale of real estate or stores, reserves (including for real estate leases, company-owned service contracts and legal matters), legal settlements, equity investments and related taxes.

2013 Amended and Restated Stock Incentive Plan

We maintain our existing equity plan, the Stock Incentive Plan, for the benefit of our employees, directors and others who provide services to us. The Board of Directors believes the issuance of equity grants provides appropriate long-term incentives and is a critical part of a competitive compensation package for employees. In February 2017, the Compensation Committee and the Board of Directors approved modifying the performance goals under the Stock Incentive Plan and submitting them to shareholders for approval.

Description of the Stock Incentive Plan

The following summary of the Stock Incentive Plan is qualified in its entirety by reference to the terms of the Stock Incentive Plan. A copy of the Stock Incentive Plan is attached to this proxy statement as Annex B.

Eligibility. All employees, officers and directors of the Company and its subsidiaries are eligible to participate in the Stock Incentive Plan. Also eligible are others who contribute to the long-term financial success of the Company. The number of employees who hold outstanding awards under the plan is approximately 190.

Shares Reserved. A total of 3,800,000 shares of Class A Common Stock have previously been approved for issuance under the Stock Incentive Plan.

Administration. The Stock Incentive Plan is administered by the Compensation Committee, which designates from time to time the individuals to whom awards are made, the type and amounts of awards and other terms and conditions of any awards. Subject to the provisions of the Stock Incentive Plan, the Compensation Committee may adopt and amend rules and regulations relating to the administration of the Stock Incentive Plan.

Duration and Amendment of the Stock Incentive Plan. The Stock Incentive Plan will continue until all shares available for issuance under the Stock Incentive Plan have been issued and all restrictions on such shares have lapsed. The Board of Directors may suspend or terminate the Stock Incentive Plan at any time. The Board of Directors may amend the Stock Incentive Plan at any time in any respects, except that shareholder approval is required to increase the number of shares reserved for issuance under the Stock Incentive Plan.

Restricted Share Awards; RSUs. The Stock Incentive Plan authorizes the Compensation Committee to grant stock awards, including restricted share awards and RSUs, in such amounts, for such consideration (including services), subject to any restrictions and on such terms as the Compensation Committee may determine.

Stock Options. The Stock Incentive Plan authorizes the Compensation Committee to grant options and determine the persons to whom options are granted, the option price, the number of shares subject to each option, the period of each option, the times at which options may be exercised and whether the option is an Incentive Stock Option (“ISO”), as defined in Section 422 of the Code, or an option other than an ISO (a “Non-Statutory Stock Option”). The option price cannot be less than the fair market value of the Class A Common Stock on the date of grant. If an optionee of an ISO at the time of grant owns stock possessing more than 10% of the combined voting power of the Company, the option price may not be less than 110% of the fair market value of the Class A Common Stock on the date of grant. The aggregate fair market value, on the date of the grant, of the stock for which ISOs are exercisable for the first time by an employee during any calendar year may not exceed $100,000. No monetary consideration is paid to the Company upon the granting of options. Options granted under the Stock Incentive Plan generally continue in effect for the period fixed by the Compensation Committee, except that ISOs are not exercisable after the expiration of ten years from the date of grant or five years in the case of 10% shareholders. Options are exercisable in accordance with the terms of an option agreement entered into at the time of grant and, except as otherwise determined by the Compensation Committee with respect to a Non-Statutory Stock Option, are nontransferable except on death of a holder. Options may be exercised only while an optionee is employed by or in the service of the Company or a subsidiary or within a specified period following termination of employment or service. The purchase price for each share purchased pursuant to exercise of options must be paid in cash or, with the consent of the Compensation Committee, in whole or in part in shares of Class A Common Stock. With the consent of the Committee, an optionee may request the Company to withhold shares from the exercise to cover required tax withholding or to apply the shares to be received on exercise of a portion of an option to satisfy the exercise price for additional portions of the option. Upon the exercise of an option, the number of shares subject to the option and the number of shares available for issuance under the Stock Incentive Plan will be reduced by the number of shares issued upon exercise of the option. Option shares that are not purchased prior to the expiration, termination or cancellation of the related option will become available for future awards under the Stock Incentive Plan.

Stock Appreciation Rights. Stock appreciation rights (“SARs”) may be granted under the Stock Incentive Plan. SARs may, but need not, be granted in connection with an option grant. A SAR gives the holder the right to payment from the Company of an amount equal in value to the excess of fair market value on the date of exercise of a share of Class A Common Stock of the Company over its fair market value on the date of grant, or if granted in connection with an option, the option price per share under the option to which the SAR relates. A SAR is exercisable only at the time or times established by the Compensation Committee. If a SAR is granted in connection with an option it is exercisable only to the extent and on the same conditions that the related option is exercisable. Payment by the Company upon exercise of a SAR may be made in Class A Common Stock of the Company valued at its fair market value, in cash, or partly in stock and partly in cash, as determined by the Compensation Committee. With the consent of the Compensation Committee, a participant may request the Company to withhold shares from the exercise to cover required tax withholding. Upon the exercise of a stock-based SAR, the number of shares available for issuance under the Stock Incentive Plan will be reduced by the number of shares issued upon exercise of the SAR. If a SAR is not exercised prior to the expiration, termination or cancellation of the SAR, the unissued shares subject to the SAR will become available for future awards under the Stock Incentive Plan. Cash payments for SARs will not reduce the number of shares available for awards under the Stock Incentive Plan.

Performance-Based Awards. The Compensation Committee may grant performance-based awards. All or part of the awards will be earned if performance goals established by the Compensation Committee for the period covered by the award are met and the recipient satisfies any other restrictions established by the Compensation Committee. For awards intended to qualify as performance-based awards under Section 162(m) of the Code, the performance goals may be based on one or more targeted levels of performance with respect to one or more of the following objective measures with respect to the Company or any subsidiary, division or other unit of the Company, and which may be relative to any designated comparison group of companies: (i) revenue, (ii) net margin, (iii) operating income, (iv) operating cash flow, (v) net income before interest, taxes, depreciation and amortization, (vi) net income before interest and taxes, (vii) net income before income taxes, (viii) net income, (ix) new or used vehicle unit or revenue growth rate (based on same-store growth rate), (x) fixed department revenue growth rate (based on same-store revenue growth rate), (xi) sales or service satisfaction scores (percent of same stores equaling or exceeding specified manufacturers’ criteria), (xii) sales responsibility performance (percent of same stores at or above market sales rate thresholds set by specified manufacturers), (xiii) manufacturer approvability criteria, (xiv) financing and insurance revenue or revenue per vehicle, (xv) service, body and parts revenue or revenue per vehicle, (xvi) basic or diluted net income per share, (xvii) basic or diluted net income per share from continuing operations, (xviii) basic or diluted net income per share minus per share dividends and other shareholder distributions, (xix) basic or diluted net income per share from continuing operations minus per share dividends and other shareholder distributions, (xix) basic or diluted net income per share from continuing operations as adjusted to eliminate the effects of asset impairment, gains and losses on the sale of real estate or stores, equity investments and related taxes, (xx) return on equity or return on investment, (xxii) free cash flows, or (xxiii) any of the foregoing before the effect of acquisitions, divestitures, accounting or tax changes, asset impairment, gains and losses on the sale of real estate or stores, reserves (including for real estate leases, company-owned service contracts and legal matters), legal settlements, equity investments, related taxes, and restructuring and special charges (determined according to criteria established by the Compensation Committee).

For performance based awards not intended to qualify under Section 162(m) of the Code, any performance criteria selected by the Compensation Committee may be used.

Maximum Limits on Awards. No participant may be granted awards under the Stock Incentive Plan in any calendar year that provide for the issuance, in the aggregate, of more than 200,000 shares of Class A Common Stock. No non-management director may be granted awards under the Stock Incentive Plan in any calendar year that provide for the issuance, in the aggregate, of more than 10,000 shares of Class A Common Stock.

Repricing Prohibition. The Stock Incentive Plan provides that, unless shareholder approval is obtained, no stock option may be (1) amended to reduce the exercise price or (2) canceled in exchange for cash or another award at a time when the exercise price of the option exceeds the fair market value of the Class A Common Stock.

Changes in Capital Structure. The Stock Incentive Plan provides that if the outstanding Class A Common Stock of the Company is increased, decreased, changed into or exchanged for a different number or kind of shares or other securities of the Company or of another corporation by reason of any certain changes in the capital structure, appropriate adjustment will be made by the Compensation Committee in the number and kind of shares available for awards under the Stock Incentive Plan. In addition, the Compensation Committee will make appropriate adjustments in outstanding options and SARs. In the event of dissolution of the Company or certain mergers, consolidations or plans of exchange affecting the Company, all outstanding Stock Options and SARs that were awarded pursuant to will terminate effective as of the effective date of such transaction, unless and only to the extent that the terms and conditions of the transaction expressly provide either for the continuation of such Stock Options and SARs or the issuance of substitute awards under a plan of the acquiring or surviving entity. The terms and conditions of the transaction may provide for the assumption of outstanding performance-based awards, restricted stock and RSUs that have not fully vested by the surviving corporation. Agreements that evidence awards may, in the sole discretion of the Compensation Committee, provide for the acceleration of vesting of the awards, either in whole or in part. In addition, the Compensation Committee shall have the power to accelerate the vesting of any awards in its sole discretion in connection with any such transactions.

Claw-back Provisions. Awards are subjected to a “claw-back” in the event a restatement of our financial performance would result in a failure to achieve the performance objective set for the vesting of any such award.

Stock Incentive Plan Benefits. Information regarding performance-based RSUs granted in 2016 to the NEOs is set forth in “Grants of Plan-Based Awards in 2016” below. Information regarding RSUs granted in 2016 to nonemployee directors is set forth in “Compensation of Directors” above. RSUs for a total of 46,865 shares were granted in 2016 to all executive officers as a group. RSUs for a total of 97,287 shares were granted in 2016 to employees who are not executive officers.

Tax Consequences. Certain options authorized to be granted under the Stock Incentive Plan are intended to qualify as ISOs for federal income tax purposes. Under federal income tax law currently in effect, the optionee will recognize no regular income upon grant or exercise of the ISO. The amount by which the market value of shares issued upon exercise of an ISO exceeds the exercise price, however, is included in the optionee’s alternative minimum taxable income and may, under certain conditions, be taxed under the alternative minimum tax. If an employee exercises an ISO and does not dispose of any of the option shares within two years following the date of grant and within one year following the date of exercise, then any gain realized upon subsequent disposition of the shares will be treated as income from the sale or exchange of a capital asset. If an employee disposes of shares acquired upon exercise of an ISO before the expiration of either the one-year holding period or the two-year waiting period, any amount realized will be taxable as ordinary compensation income in the year of such disqualifying disposition to the extent that the lesser of the fair market value of the shares on the exercise date or the fair market value of the shares on the date of disposition exceeds the exercise price. The Company will not be allowed any deduction for federal income tax purposes at either the time of the grant or exercise of an ISO. Upon any disqualifying disposition by an employee, the Company will generally be entitled to a deduction to the extent the employee realized ordinary income.

Certain options authorized to be granted under the Stock Incentive Plan will be treated as Non-Statutory Stock Options for federal income tax purposes. Under federal income tax law presently in effect, no income is generally realized by the grantee of a Non-Statutory Stock Option until the option is exercised. At the time of exercise of a Non-Statutory Stock Option, the optionee will realize ordinary compensation income, and the Company will generally be entitled to a deduction, in the amount by which the market value of the shares subject to the option at the time of exercise exceeds the exercise price. The Company is required to withhold on the income amount. Upon the sale of shares acquired upon exercise of a Non-Statutory Stock Option, the excess of the amount realized from the sale over the market value of the shares on the date of exercise will be taxable.

An employee who receives stock in connection with the performance of services will generally realize taxable income at the time of receipt unless the shares are not substantially vested for purposes of Section 83 of the Code and no Section 83(b) election is made. If the shares are not vested at the time of receipt, the employee will realize taxable income in each year in which a portion of the shares substantially vest, unless the employee elects under Section 83(b) of the Code within 30 days after the original transfer. The Company generally will be entitled to a tax deduction in the amount includable as income by the employee at the same time or times as the employee recognizes income with respect to the shares. The Company is required to withhold on the income amount.

On exercise of a SAR, the amount realized by the holder will, for federal tax purposes, be taxed as ordinary income, and the Company will generally be allowed to take a deduction for such amount. The SAR holder is subject to withholding on such income.

Section 162(m) of the Code limits to $1,000,000 per person the amount that the Company may deduct for compensation paid to any of its NEOs (other than the chief financial officer) in any year. Under IRS regulations, compensation received through the exercise of an option or SAR will not be subject to the $1,000,000 limit if the option or SAR and the plan pursuant to which it is granted meet certain requirements. One requirement is shareholder approval at least once every five years of a per-participant limit on the number of shares as to which options and SARs may be granted. Approval of this proposal will constitute approval of the per-participant limit under the Stock Incentive Plan. Other requirements are that the option or SAR be granted by a committee of at least two outside directors and that the exercise price of the option or SAR be not less than fair market value of the Common Stock on the date of grant. Accordingly, the Company believes that if this proposal is approved by shareholders, compensation received on exercise of options and SARs granted under the Stock Incentive Plan in compliance with all of the above requirements will be exempt from the $1,000,000 deduction limit.

Under IRS regulations, compensation received through a performance-based award will not be subject to the $1,000,000 limit under Section 162(m) of the Code if the performance-based award and the Stock Incentive Plan meet certain requirements. One of these requirements is shareholder approval at least once every five years of the performance criteria upon which award payouts are based and the maximum amount payable under awards, both of which are set forth in the Stock Incentive Plan. Approval of this proposal will constitute approval of the performance criteria and the limit on the maximum amount of awards that may be granted to any participant in a calendar year. Other requirements are that objective performance goals and the amounts payable upon achievement of the goals be established by a committee of at least two outside directors and that no discretion be retained to increase the amount payable under the awards. The Company believes that, if this proposal is approved by the shareholders, compensation received on vesting of performance-based awards granted under the Stock Incentive Plan in compliance with all of the above requirements will not be subject to the $1,000,000 deduction limit.

Equity Compensation Plan Information

The following table summarizes equity securities authorized for issuance as of December 31, 2016.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted average exercise price of outstanding options, warrants and rights (b)	Number of Securities to be issued upon vesting of restricted stock units (c) (1)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (d) (2)
Equity compensation plans approved by shareholders	—	—	298,984	1,860,156
Equity compensation plans not approved by shareholders	—	—	—	—
Total	—	—	298,984	1,860,156
(1)	There is no exercise price associated with our restricted stock units. The total weighted average exercise price is shown with respect to options only.
(2)	Includes 1,487,405 shares available pursuant to our Stock Incentive Plan and 372,751 shares available pursuant to our Employee Stock Purchase Plan.

The Board of Directors recommends a vote in favor of Approval of the Performance Criteria under the

2013 Amended and Restated Stock Incentive Plan.

PROPOSAL NO. 4

Advisory vote on the compensation of our named executive officers, as disclosed pursuant to Item 402 of Regulation S-K.

We are asking shareholders to approve the following advisory resolution on the executive compensation reported in this proxy statement:

RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed in the Compensation Discussion and Analysis, the Summary Compensation Table and related tables, notes and narrative discussion in the Proxy Statement for the Company’s 2017 Annual Meeting of Shareholders, is approved.

The advisory vote, which is required by Section 14A of the Securities Exchange Act, is a vote to approve or disapprove the overall compensation package of our executive officers and not any one specific element of the compensation package or on the compensation received by any one person. The advisory vote is non-binding and does not overrule a decision by the Company, our Board of Directors or the Compensation Committee or create or imply any additional fiduciary duty for our officers or directors. However, the Compensation Committee and Board will review and consider the results of the advisory vote when making future decisions about executive compensation. Because we typically determine annual compensation before the advisory vote on the prior year’s compensation is cast, however, if we determine to make a change in our practices based on shareholder feedback, there may be a delay in implementing those changes.

At our 2016 Annual Meeting of Shareholders, over 99% of the advisory votes cast on the compensation of our named executive officers, as disclosed in the Compensation Discussion and Analysis, the Summary Compensation Table and related tables, notes and narrative discussion in the Proxy Statement for our 2016 Annual Meeting of Shareholders, were cast “for” that compensation. The Compensation Committee considered this shareholder approval when it determined 2017 compensation. Based on the approval and on our belief that our compensation philosophy, programs and practices in 2015 were effective in promoting our strong financial performance, we did not make material changes to the philosophy, programs or practices in 2016. The increases we made to the amount of compensation that we paid to our executives between 2015 and 2016 reflect our improved financial performance and increased responsibility and experience of our executives.

We urge shareholders to read the detailed information about our compensation philosophy and objectives included in Compensation Discussion and Analysis (“CD&A”), below, which provides context for the Summary Compensation Table beginning on page 39 and related information. As discussed in the CD&A, we believe our compensation programs align the interests of our executives and our shareholders, help us attract and retain experienced executive talent, and focus our executives on performance and achievement of our short-, mid- and long-term strategic goals and objectives. We believe the overall compensation paid in 2016 was appropriate, particularly considering our financial results in 2016.

Our Board of Directors unanimously recommends a vote FOR the advisory resolution to approve the compensation of our named executive officers.

PROPOSAL NO. 5

Advisory vote on the frequency of advisory shareholder voting on the compensation of our named executive officers.

Shareholders have the opportunity, once every six years, to advise the Board of Directors, in a non-binding vote, whether we should conduct an advisory vote on executive compensation of our named executive officers every one, two or three years. The last vote was held at the annual meeting of shareholders in 2011.

Our compensation strategies relate both to short-term and longer-term business outcomes, and we believe that compensation is best considered over a period of years. Nonetheless, we make compensation decisions annually and believe that an annual advisory vote on executive compensation may provide useful feedback on our compensation programs. The Board of Directors has determined that holding an advisory vote on executive compensation every year is the most appropriate policy for us at this time, and recommends that shareholders vote for future advisory votes on executive compensation to occur each year.

Shareholders may specify one of four choices for this proposal on the proxy card: one year, two years, three years or abstain. The Board of Directors and the Compensation Committee recommends a vote in favor of “one year” with respect to the frequency to conduct future advisory votes on executive compensation.

Shareholders are not voting to approve or disapprove the Board’s recommendation. Although non-binding, the Board of Directors and the Compensation Committee will take into account the outcome of the vote when deciding how often we conduct an advisory shareholder vote on our executive compensation. Notwithstanding the Board’s recommendation and the outcome of the shareholder vote, the Board of Directors may, in the future, decide to conduct advisory votes on a more or less frequent basis and may vary its practice based on factors such as discussions with shareholders and the adoption of material changes to compensation programs.

The Board of Directors recommends a vote in favor of “one year” with respect to the frequency to conduct future advisory votes on executive compensation.

Compensation Discussion and Analysis

Named Executive Officers

This section discusses our compensation programs and the compensation paid in 2016 to our Chief Executive Officer, Chief Financial Officer and next three highest-paid executives (named executive officers, or NEOs). The following table identifies our NEOs, the positions they hold and the year in which they became an employee. Our officers are elected by our Board of Directors. (See “Directors, Nominees and Executive Officers” for more complete biographical and background information on our NEOs).

Name	Age	Current Position(s)	With Company Since
Bryan B. DeBoer	50	President and Chief Executive Officer	1989
Christopher S. Holzshu (1)	43	Executive Vice President	2003
Scott A. Hillier	54	Senior Vice President	1986
George C. Liang	61	Senior Vice President	2014
John F. North III (2)	39	Chief Financial Officer	2002

1.	In 2016, Mr. Holzshu was Senior Vice President and Chief Financial Officer. Mr. Holzshu became Executive Vice President and Chief Human Resources Officer on January 1, 2017.
2.	In 2016, Mr. North was Vice President of Finance and Chief Accounting Officer. Mr. North became Senior Vice President and Chief Financial Officer on January 1, 2017.

Executive Summary

Compensation Philosophy

Lithia’s compensation program supports the Company’s mission, vision and values and aligns incentives with the execution of our business strategy and rewards performance at graduated levels. Lithia’s compensation program is designed to attract and retain high-performing employees who drive the Company’s long-term success. We strive to do this by providing a market-competitive base salary and performance-based short- and long-term incentive compensation (e.g. bonus, equity, retirement and other benefits).

Mission, Vision and Values

Our Mission: Driven by our people and preferred by our customers, we are the leading automotive retailer in each of our markets. Our entrepreneurial culture is the foundation of our business strategy. We support independence and variation in operating models to unleash the potential of all our people. Trust in each other is key to making decisions that will be in the long-term best interests of the Company. We strive for high customer retention and strong market share while controlling costs to yield exceptional profit performance.

Our Vision: to be the highest performing automotive retailer relies on everyone’s full engagement. We foster a high-achievement culture and recognize we are successful when all employees are engaged to achieve common goals. For this reason, our compensation goals weight broad measures such as earnings per share that capture every employee’s contribution.

Our Values guide us in developing our people, serving our customers, and growing our Company. Working together, we create a welcoming environment to ensure positive experiences that Earn Customers for Life. We take Personal Ownership for our results. By remaining humble when we succeed and confident when we face challenges, we find new possibilities. Our desire to Improve Constantly spurs innovation, personal motivation and high performance. Having Fun accelerates our enthusiasm for customers, cars, each other, and our Company.

Our Road to Success

To achieve our mission of being the leading automotive retailer in each of our markets, we focus on the growth and increasing revenues in all business lines:

•      capturing a greater percentage of overall new market vehicle sales in our markets;

•      capitalizing on a used vehicle market that is approximately three times larger than the new vehicle market;

•      growing our service, body and parts revenues as units in operations increase;

•      leveraging our cost structure as revenues increase;

•      diversifying our franchise mix and geographic risk through acquisitions;

•      integrating acquired stores to achieve targeted returns;

•      increasing our return to investors through dividends and strategic share buy-backs;

•      utilizing prudent cash management, including investing capital to produce accretive returns; and

•      managing our balance sheet to prepare for future expansion opportunities and to be prepared for market downturns.

YEAR IN REVIEW

In 2016, we continued to build upon our three cornerstones of success: operational growth, acquisition opportunities and financial discipline. The table below highlights selected results that determined performance-based compensation in 2016. Certain of the financial measures differ from measures calculated in accordance with generally accepted accounting principles in the United States ("GAAP"). We reconcile adjusted pre-tax profit, adjusted earnings per share and free cash flow to the most comparable GAAP measures on page 30.

	2016		2015		2014
Pre-tax profit, as reported	$283.5	M	$262.7	M	$210.5	M
Adjusted pre-tax profit	$307.5	M	$302.1	M	$218.9	M
Diluted earnings per share from continuing operations, as reported	7.72		6.91		5.14
Adjusted earnings per share from continuing operations	7.72		7.30		5.26
Free cash flow	$144.1	M	$101.9	M	$128.0	M
Liquidity	$356.8	M	$337.7	M	$209.7	M
Leverage ratio	2.1		1.8		2.6
New vehicle unit sales	145,772		137,486		91,104
Rate for manufacturer sales responsibility attainment	110.0%		108.2%		107.8%
Used retail vehicle same store unit sales increase	9.5%		9.3%		8.0%
Service, body and parts same store sales increase	8.6%		10.3%		11.3%
Sales satisfaction index (SSI)	99.8%		99.9%		100.5%
Service satisfaction index (CSI)	99.4%		99.3%		100.1%

Our store personnel focus on opportunities in service and used vehicles. We have been actively pursuing acquisitions and added stores with an aggregate of over $1 billion in additional annual revenues in 2016. Overall revenue exceeded $8.6 billion in 2016, an increase of 10.3% over 2015, and we had record adjusted earnings per share of $7.72. Finally, balancing investment with shareholder return, we distributed approximately $24 million to shareholders as cash dividends based on 2016 results and repurchased approximately $110 million of stock under our share repurchase program.

Compensation Committee Processes

The Compensation Committee reviews the compensation philosophy and policies that govern the Company’s executive compensation programs, with particular focus on the compensation of our CEO and other executive officers. The Compensation Committee:

•	adopts and guides processes for the performance and compensation management of the CEO;
•

recommends and guides processes for the performance and compensation management of the executives in positions that could conceivably succeed the CEO, all for the recommendation and approval of the Board of Directors; and

•	oversees any other human resources actions impacting the CEO or the executives in positions that could conceivably succeed the CEO.

The Compensation Committee oversees the Company’s strategic goals and objectives relevant to compensation, the compensation components, performance evaluations, succession planning and related matters of all executive management. The Committee administers the Company’s stock incentive plans, stock purchase plans, other equity incentive plans, profit sharing plans, and pension plans.

Compensation Program Risk Assessment

Our Board of Directors and the Compensation Committee are required to assess whether our compensation policies and practices, including our performance-based compensation practices, encourage executives or other employees to take unnecessary or unreasonable risks that could threaten the long-term value of the Company or that are reasonably likely to have a material adverse effect on the Company. Management believes that our practices adequately manage this risk because:

•	our executive compensation plan is benchmarked to an independent compensation survey;
•	we provide competitive fixed compensation in the form of base salary based on our market survey;
•

the primary criteria we use for performance compensation components are based on “bottom line” measures such as pre-tax profit and earnings per share, which we believe are less susceptible to manipulation for short-term gain than are “top line” measures;

•	cash bonuses are capped;
•	the incentive plans for executive management put weight on Company-wide or divisional performance measures;
•	our cash bonus plan preserves discretion to permit the Compensation Committee to elect not to pay otherwise achieved bonus amounts for any reason;
•	a meaningful component of compensation is equity grants with extended vesting periods designed to ensure that our executives value and focus on the Company’s long-term performance;
•	NEOs have equity positions in Lithia and are subject to stock ownership policies, which we believe increases their focus on long-term shareholder value; and
•	executive compensation is subject to “claw-back” upon a financial restatement.

Compensation Performance:

The Company aligns performance compensation with objectives that the management team can control. These include objectives such as pre-tax profit, earnings per share, and manufacturer approvability for open points and acquisitions, which are typically based on financial performance and manufacturer-set performance benchmarks including new vehicle sales, service retention and customer satisfaction metrics.

The Company periodically assesses how CEO compensation relates to Total Shareholder Return ("TSR") over historical pay periods. However, because TSR reflects both earnings per share and outside market pressures (e.g. interest rates, unemployment, national sales, gas prices and political issues), the Company believes forward-looking earnings per share targets are more appropriate metrics for assessing CEO compensation.

The following shows Lithia’s CEO total direct compensation and one-year TSR ranking in relation to members of Lithia’s two peer groups in 2015, which is the most recent information available. Lithia’s CEO compensation is on the mid-range of the peer groups while Lithia’s TSR Performance is the highest.

2015 CEO Pay Alignment

The following charts shows the Company’s TSR in relation to all peers within the Institutional Shareholder Services ("ISS") and Auto Retailer & Industry peer groups for the one and three year periods ending December 31, 2016. For the past several years, the Company has been in the top ten percent in TSR annual growth compared to its peer groups. In 2016, however, the Company is closer to the middle range in TSR performance, but we believe that market volatility and short-term expectations in 2015 created a short-term performance adjustment.

2016 TSR Performance as of December 31, 2016

GAAP Reconciliation Tables

	As of December 31,
Reconciliation of Adjusted Pre-tax Profit	2016	2015	2014
Income from continuing operations before income taxes, as reported	$283,523	$262,704	$210,495
Income from discontinued operations before income taxes	—	—	5,277
Non-operating transactions:
Disposal gains	(1,087)	(5,919)	(5,744)
Asset impairments	—	3,603	—
Reserve adjustments	3,936	—	3,931
Equity investment impairment	22,254	23,451	3,013
Transition agreement	—	18,296	—
Acquisition costs	—	—	1,865
Gain on real estate disposals	(1,101)	(8)	29
Adjusted Pre-tax Profit	$307,525	$302,127	$218,866

	As of December 31,
Reconciliation of Adjusted Diluted Net Income per Share	2016	2015	2014
Diluted net income per share, continuing operations as reported	$7.72	$6.91	$5.14
Diluted net income per share, discontinued operations as reported	—	—	0.12
Non-operating transactions:
Disposal gains	(0.03)	(0.14)	(0.13)
Asset impairments	—	0.08	—
Reserve adjustments	0.03	—	0.09
Transition agreement	—	0.45	—
Acquisition costs	—	—	0.04
Diluted net income per share, adjusted	$7.72	$7.30	$5.26

	As of December 31,
Reconciliation of Free Cash Flow	2016	2015	2014
Net cash provided by operating activities	$86,516	$74,539	$30,967
Add: Net borrowings on floor plan notes payable: non-trade	252,893	136,201	440,341
Less: Borrowings on floor plan notes payable: non-trade associated with acquired new vehicle inventory	(94,550)	(25,642)	(257,363)
Less: Capital expenditures	(100,761)	(83,244)	(85,983)
Total free cash flow	$144,098	$101,854	$127,962

	As of December 31,
Liquidity	2016	2015	2014
Cash and cash equivalents	$50,282	$45,008	$29,898
Available credit on the credit facilities	138,090	134,120	70,391
Total current available funds	188,372	179,128	100,289
Estimated funds from un-financed real estate	168,383	158,605	109,434
Total estimated available funds	$356,755	$337,733	$209,723

	As of December 31,
Leverage Ratio	2016	2015	2014
Total debt, excluding flooring interest	$790,881	$643,186	$640,978
Net income from continuing operations, as reported	$197,058	$182,999	$135,540
Add: Income tax provision	86,465	79,705	74,955
Add: Other interest expense	23,207	19,491	10,742
Add: Depreciation and amortization	49,369	41,600	26,363
Add: Non-operating adjustments from table above	24,002	39,423	3,094
EBITDA, excluding flooring interest	$380,101	$363,218	$250,694
Total debt / EBITDA	2.1	1.8	2.6

PEER GROUPS AND PAY TARGETING

Peer Selection Methodology, Rationale and Comparison

We generally benchmark overall annual compensation for executives at the mean of the most recent ISS Peer Group because we believe this group best represents our competition for executive talent. The ISS Peer Group is determined each year by ISS using a defined methodology that identifies companies reasonably similar to Lithia in terms of industry profile, size, and market capitalization. ISS’s methodology draws peers from a subject company's Global Industry Classification Standard (“GICS”) group and from GICS groups represented in the Company's peer group, while maintaining the approximate proportions of these industries in the final peer group where possible. We also compare compensation practices to our peers in the auto retail and auto-related sector to help us identify and consider sector-specific compensation trends and practices.

REMUNERATION

Pay Mix, Performance Metric, and Goal Setting

After we establish target TDC levels for each executive officer, we allocate TDC between the following components, depending on the individual. We believe that as an employee moves into higher level positions in the Company, base pay should become a smaller component of overall TDC. We use competitive information as a guide, and consider current position performance, succession planning and retention needs, before we allocate total direct compensation.

•

Base Salary (short-term): A competitive market salary that sufficiently covers a fixed income component the employee can rely on. The fixed salary is set at a level that provides the ability to attract talent and promotes long-term retention. Annual base salary changes typically commence January 1.

•

Bonus (short-term): The bonus compensation plan is tied to quantitative performance objectives, and is set at least annually by management and the Board of Directors to support growth in the Company’s profitability, maximize our capital deployment strategies, and increase share value. The Compensation Committee, along with senior management, establishes performance targets and performance periods for awards, and it may base performance goals on a wide array of Company or business unit performance measures, including measures of revenue, operating income or cash flows, profit or profit margins, and manufacturer sales and services satisfaction scores. Although the Compensation Committee believes that financial performance should be the most significant determinant of executive compensation, the Committee may also take into account other factors that drive long-term value for shareholders when it establishes performance targets including customer satisfaction, new and used vehicle sales growth and growth in fixed operations. We use short and mid-term earnings forecasts, analyst estimates, and strategic planning needs to set the profit objectives each period. We believe using earnings per share and other measures that promote high performance and profitable growth is critical. Because the payments under the plan are purely performance-based, prior compensation received under the plan is not typically taken into consideration when setting new performance targets under the plan. At the end of each performance period, the Compensation Committee reviews our Internal Audit Department’s determination of the extent to which targets have been met. That determination is based on GAAP, to the extent applicable, and is typically adjusted for non-operational transactions, disposal activities and related income tax adjustments. Bonus compensation is intended to reward employee contribution for attaining short-term objectives and to promote continued focus on high performance. The Compensation Committee has negative discretion to reduce performance-based awards. The Compensation Committee also may award discretionary bonuses when an executive’s or employee’s performance merits it. Bonuses approved by the Compensation Committee are typically paid in the quarter after the measurement period.

•

Stock-Based Compensation (long-term): We leverage our public company status to offer stock-based compensation that rewards employees for achieving Company quantitative financial performance objectives set annually by management and our Compensation Committee. Additional non-financial performance criteria may be added to enhance or reduce the award based on attainment of predetermined objectives. We use stock-based compensation to retain key executives and other employees by subjecting awards to multi-year vesting period.

We typically award restricted stock units (“RSUs”), rather than stock options, because RSUs motivate performance of the employee and give value as compensation regardless of the trading value of the stock at a given point in time. Because Lithia’s stock price has been volatile, the value of stock options can fluctuate wildly over a short period. We believe this unnecessarily distracts employees and reduces their incentive to continuously improve the operations of the business whenever market prices dip below the option exercise price.

For senior management, we award performance- and time-vesting RSUs. Typically, performance is based on annual financial performance measures and the portion of the RSU that is earned based on performance is subject to time-vesting over a multi-year period. For the past several years, we have used annual adjusted earnings per share as the measure of performance because it is a useful measure of our overall profitability and is strongly correlated to changes in our stock price, and we have determined the appropriate target levels based on external analyst guidance and our own internal forecasts. RSUs are “earned” at graduated levels of performance. In determining attainment levels, we adjust earnings per share to exclude non-operating transactions or disposal activities such as asset impairment and disposal gain; gains or losses on the sale of real estate or stores; gains or losses on equity investment; and related income tax adjustments. We make these adjustments because they result in a better measure of our operational performance and create a figure that is more useful for analyzing trends and making comparisons between periods. We typically determine RSU award values as a percentage of an executive’s base salary, after reviewing peer data, the executive’s performance and other factors.

•

Supplemental Executive Retirement Plan (long-term): We maintain a non-qualified deferred compensation plan, the Executive Management Non-Qualified Deferred Compensation and Long-Term Incentive Plan (“Retirement Plan”), for our management group, including our NEOs. We believe the plan provides a cost-effective retirement program to provide key employees secure funds for retirement at age 62-65, and helps us recruit and retain key personnel and aids in our succession planning. The Compensation Committee typically makes discretionary contributions to the plan, after consulting with management, for the benefit of any participant, and it decides whether to do so and sets the amount of any contribution based on our operating performance for the prior year, the executive’s base salary and other factors, including transition planning. The Retirement Plan helps with executive retention because discretionary contributions vest over seven years. Amounts in the discretionary contribution account fully vest upon a change in control, as defined in the plan, and upon the participant’s death or disability.

Vesting accelerates to 70% at age 62 and to 100% at age 65. Individual contributions discontinue after age 61. Eligible employees may elect annually to defer up to 50% of their base salary and 100% of their performance bonus under the Retirement Plan. The minimum deferral amount for any deferral period is $5,000. The Compensation Committee may change these minimums and maximums from time to time upon written notice. A participant is 100% vested in amounts the participant elects to defer. Balances in the plan for all participants are credited on a monthly basis with an earnings rate determined by the Compensation Committee annually. Generally, the balance in a participant’s discretionary contributions account will be paid out over a 10-year period after separation from service. Generally, deferral contributions will be paid after separation from service and in the form as elected in the participant’s election relating to the applicable deferral period. We use corporate-owned life insurance to fund our obligations, excluding any participant-elected deferred income, under the Retirement Plan.

•

Other Benefits: Additional other compensation benefits that are industry-standard or enhance the competitiveness of compensation for key employees include a vehicle allowance, long term care assistance, long term disability insurance, and life and accidental death and dismemberment insurance.

Tax Implications

The Company considers the effects of Section 162(m) of the Internal Revenue Code, which, generally, denies publicly held companies a tax deduction for annual compensation in excess of $1 million paid to their Chief Executive Officer or any of their three other most highly compensated corporate officers, other than the Chief Financial Officer, who are employed on the last day of a given year, unless their compensation is based on performance criteria that are established by a compensation committee made up of outside directors and approved, as to their material terms, by their shareholders. The Company may pay compensation that is not deductible under Section 162(m) if it believes non-deductible compensation better achieves its goals.

Additional Compensation Policies

We have the following compensation policies, which mitigate certain of the risks we face from the performance-based compensation that we offer.

Claw-backs. Compensation that we pay based on performance, including amounts paid to our NEO’s, is subject to a “claw-back” if we restate our financial statements and if less cash compensation should have been paid or fewer RSUs should have been issued based on the restated measures.

Stock Ownership Policy. Our NEOs are expected to acquire and hold, within five years after becoming an NEO, shares of our Class A common stock with a market value equal to at least five times their base salary; other officers, at the Vice President level or above, are expected to acquire and hold, within five years of becoming a Vice President or above, shares of our Class A common stock with a market value equal to at least two times their base salary. If an officer ceases to comply with the policy, either because the person’s salary is increased or the value of our shares decreases, that person is expected to retain 50% of the net after-tax shares received upon the settlement of any equity incentive award until the stock ownership minimums are attained. In determining compliance with the policy, share ownership includes RSUs subject only to time-vesting and indirect share ownership but not unexercised stock options. Our stock ownership policy more closely aligns the interests of our NEOs with the interests of our shareholders and exposes our NEOs and other officers to downside equity performance risk.

Negative Discretion of the Compensation Committee. The Compensation Committee has discretion to reduce cash bonus amounts even if performance levels specified in the award are attained.

Independent Compensation Consultant and Peer Group Comparison

Independent Compensation Consultant. In 2015, in connection with determining 2016 compensation, our Compensation Committee engaged compensation consultant Willis Towers Watson to prepare a report on the market competitiveness of the compensation paid to our CEO and certain other executives. The Compensation Committee annually assesses whether its compensation consultants are independent. The Committee has reviewed the independence of Willis Towers Watson and determined that its work has not raised any conflict of interest and that Willis Towers Watson is independent under the Compensation Committee’s policy.

Peer Groups and Benchmark Data. In 2016 the Compensation Committee reviewed ISS’s peer group as well as the Auto Retailer and Industry peer groups set forth below. The Auto Retailer and Industry Peer groups are referred to as the P1 Peer Groups below.

ISS Peers		Auto Retailer Peers	Industry Peers
Advanced Auto Parts, Inc.	Group 1 Automotive, Inc.	Asbury Automotive Group, Inc.	Advanced Auto Parts, Inc.
Asbury Automotive Group, Inc.	O'Reilly Automotive, Inc.	AutoNation, Inc.	America's Car-Mart, Inc.
AutoZone, Inc.	Penske Automotive Group, Inc.	Group 1 Automotive, Inc.	AutoZone, Inc.
Barnes & Noble, Inc.	Rent-A-Center, Inc.	Penske Automotive Group, Inc.	CarMax, Inc.
Cabela's Incorporated	Signet Jewelers Limited	Sonic Automotive, Inc.	Monro Muffler Brake, Inc.
CarMax, Inc.	Sonic Automotive, Inc.		O'Reilly Automotive, Inc.
Dick's Sporting Goods, Inc.	Tractor Supply Company		Pep Boys - Manny, Moe & Jack
Foot Locker, Inc.	TravelCenters of America LLC
GameStop Corp.	Williams-Sonoma, Inc.

2016 Executive Compensation by Element

The elements of our executive compensation include: (1) base salary, (2) performance bonus, (3) performance equity incentives, (4) retirement benefits and (5) other limited perquisites and benefits. Performance bonus, performance equity compensation and retirement benefits are determined as a percentage of the executive’s base compensation. We describe each of these elements below and explain what we paid in 2016 and why.

Name	Base Salary $		Performance Bonus (Max. as % of Base Salary)		Performance Stock Grants (Max. as % of Base Salary)		Long-Term Performance Stock Grants (Max. as % of Base Salary)		Retirement Contribution (as % of Prior Year Base Salary)
	2015	2016	2015	2016	2015	2016	2015	2016	2015	2016
Bryan B. DeBoer	$882,000	$950,000	150%	Same	150%	Same	200%	100%	30%	Same
Christopher S. Holzshu	441,000	485,100	100	Same	125	Same	150	80	25	Same
Scott A. Hillier	441,000	463,050	100	Same	75	Same	100	50	25	Same
George C. Liang	360,000	378,000	100	Same	40	Same	100	50	20	Same
John F. North III		302,500		75		100		50		15

Remunerative Mix. The Company allocated pay components for its CEO in 2016 as follows.

Base Salary. The Compensation Committee established the 2016 base salary for our CEO based on competitive market factors, the CEO’s duties and responsibilities, comparison of relative CEO pay within the auto retail and industry peer groups mentioned above, our performance and the relative pay of our senior management team. The base salaries of all other NEOs are approved by the Compensation Committee and are based on both financial and non-financial criteria, the executives’ respective responsibilities, the relative internal pay equity among the senior executives and current market conditions, including relative pay within the industry.

Performance Bonus. In 2016, our performance bonus plan compensated executives for achieving six-month performance goals. Each NEO had a maximum cash bonus potential based on a percentage of base salary ranging from 75% to 150%. The Compensation Committee set this range based on its view that the pay we offer to our NEOs for exceptional performance should be at least equal to, and for some NEOs it should be greater than, the NEO’s base salary. We calculated bonus payments by multiplying the executive’s maximum bonus level by the executive’s salary and the performance criteria achievement level. For example, if an executive’s maximum bonus level were 150% and the performance goals attained were 50% of potential, the executive’s bonus would equal 75% of the executive’s base salary (i.e., base salary * 150% * 50%). Although the performance periods in 2016 were semi-annual, the maximum compensation potential for any executive was determined on an annual basis.

The tables below show, for the first and second half of 2016, performance objectives, performance targets, actual results, potential percentage achievement and actual percentage achieved for each target. As an additional condition to earning any bonus for Sales Satisfaction scores, Service Satisfaction scores, New Vehicle MSR, Used Vehicle Unit Growth and Fixed Operations Sales Growth, we were required to have achieved pre-tax profits of at least $75 million for the first half of 2016 and $86 million for the second half of 2016. Pre-tax accomplishment levels would have been automatically reduced $500,000 for each full $25 million in Company share repurchases made during the measurement period.

		2016 Performance Targets	Result			Actual Achievement
Objective			1st Half	2nd Half	Potential Achievement	1st Half	2nd Half
●	Adjusted Pre-tax Profit - First half of the year (1)	$75.0 million to $148.0 million	$148.2 million		42.5% to 85%	85%
●	Adjusted Pre-tax Profit - Second half of the year (1)	$86.0 million to $172.0 million		$159.3 million	42.5% to 85%		78%
●	Sales Satisfaction (2)	Aggregate score of 100%	100.1%	99.8%	3%	3%	—%
●	Service Satisfaction (2)	Aggregate score of 100%	99.6%	99.4%	3%	—%	—%
●	New Vehicle MSR (3)	Aggregate score of 110% or higher	111.1%	110.0%	3%	3%	3%
		Aggregate score of 105% to 109.9%			2%
		Aggregate score of 100% to 104.9%			1%
●	Used Vehicle Unit Growth (4)	6% or higher	9.8%	9.2%	3%	3%	3%
	(Same Store units sales over prior year)	4.0% to 5.9%			2%
		2.0% to 3.9%			1%
●	Fixed Operations Sales Growth (4)	8% or higher	8.8%	8.3%	3%	3%	3%
	(Same Store sales over prior year)	6.0% to 7.9%			2%
		4% to 5.9%			1%
		Total			100%	97%	87%

(1)

Adjusted pre-tax profit is consolidated income from operations and discontinued operations before income taxes, excluding non-operating transactions or disposal activities such as real estate or store sale gains (losses); impairments; reserves for real estate leases; certain legal awards or settlements; and income tax adjustments. Achievement is measured after the deduction of Retirement Plan expenses and any performance bonus to be paid. The table below reconciles adjusted pre-tax profit to consolidated income from continuing and discontinued operations, in each case before taxes, as reported in our quarterly report on Form 10-Q for the period ended June 30, 2016 and in our Annual Report on Form 10-K for the year ended December 31, 2016. Second half 2016 amounts were calculated by subtracting reported amounts for the first half of 2016 from reported amounts for the full year.

	First Half	Second Half	2016
	$ in thousands
Income from continuing operations before income taxes, as reported	$137,324	$146,199	$283,523
Non-operating transactions:
Disposal Gains	(1,087)	—	(1,087)
Asset Impairments	—	—	—
Reserve Adjustments.	1,906	2,030	3,936
Equity Investment impairment	11,127	11,127	22,254
Gain on Real Estate disposals	(1,074)	(27)	(1,101)
Adjusted Pre-tax Profit	$148,196	$159,329	$307,525

(2)

Determined by the average of the scores received from each manufacturer (with 100% being an average performing store) for each store owned for at least 12 months and included in the CSI/SSI Comparative Analysis Summary in the Lithia Store Rankings following the end of the measurement period.

(3)

Determined by the average of the scores received from each manufacturer (weighted based upon total units sold by each store) providing comparable market sales efficiency data on stores owned for at least 12 months, and as reported in Lithia’s MSR/Sales Efficiency Trend Report following the end of the measurement period.

(4)	Determined using same-store year-over-year operating results. Same-store only includes results from store operations where full months of operations occur in both periods.
(5)

If the highest threshold were attained for all objectives in each half-year measurement period, the maximum amount of the performance bonus compensation payable in 2016 to our CEO and the other four NEOs would have been $2,978,025 (for individual potential performance compensation, see the "Grants of Plan-Based Awards Table for 2016" in this proxy statement). This maximum amount is approximately $206,775 more than the maximum amount possible in 2015.

Each NEO's performance bonus was based on the attainment described above except for Scott Hillier and George C. Liang. Mr. Hillier’s performance bonus was based on the attainment of performance targets related to the performance of the Lithia operations group only.  Mr. Liang’s performance bonus was based on the attainment of performance targets related to the performance of the DCH operations group only. These performance targets were based on Adjusted Pre-tax Profit, Sales Satisfaction scores, Service Satisfaction scores and the achievement of certain manufacturer approvability requirements for open points and acquisitions. The first and second half attainment related to these performance targets was 84% for Lithia and 91% for DCH.

Equity-Based Compensation. In 2016, we awarded an aggregate of 24,199 performance and time-vesting RSUs to NEOs, and 22,666 long-term performance-vesting RSUs to NEOs. The performance and time-vesting RSUs vest 25% on each anniversary of the award date, so that awards are fully vested on the fourth anniversary of the award date. The long-term performance-vesting RSUs vest when the compensation committee certifies that the performance condition has been attained. The Compensation Committee determined the number of RSUs awarded to NEOs and other key employees after considering peer comparisons, the percentage of total compensation and targets based on adjusted earnings per share for 2016.

The portion of each award that is earned based on performance is subject to time-vesting over a four year period.

Each 2016 performance and time-vesting RSU awarded to our NEOs was contingent on us meeting specified adjusted earnings per share thresholds for 2016, adjusted as described above. The thresholds were determined based on a percentage of the high end of external guidance from analysts who cover Lithia’s stock as follows.

High End of Guidance	EPS Threshold	% of RSUs Earned
105.0%	$7.72 (highest)	100.0%
102.5	7.53	95.0
100.0	7.35	90.0
97.5	7.17	85.0
95.0	6.98	80.0
Profitable	0.01	50.0
	$ 0.00 or negative	0%

For 2016, our adjusted EPS was $7.72, which resulted in 100% of the 2016 performance and time-vesting RSUs becoming earned. The reconciliation of this measure to the most comparable GAAP measure is set forth below (dollars in thousands, except per share amounts):

	Year Ended December 31, 2016
	As reported	Disposal Gain	Reserves	Adjusted
Diluted net income per share	$7.72	$(0.03)	$0.03	$7.72
Diluted share count	25,521

Long-Term Performance RSUs based on Earnings Per Share Milestones. The Compensation Committee issued long-term performance awards to increase the mix of short and long-term performance awards. For certain key employees, including each NEO, the Compensation Committee awarded in 2015 performance-based RSUs that vest when the Company first attains annual adjusted earnings per share of $8.00. These awards range from 50% to 100% of 2016 base compensation (Bryan B. DeBoer - 100%; Christopher S. Holzshu - 75%; Scott A. Hillier - 50%; George C. Liang - 50%; John F. North III - 50%). RSUs awarded at the $8.00 target are forfeited if not earned within three years of the date of the award.

In 2016, the Compensation Committee awarded certain key employees, including each NEO, performance-based RSUs that vest when the Company first attains annual adjusted earnings per share of $9.00. These awards range from 50% to 100% of 2015 base compensation (Bryan B. DeBoer - 100%; Christopher S. Holzshu - 80%; Scott A. Hillier - 50%; George C. Liang - 50%; John F. North III - 50%). RSUs awarded at the $9.00 target are forfeited if not earned within three years of the date of the award.

Retirement Plan. The Compensation Committee set the earnings rate under our Retirement Plan for 2016 at 5.25%. For 2016, the Committee approved a contribution under the Retirement Plan for our CEO, Bryan B. DeBoer, of 30% of his base salary, or $285,000. The percentage contribution for our CEO was unchanged from 2015. The contributions for our NEOs, other than our CEO, approved by the Compensation Committee totaled $358,013 for 2016 (individual contributions for NEOs are reflected in the table headed “Non-Qualified Deferred Compensation for 2016” below). Our 2016 contributions for our NEOs will vest over seven years and our 2015 contribution for our former Executive Chairman vested on January 1, 2016. Effective December 31, 2015, Sidney B. DeBoer ceased to be an executive officer and is no longer eligible to receive retirement contributions. See “Certain Relationships and Transactions with Related Persons.”

Other Perquisites and Benefits. In 2016, we provide our NEOs an auto allowance and we paid long-term care insurance premiums on their behalf. Our NEOs are generally eligible to participate in benefit programs available to all full-time employees, including health and disability insurance, and our 401(k) plan. However, because of limitations contained in the Internal Revenue Code applicable to principal shareholders and their family members, Bryan B. DeBoer is not eligible to participate in our 2009 Employee Stock Purchase Plan.

Summary Compensation Table for 2016

The following table provides certain summary information concerning compensation awarded to, earned by or paid to our NEOs for the fiscal years ended December 31, 2016, 2015 and 2014.

Name and Principal Position	Year	Salary	Stock Awards(2)	Non-Equity Incentive Plan Compensation	Change in Pension Value & Nonqualified Deferred Compensation Earnings(3)	All Other Compensation(4)	Total
Bryan B. DeBoer	2016	$950,000	$1,837,701	$1,311,000	$46,566	$331,129	$4,476,396
President and Chief	2015	882,000	2,910,129	1,250,235	25,811	309,517	5,377,692
Executive Officer	2014	840,000	749,377	1,222,200	17,056	278,804	3,107,437
Christopher S. Holzshu	2016	485,100	764,660	446,293	15,150	145,591	1,856,794
Executive Vice President[1]	2015	441,000	1,134,389	416,745	9,731	128,549	2,130,414
	2014	420,000	312,251	407,400	6,610	123,624	1,269,885
Scott A. Hillier	2016	463,050	447,909	419,060	15,541	139,120	1,484,680
Senior Vice President	2015	441,000	727,661	416,745	10,153	133,145	1,728,704
of Operations	2014	420,000	187,375	407,400	6,989	122,985	1,144,749
George C. Liang	2016	378,000	290,029	347,760	8,142	115,954	1,139,885
Senior Vice President	2015	361,523	495,843	342,900	1,998	86,817	1,289,081
of DCH Operations
John F. North III[1]	2016	302,500	335,849	208,725	5,487	57,681	910,242
Chief Financial Officer
(1)

Effective January 1, 2017, Mr. Holzshu became Executive Vice President and Chief Human Resources Officer and Mr. North became Senior Vice President and Chief Financial Officer. In 2016, Mr. Holzshu was Senior Vice President and Chief Financial Officer, and Mr. North was Vice President of Finance and Chief Accounting Officer.

(2)

These amounts reflect the grant date fair value for awards granted under the 2013 Amended and Restated Stock Incentive Plan during each respective year. For each type of RSU award, the attainment levels used in the calculation of the grant date fair value was based on the probable outcomes at the time of grant. For a more detailed discussion of the assumptions used to determine the grant date fair values and other related information, see Notes 1 and 10 of Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2016. The table below outlines the details of these grants, including the attainment levels used to calculate the grant date fair value.

		Performance and Time Vesting RSUs			Long-Term Performance RSUs
Name	Year	Grant Date Fair Value Attainment Level	Maximum Attainment Level	Grant Date Fair Value	Grant Date Fair Value Attainment Level	Maximum Attainment Level	Grant Date Fair Value	Total Grant Date Fair Value	Total Grant Date Maximum Value
Bryan B. DeBoer	2016	90%	100%	$814,299	100%	100%	$1,023,402	$1,837,701	$1,928,179
	2015	75%	100%	1,031,818	100%	100%	1,878,311	2,910,129	3,254,068
	2014	60%	100%	749,377	—	—	—	749,377	1,248,961
Christopher S. Holzshu	2016	90%	100%	346,549	100%	100%	418,111	764,660	803,166
	2015	75%	100%	429,919	100%	100%	704,470	1,134,389	1,277,695
	2014	60%	100%	312,251	—	—	—	312,251	520,418
Scott A. Hillier	2016	90%	100%	198,458	100%	100%	249,451	447,909	469,960
	2015	75%	100%	258,001	100%	100%	469,660	727,661	813,661
	2014	60%	100%	187,375	—	—	—	187,375	312,291
George C. Liang	2016	90%	100%	86,420	100%	100%	203,609	290,029	299,631
	2015	75%	100%	112,332	100%	100%	383,511	495,843	533,287
John F. North III	2016	90%	100%	172,907	100%	100%	162,942	335,849	355,060
(3)	These amounts are the above-market interest earned in the applicable year on contributions to our Executive Management Non-Qualified Deferred Compensation and Long-Term Incentive Plan.

(4)	All Other Compensation in 2016 consisted of the following:

Name	Auto Allowance	401(k) Match	Insurance Premiums(a)	Contributions to Long-Term Incentive Plan	Other(b)	Total
Bryan B. DeBoer	$36,000	$1,150	$4,333	$285,000	$4,646	$331,129
Christopher S. Holzshu	14,500	1,150	3,582	121,275	5,083	145,591
Scott A. Hillier	14,500	1,150	4,682	115,763	3,025	139,120
George C. Liang	16,214	1,150	6,451	75,600	16,538	115,954
John F. North III	7,500	1,150	3,656	45,375	—	57,681

(a)	Insurance premiums include amounts paid by us on behalf of the executive for short-term disability insurance, long-term disability insurance and life insurance policies.
(b)	Amounts shown are for fair market values of a Company-sponsored trip in 2016. Included in the amount for Mr. Liang, is an amount for paid leave of $14,538.

Grants of Plan-Based Awards Table for 2016

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards (# of shares of Class A Common Stock)(3)			Grant Date Fair Value of Stock and
Name	Grant Date(1)	Compensation Committee Action Date	Threshold ($)	Target ($)(2)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	Option Awards ($)(4)
Bryan B. DeBoer	1/1/2016	11/24/2015	$302,812	$712,500	$712,500	—	—	—	$—
	2/4/2016	11/24/2015				6,087	10,957	12,174	814,299
	2/25/2016	2/25/2016				11,274	11,274	11,274	1,023,402
	7/1/2016	05/19/2016	302,812	712,500	712,500
Christopher S. Holzshu	1/1/2016	11/24/2015	103,084	242,550	242,550
	2/4/2016	11/24/2015				2,591	4,663	5,181	346,549
	2/25/2016	02/25/2016				4,606	4,606	4,606	418,111
	7/1/2016	05/19/2016	103,084	242,550	242,550
Scott A. Hillier	1/1/2016	11/24/2015	$98,398	$231,525	$231,525
	2/4/2016	11/24/2015				1,484	2,670	2,967	198,458
	2/25/2016	02/25/2016				2,748	2,748	2,748	249,451
	7/1/2016	05/19/2016	98,398	231,525	231,525
George C. Liang	1/1/2016	11/24/2015	70,875	189,000	189,000
	2/4/2016	11/24/2015				646	1,163	1,292	86,420
	2/25/2016	02/25/2016				2,243	2,243	2,243	203,609
	7/1/2016	05/19/2016	70,875	189,000	189,000
John F. North III	1/1/2016	11/24/2015	48,211	113,438	113,438
	2/4/2016	11/24/2015				1,293	2,327	2,585	172,907
	2/25/2016	02/25/2016				1,795	1,795	1,795	162,942
	7/1/2016	05/19/2016	48,211	113,438	113,438
(1)

The grant date for the Non-Equity Incentive Plan awards reflects the starting period for each half of the 2016 Performance Bonus Plan. The Compensation Committee establishes the performance criteria and applicable achievement percentages. (See the discussion under “Performance Bonus” above).

(2)	See paragraph below for discussion related to Target amounts.
(3)	Performance and time-vesting RSU award, which includes a performance condition and a continuing service condition.
(4)

These amounts reflect the grant date fair value for awards granted under the 2013 Amended and Restated Stock Incentive Plan. The attainment level used to calculate the grant date fair value for the performance and time-vesting grants was 95% based on the probable outcome at the time of grant. For a more detailed discussion of the assumptions used to determine the grant date fair value and other related information, see Notes 1 and 10 of Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2016.

The Non-Equity Incentive Plan Awards in the Grants of Plan-Based Awards Table for 2016 reflect awards under the Cash Bonus Performance Plan. The Performance Bonus Plan is structured such that the total amount earned each period is tied directly to our performance for the period. To see the performance criteria used in 2016 and for additional discussion about the Performance Bonus Plan, see “Compensation Discussion and Analysis - 2016 Executive Compensation by Element- Performance Bonus” above. The performance bonus potential for each NEO is a percentage of base salary ranging from 100% to 150% (depending on position) with the maximum amount being earned if all criteria elements are satisfied at the highest level. Therefore, there is no “target” amount for 2016.

The Equity Incentive Plan Awards in the Grants of Plan-Based Awards Table for 2016 were awarded under our Stock Incentive Plan and are subject to forfeiture depending on whether we achieve specified performance criteria. (See “Compensation Discussion and Analysis - 2016 Executive Compensation by Element - Equity Based Compensation” for the performance criteria used in 2016).

Outstanding Equity Awards at Year End 2016

The following table sets forth the outstanding equity awards held by our NEOs as of December 31, 2016:

Name	Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)(1)		Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(3)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)
Bryan B. DeBoer	2/1/2013	7,392	(4)	$715,767			$—
	1/1/2014	9,190	(5)	889,868
	1/5/2015	12,558	(6)	1,215,991
	11/24/2015				7,762	(7)	751,594
	2/4/2016	12,174	(8)	1,178,808
	2/25/2016				11,274	(9)	1,091,661
Christopher S. Holzshu	2/1/2013	2,927	(4)	283,421
	1/1/2014	3,829	(5)	370,762
	1/5/2015	5,232	(6)	506,615
	11/24/2015				2,911	(7)	281,872
	2/4/2016	5,181	(8)	501,676
	2/25/2016				4,606	(9)	445,999
Scott A. Hillier	2/1/2013	1,830	(4)	177,199
	1/1/2014	2,298	(5)	222,515
	1/5/2015	3,140	(6)	304,046
	11/24/2015				1,941	(7)	187,947
	2/4/2016	2,967	(8)	287,295
	2/25/2016				2,748	(9)	266,089
George C. Liang	1/5/2015	1,367	(6)	132,367
	11/24/2015			—	1,585	(7)
	2/4/2016	1,292	(8)	125,104
	2/25/2016				2,243	(9)	217,190
John F. North III	2/1/2013	1,053	(4)	101,962
	1/1/2014	1,488	(5)	144,083
	1/5/2015	2,219	(6)	214,866
	11/24/2015				1,211	(7)	117,261
	2/4/2016	2,585	(8)	250,306
	2/25/2016				1,795	-9	173,810
(1)				All shares are related to restricted stock units subject to time-vesting restrictions
(2)				Assumes a stock price of $96.83, the closing price of our common stock on December 30, 2016
(3)				All shares are related to restricted stock units subject to performance conditions and time-vesting restrictions.
(4)				Vests 100% on February 1, 2017
(5)				Vests 50% on January 1st of each year 2017 and 2018.
(6)				Vests 33.3%% on January 1st of each year 2017, 2018 and 2019.
(7)				Vests in February of the year following the fiscal year in which the Company's adjusted earnings per share meets or exceeds $8.00.
(8)				Vests 25% on February 25, 2017 and vests 25% on January 1st of each year 2018, 2019 and 2020
(9)				Vests in February of the year following the fiscal year in which the Company's adjusted earnings per share meets or exceeds $9.00.

Stock Vested for 2016

The following table summarizes shares acquired on vesting of RSUs during 2016 for each NEO:

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Bryan B. DeBoer	74,448	$6,686,299
Christopher S. Holzshu	29,560	2,667,000
Scott A. Hillier	19,894	1,793,095
George C. Liang	2,735	238,054
John F. North III	11,194	1,006,938

(1) Equals the value of the shares acquired based on the closing price of our common stock on the vesting date.

Nonqualified Deferred Compensation for 2016

The table below reflects the contributions, earnings, withdrawals and distributions during 2016 and the account balances as of December 31, 2016 for each NEO under our Non-Qualified Deferred Compensation and Long-Term Incentive Plan.

Name	Executive Contributions in Last FY	Registrant Contributions in Last FY(1)	Aggregate Earnings in Last FY(2)	Aggregate Withdrawals/ Distributions	Aggregate Balance at Last FYE(3)
Bryan B. DeBoer	$399,489	$285,000	$94,796	$—	$2,073,979
Christopher S. Holzshu	—	121,275	31,193	—	611,161
Scott A. Hillier	—	115,763	31,997	—	626,929
George C. Liang	226,995	75,600	16,615	—	474,398
John F. North III	—	45,375	11,297	—	221,359
(1)	These amounts are reported in All Other Compensation in the Summary Compensation Table above for the last completed fiscal year.
(2)

A portion of these amounts is related to above-market earnings on compensation that is deferred and is reported in Change in Pension Value and Nonqualified Deferred Compensation Earnings in the Summary Compensation Table above. These amounts include $46,566 for Bryan B. DeBoer, $15,150 for Christopher S. Holzshu, $15,541 for Scott A. Hillier, $8,142 for George C. Liang and $5,487 for John F. North III.

(3)

The amounts related to Executive Contributions, Registrant Contributions and above-market earnings on compensation that is deferred was reported as compensation in the Summary Compensation Table in prior years. These amounts include $1,405,896 for Bryan B. DeBoer, $559,581 for Christopher S. Holzshu, $572,590 for Scott A. Hillier, $157,741 for George C. Liang and $50,862 for John F. North III.

Our Non-Qualified Deferred Compensation and Long-Term Incentive Plan permits us to contribute awards for participants that will have a deferred payout. Under this plan, senior executives may defer receipt of portions of their compensation (up to 50% of base salary, and 100% of variable compensation) in any given year, with all amounts deferred earning interest at an annual rate set by the Compensation Committee. (See “Compensation Discussion and Analysis - 2016 Executive Compensation by Element - Retirement Plan”).

Potential Payments Upon Termination or Change in Control

Potential Payments Upon Termination of Employment. In certain circumstances, such as in connection with succession planning or the death or disability of our senior executive officers, it is appropriate to provide severance payments, accelerated vesting of RSUs and certain other limited payments to those executives.

Benefits payable to NEOs upon death, disability or retirement. For all RSUs granted to NEOs in 2013, 2014, 2015 and 2016 (other than the long-term performance RSUs), if the NEO becomes disabled while employed by us, the RSUs continue to vest as scheduled for so long as the NEO remains disabled. If the NEO dies (or, with respect to the RSUs granted to NEOs in 2015 or 2016, if the NEO dies on or after January 1, 2016 or January 1, 2017, respectively), or if the NEO retires after age 65 and having been employed by the Company for at least four years, a pro rata portion of the RSUs (other than any unearned long-term performance RSUs) becomes vested. The prorated portion of the RSUs that becomes vested on death or retirement is the total number of RSUs earned by the NEO based on the performance measures but not yet vested under the service requirement multiplied by a fraction, the numerator of which is the number of full months elapsed from the date of grant through the date of the NEO recipient’s death or retirement, and the denominator of which is 48. Under our Non-Qualified Deferred Compensation and Long-Term Incentive Plan, discretionary benefits contributed by us to a participant’s account fully vest upon the participant’s death or disability.

The following table sets forth the estimated benefits that would have been payable to our NEOs under the RSUs and Non-Qualified Deferred Compensation and Long-Term Incentive Plan if each NEOs employment had been terminated on December 31, 2016 because of death or disability:

Name	Value of Long-Term Incentive Benefits That Would Vest	Value of Stock Awards That Would Vest	Total
Bryan B. DeBoer	$1,026,128	$1,621,515	$2,647,643
Christopher S. Holzshu	415,035	665,609	1,080,644
Scott A. Hillier	419,983	402,619	822,602
George C. Liang	137,132	66,619	203,751
John F. North III	151,349	268,897	420,246

Potential Payments Upon Change in Control. If we are facing a potential change in control transaction and the proposed transaction would likely negatively affect one or more of our senior executives, we believe it is risky to assume that those senior executives will work against their financial interest, even if the proposed transaction would be in the best interest of our shareholders. We believe that, in such case, our executives should not be motivated by financial self-interest but rather should be appropriately compensated if the completion of the transaction results in a loss of their job. Accordingly, we believe that providing "double-trigger" severance payments, accelerating the vesting of RSUs and certain other limited payments are an appropriate means of achieving alignment between the interests of our senior executives and our shareholders in the context of a potential transaction that would result in a change in control.

Change in Control Agreements. We are party to double-trigger Change in Control Agreements with Bryan B. DeBoer, Christopher S. Holzshu, Scott A. Hillier, George C. Liang and John F. North III. Under those agreements, if, after a change in control, the executive is terminated without cause or resigns for good reason, each as defined below, we will pay the executive:

•	Accelerated Change in Control Benefits.

(1)

The portion of any outstanding equity award of the executive (excluding any portion of the equity award forfeited previously in accordance with its terms) that is not vested as of the date the executive’s employment with the Company terminates (separation date), which, for awards subject to performance criteria and for which the relevant performance period has not ended as of the separation date, will be (a) for awards based on performance over a single one-year period, the average percentage of similar awards earned (based on performance) in the three immediately preceding annual performance periods and (b) for all other awards, at the “target level,” if specified in the award, or at the highest possible award level if no target level is specified, and

(2)	The portion of all discretionary contributions made by the Company for the executive’s account under any retirement plan, including the Retirement Plan, that is not vested as of the separation date.

•	Cash Change in Control Benefits.

(1)	24 months of base salary, based on the executive’s base salary immediately before the change in control; and
(2)

The executive’s estimated annual cash bonus amount multiplied by two, which estimated annual cash bonus amount is calculated in part according to the executive’s attainment of performance bonus compensation objectives in the executive’s prior two year performance periods under the Company’s Performance Bonus Plan.

•	Continuing Change in Control Benefits.

(1)	Continuing long-term care insurance premiums for 24 months after the separation date; and
(2)

Continuing health insurance benefits until the earlier of (a) 24 months after the separation date, (b) the full COBRA period required by law or (c) when the executive becomes eligible for employer-sponsored health insurance from a subsequent employer.

The Change in Control Agreements also contain non-solicitation, non-competition and non-disparagement provisions, but (i) those provisions are dependent on the executive electing to receive the change in control benefits identified above and (ii) the Company’s remedy if the executive violates the non-competition provisions is limited to causing the executive to forfeit profit sharing or other bonus compensation that has not yet been paid to the executive, excluding any equity awards awarded before January 1, 2016. If applicable, the non-solicitation and non-competition provisions are effective for two years following the date of the executive’s separation from service with us. If applicable, the non-disparagement provision is effective for three years from that date. The Change in Control Agreements also contain provisions regarding non-disclosure (for three years from the date of the executive’s separation from service) and assignment of interest in all creative works that are not dependent on the executive receiving any change in control benefits under the agreement.

Under the Change in Control Agreements:

•

A “Change in Control” occurs if: (A) the Company merges or consolidates with another entity and, as a result, less than 50% of the combined voting power of the resulting entity immediately after the merger or consolidation is held by persons who were the holders of the Company’s voting securities immediately before the merger or consolidation; (B) any person, entity, or group of persons or entities, other than through merger or consolidation, acquires 50% or more of the total fair market value or total voting power of the Company’s outstanding stock (excluding such a change through the transfer of the Company’s outstanding stock or interests in Lithia Holding to the Sidney B. DeBoer Trust or the election of Bryan DeBoer or the Sidney B. DeBoer Family Trust as the manager of Lithia Holding) or acquires substantially all of the Company’s assets; (C) any one person, or more than one person acting as a group, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) ownership of stock of the Company possessing 50% or more of the total voting power of the stock of the Company (excluding such a change through the transfer of the Company’s outstanding stock or interests in Lithia Holding to the Sidney B. DeBoer Trust or the election of the Sidney B. DeBoer Family Trust as the manager of Lithia Holding); or (D) a majority of the members of the Company’s Board of Directors are removed from office by a vote of the Company’s shareholders over the recommendation of our Board or replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Company’s Board of Directors before the date of the appointment or election;

•

“Cause” for termination of employment means any one or more of the following: (A) willful misfeasance, gross negligence or conduct involving dishonesty in the performance of the executive’s duties, as determined by our Board of Directors; (B) conviction of a crime in connection with the executive’s duties or any felony; (C) conduct significantly harmful to the Company, as reasonably determined by our Board of Directors, including but not limited to intentional violation of law or of any significant policy or procedure of the Company; (D) refusal or failure to act in accordance with a stipulation, requirement or directive of our Board of Directors (provided such directive is lawful); or (E) failure to faithfully or diligently perform any of the duties of the executive’s employment which are specified in the Change in Control Agreement, articulated by our Board of Directors, or are usual and customary duties of the executive’s employment if the executive has not corrected the problem or formulated a plan for its correction with our Board (if such failure is not susceptible to immediate correction) within 30 days after notice to the executive; and

•

“Good Reason” for an executive’s resignation means (A) any one or more of the following occurs without the executive’s consent: (1) a material diminution of the executive’s base compensation (unless consistent with an across-the-board pay reduction for all senior management and not in excess of 20%); (2) a material change in the geographic location at which the executive must perform services for the Company; (3) a material diminution in the executive’s authority, duties or responsibilities, or (4) any action or inaction by the Company that constitutes a material breach of the Change in Control Agreement; (B) the executive provides notice to the Company of the existence of the condition within 90 days of the initial existence of the condition; (C) the Company has 30 days following receipt of such notice to remedy the condition and fails to do so; and (D) the executive resigns within twelve months of such event occurring. For purposes of clause (A)(3) of the previous sentence, whether a material diminution in the executive’s authority has occurred shall be determined in part by comparing the authority and positions of the persons to whom the executive directly reports immediately prior to the Change in Control or the announcement of the Change in Control with the authority and positions of the persons to whom the executive directly reports immediately after the claimed diminution in the executive’s authority. For example, if the executive was the CEO of the Company before the Company was acquired by a competing business, a material diminution in the CEO’s authority would include, but not be limited to, the CEO not serving as the CEO of the consolidated competing business after its acquisition of the Company.

Notwithstanding the provision for change in control benefits in the Change in Control Agreements, each Change in Control Agreement contains a provision stating that if any benefit payable by us to the executive, including, without limitation, the change in control benefits specified in the agreement, would constitute an “excess parachute payment” as defined in Section 280G of the Internal Revenue Code, those benefits shall be reduced to the largest amount that will result in no portion of the benefits being subject to the excise tax imposed by Section 4999 of the Internal Revenue Code. While the executive may select which particular benefits will be reduced to comply with this provision, the determination of the amount of reduction in the benefits required is made by mutual agreement of us and the executive and, if no agreement is possible, by our independent registered public accountants.

Non-Qualified Deferred Compensation and Long-Term Incentive Plan. Under our Non-Qualified Deferred Compensation and Long-Term Incentive Plan, discretionary benefits contributed to a participant’s account by us fully vest upon a change in control, as defined under Code Section 409A or Treasury Regulations issued thereunder, even if the NEO’s employment is not terminated. Vested discretionary benefits are paid to a participant in an annual installment method over ten years.

Quantitative Disclosure of Payments Upon Termination or Change in Control. The following table provides quantitative disclosure of estimated payouts to NEOs assuming a change in control and associated triggering events occurred under the Change in Control Agreements and provisions that existed on December 31, 2016, and the price per share of our common stock is the closing market price on that date. The amounts listed in the table below are in addition to benefits generally available to our employees upon termination of employment, such as distributions from the 401(k) plan and accrued vacation.

Name	Severance Payments(1)	Severance Related Benefits(2)	Value of Stock Awards That Would Vest(3)	Value of Nonqualified Deferred Compensation That Would Vest(4)	Additional Payment under Cash Incentive Plan for 2016(5)	Total
Bryan B. DeBoer	$1,900,000	$19,531	$5,843,691	$1,026,128	$114,000	$8,903,350
Christopher S. Holzshu	970,200	21,463	2,390,345	415,035	38,808	3,835,851
Scott A. Hillier	926,100	14,844	1,445,091	419,983	43,990	2,850,008
George C. Liang	756,000	33,775	474,661	137,132	30,240	1,431,808
John F. North III	605,000	13,778	1,002,287	151,349	18,150	1,790,564
(1)	Payable in 24 monthly installments.
(2)	Based on current cost of providing 18 months (the full COBRA period) of COBRA benefits for our NEOs.
(3)	Payable by delivery of shares of Lithia stock immediately following a change in control.
(4)

Payable in equal annual installments over 10 years. The value of the long-term incentive is based on the unvested value of those benefits, calculated as of December 31, 2016 and would be payable even if the NEO’s employment was not terminated.

(5)	Payable in a lump sum immediately following a change in control. Amounts are in addition to amounts reported in the Summary Compensation Table under “Non-equity Incentive Plan.”

2017 Compensation

For 2017, we have altered our compensation practices as follows:

•

Performance Bonus. We have based performance bonuses for senior personnel solely on adjusted earnings per share targets and have established annual, rather than 6-month, goals because the new vehicle sales market has become less volatile. In addition, we have altered the way we present bonus information to our employees and have set target and maximum levels to make our practices more effective and also more comparable to those of our peer groups. The potential bonus for divisional operations leaders will be based 85% on pre-tax gross profit (aligned to estimate the divisional contribution to adjusted earnings per share target levels) and 15% based on manufacturer approvability. To preserve flexibility in setting bonus compensation, we have requested that shareholders approve an amendment to our Performance Bonus Plan to alter the maximum amount that may be awarded to an individual to $5,000,000. Previously, the maximum amount was 150% of base salary, up to a maximum of $1,500,000. Any portion of the performance bonus authorized to be paid to our Chief Executive Officer above 150% of his base salary is conditioned on shareholder approval. See “Proposal No. 2, Performance Bonus Plan.”

•

Equity Compensation. We have awarded performance and time-vesting RSUs based on annual adjusted earnings per share attainment, and those will vest ratably over the three years following attainment. We did not make, as we have in prior years, RSU awards that vest upon achieving adjusted earnings per share milestones within an extended period of time to simplify our awards and align our mid-term and long-term goals.

COMPENSATION COMMITTEE REPORT

The Committee has reviewed and discussed the Compensation Discussion and Analysis, included elsewhere in this proxy statement, with management, and, based on such review and discussions, the Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference in Lithia’s Annual Report on Form 10-K.

Submitted by the Compensation Committee of the Board of Directors:

David J. Robino (Chair)

Thomas R. Becker

Susan O. Cain

Kenneth E. Roberts

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The following directors served on the Committee during 2016: William J. Young (resigned in March 2016), Thomas R. Becker, Susan O. Cain, Kenneth E. Roberts and David J. Robino (since March 2016). During 2016, none of our executive officers served as a member of a board of directors or as a member of a compensation committee of any entity that has one or more executive officers serving as a member on our Board or any committee of our Board.

PROPOSAL NO. 6

Ratify the appointment of KPMG LLP as our Independent Registered Public Accounting Firm for the year ending December 31, 2017.

The Audit Committee of our Board of Directors has appointed KPMG LLP, independent registered public accountants, as auditor for the year ending December 31, 2017. As the Company’s independent auditor, KPMG is responsible to audit, and express an opinion on, our financial statements and our internal control over financial reporting, and to discuss with our Audit Committee certain required matters and other matters deemed appropriate. In determining whether to re-appoint KPMG, the Audit Committee considered, among other factors, KPMG’s relationship and interactions with members of the Audit Committee and Company management; that KPMG has been our auditor for 24 years; KPMG’s global reach and auto retail industry expertise; past experiences with KPMG and the Audit Committee’s and management’s view of KPMG’s performance and industry expertise; KPMG’s independence; and external reviews of KPMG’s audit quality and performance generally, including reports from the Public Company Accounting Oversight Board. The selection of our independent registered public accounting firm is being submitted for ratification to the shareholders. If the appointment of the independent registered public accounting firm is not ratified by shareholder vote, the Audit Committee may appoint another independent registered public accounting firm or may decide to maintain its appointment of KPMG. A representative of KPMG is expected to be present at the Annual Meeting. The representative will be given the opportunity to make a statement on behalf of their firm if such representative so desires, and will be available to respond to appropriate shareholder questions. KPMG was our independent registered public accounting firm for the year ended December 31, 2016.

Fees Paid to KPMG LLP Related to Fiscal Years 2015 and 2016

	2016	2015
Audit Fees	$1,365,000	$1,195,000
Audit-Related Fees		—
Tax Fees		5,772	(1)
All Other Fees	1,700	1,700
	$1,366,700	$1,202,472

(1)

The Audit Committee approved these fees, which comprise less than 1.5% of the fees billed to us by KPMG for products and services provided during 2015 and 2016, under the de minimis exception to pre-approval requirements set forth in 17 CFR 210.2-01(c)(7)(i)(C). The Audit Committee actively oversees the negotiation and approves the fees associated with KPMG.

Pre-Approval Policies

Except as permitted under federal law and SEC rules, all audit and non-audit services performed by KPMG, and all audit services performed by other independent registered public accounting firms, must be pre-approved by the Audit Committee. KPMG may not perform for us any prohibited services as defined by the Sarbanes-Oxley Act of 2002 including any bookkeeping or related services, information systems consulting, internal audit outsourcing, legal services and management or human resources functions.

Vote Required

The affirmative vote of a majority of the votes cast at the meeting and entitled to vote on this matter is necessary to ratify the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2017.

Our Board of Directors unanimously recommends that the shareholders vote FOR the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2017.

Audit Committee Report

The Audit Committee reports to the Board of Directors and is responsible for assisting the Board in fulfilling its oversight responsibilities relating to: (a) the preparation and integrity of the Company’s financial statements; (b) the engagement of the independent registered public accounting firm and the evaluation of their performance, qualifications and independence; (c) the implementation and evaluation of the Company’s internal accounting and financial controls, procedures and policies; and (d) the compliance with certain legal and regulatory requirements, including programs and policies established by management or our Board of Directors. The Audit Committee is composed solely of independent directors. The Audit Committee regularly reviews financial information contained in the Company’s quarterly earnings releases, and reviews the appropriateness of non-GAAP financial measures disclosed by the Company. The current Audit Committee charter is available on our website at www.lithia.com.

In discharging our responsibilities, we have met with the Company’s management and its independent registered public accounting firm, KPMG LLP, to review the Company’s accounting functions and the audit process. We have also met regularly with the Company’s Director of Internal Audit to review the nature and extent of the Company’s internal controls, the review procedures performed by internal audit regarding such controls and the frequency and results of such reviews. We note that follow up procedures are in place to monitor any corrective actions that have been recommended.

Selection of KPMG as our Auditor

The Audit Committee selects and oversees the independent auditor. In selecting KPMG as our independent auditor, the Audit Committee considered that KPMG has been our auditor for 24 years, KPMG’s global reach and auto retail industry expertise. The Audit Committee also utilized the Center for Audit Quality’s External Auditor Assessment Tool to assist in evaluating KPMG as our independent auditor.

Consistent with requirements, the audit partner and concurring review partner rotate at least every five years. A new lead partner rotated on in 2016. The Audit Committee is also involved in the selection of the lead partner.

Audit Committee Actions

We hereby report that the Audit Committee has:

1.

Reviewed and discussed with management and the Company’s independent registered public accounting firm, KPMG LLP, together and separately, the Company’s audited consolidated financial statements contained in the Company’s Annual Report on Form 10-K for the 2016 fiscal year;

2.

Discussed with KPMG the matters required to be discussed by Auditing Standard No. 16, Communications with Audit Committees issued by the Public Company Accounting Oversight Board regarding communications with Audit Committees; and

3.

Received from KPMG the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding KPMG’s communications with the Audit Committee concerning independence, and discussed with KPMG its independence and any relationships that may impact their objectivity and independence.

We also discussed and reviewed the results of the independent registered public accounting firm’s audit of the Company’s financial statements, the quality and adequacy of the Company’s internal control over financial reporting, and issues relating to auditor independence.

Based on our review and discussions with the Company’s management and independent registered public accountants, we recommended to our Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016, for filing with the Securities and Exchange Commission.

Submitted by:

Susan O. Cain (Chair)

Thomas R. Becker

Kenneth E. Roberts

David J. Robino

Additional Ownership Information

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act requires our executive officers and directors and all persons who beneficially own more than 10% of our Class A Common Stock to file with the Securities and Exchange Commission and the New York Stock Exchange initial reports of beneficial ownership and reports of subsequent changes in their ownership of our common stock and other equity securities.

Based solely on the review of Forms 3 and 4 and amendments thereto provided to us during our most recent fiscal year and Forms 5 and amendments thereto provided to us with respect to our most recent fiscal year, and any written representations provided to us by our executive officers, directors and 10% shareholders stating that no Form 5 is required for our most recent fiscal year, we believe, to the best of our knowledge, that all Section 16(a) filing requirements were met during 2016.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth, as of February 28, 2017 (unless otherwise noted in the footnotes to the table), certain information with respect to ownership of our common stock of (i) persons known by us to be beneficial owners of more than 5% of any class of our common stock, (ii) each director, (iii) each named executive officer, and (iv) all current executive officers, directors, and director nominees as a group. Except as noted below, the address of each shareholder in the table is Lithia Motors, Inc., 150 N. Bartlett Street, Medford, Oregon 97501. Unless otherwise indicated, all persons named as beneficial owners of the Company’s common stock have sole voting power and sole investment power with respect to the shares indicated as beneficially owned.

	Class A Shares Beneficially Owned(1)			Class B Shares Beneficially Owned(1)

Name and Address of Beneficial Owner	Number(2)		Percent			Percent
BlackRock, Inc.(3)	2,691,601		11.3%
55 East 52nd Street
New York, NY 10055
The Vanguard Group, Inc.(4)	1,932,723		8.1%
100 Vanguard Blvd.
Malvern, PA 19355
The Bank of New York Mellon Corporation(5)	1,608,634		6.7%
225 Liberty Street
New York, NY 10286
Neuberger Berman Investment Advisers LLC(6)	1,328,252		5.6%
1290 Avenue of the Americas
New York, NY 10104
Lithia Holding Company, LLC(7)	—		—	1,262,231	(8)	100%
Bryan B. DeBoer	90,011		* —	—
Christopher S. Holzshu	35,066		*	—		—%
Scott A. Hillier	38,923		*	—		—%
George C. Liang	3,613		*	—		—%
John F. North III	8,893		*	—		—%
Sidney B. DeBoer	311,532		1.3%	1,262,231	(8)	100%
Thomas R. Becker	65,000	(9)	*	—		—%
Susan O. Cain	14,824		*	—		—%
Shau-wai Lam	2,867		*	—		—%
Kenneth E. Roberts	143,863	(10)	*	—		—%
David J. Robino	1,566		*	—		—%
All current executive officers and directors as a Group (10 persons)	716,158		3.0%	1,262,231	(6)	100%

*Less than one percent

(1)

The Class A common stock is entitled to one vote per share and the Class B common stock is entitled to 10 votes per share and is convertible into Class A common stock on a one-for-one basis at the option of the holder thereof or under certain other circumstances. For purposes of this table, Class A shares beneficially owned do not include Class A shares issuable upon conversion of Class B shares.

(2)	Includes shares subject to exercisable and RSUs vesting within 60 days of February 28, 2017, shares held in 401(k) accounts and shares held by spouses or other household members as follows:

Name	Stock Awards Vesting within 60 Days	Shares held by spouse or other household members	Shares held in 401(k) account
Sidney B. DeBoer	391	2,349	—
Bryan B. DeBoer	—	2,382	—
Christopher S. Holzshu	—	—	2,679
Scott A. Hillier	—	—	—
George C. Liang	—	—	915
John F. North III	—	—	—
Thomas R. Becker	391	—	—
Susan O. Cain	391	—	—
Shau-wai Lam	279	—	—
Kenneth E. Roberts	391	—	—
David J. Robino	391	—	—
All current executive officers and directors as a group	2,234	4,731	3,594

(3)

Beneficial ownership as of December 31, 2016 as reported by BlackRock, Inc. in a Schedule 13G/A filed by the shareholder. The shareholder reports sole voting power with respect to 2,637,933 shares and sole dispositive power with respect to 2,691,601 shares and shared dispositive power with respect to shares.

(4)

Beneficial ownership as of December 31, 2016 as reported by The Vanguard Group, Inc. in a Schedule 13G/A filed by the shareholder. The shareholder reports sole voting power with respect to 46,975 shares and sole dispositive power with respect to 1,884,312 shares and shared dispositive power with respect to 48,411 shares.

(5)

Beneficial ownership as of December 31, 2016 as reported by The Bank of New York Mellon Corporation in a Schedule 13G filed by the shareholder. The shareholder reports sole voting power with respect to 1,561,913 shares and sole dispositive power with respect to 1,550,114 shares and shared dispositive power with respect to 58,452 shares.

(6)

Beneficial ownership as of December 31, 2016 as reported by Neuberger Berman Investment Advisers LLC in a Schedule 13G filed by the shareholder. The shareholder reports sole voting power with respect to 0 shares and sole dispositive power with respect to 0 shares and shared dispositive power with respect to 1,328,252 shares.

(7)

Sidney B. DeBoer is the manager of Lithia Holding and he has the sole voting and investment power with respect to all of the Class B common stock. Accordingly, all shares held by Lithia Holding are deemed beneficially owned by him. The following table gives tabular information regarding the ownership of Lithia Holding:

	Units Owned
Unit Holder	Number	Percent
DeBoer Family LLC(a)	36,264	55.8%
Heimann Family LLC(b)	27,394	42.2%
Bryan B. DeBoer	1,307	2.0%
	64,965	100.0%

(a)	Sidney B. DeBoer is the manager of the DeBoer Family LLC, whose members include Mr. DeBoer and other family members.
(b)	M.L. Dick Heimann is the manager of the Heimann Family LLC, whose members include Mr. Heimann and other family members.

(8)

All of the 1,2762,231 shares of Class B common stock are pledged by Lithia Holding to secure a loan. If the creditors foreclose on those shares of Class B Common Stock, we could experience a change of control. In March 2013, we adopted changes to our insider trading policy and our stock ownership guidelines to prohibit future pledging and hedging transactions. Existing pledges, including the pledge by Lithia Holding, and pledges under replacement financial arrangements, were grandfathered. (See “Stock Ownership Policy; Hedging and Pledging Restrictions” above).

(9)

Thomas R. Becker has a line of credit that is secured by the securities held in one of his brokerage accounts, including 50,095 shares of Class A common stock of Lithia; no amounts were drawn on this line of credit as of February 28, 2017.

(10)

Kenneth E. Roberts has a line of credit that is secured by the securities held in one of his brokerage accounts, including 59,775 shares of Class A common stock of Lithia; no amounts were drawn on the line of credit as of February 28, 2017.

Certain Relationships and Transactions With Related Persons

Sidney B. DeBoer is the father of Bryan B. DeBoer, who is a director and our chief executive officer, and Mark DeBoer, who is the Company's Vice President of Real Estate. Shau-wai Lam is the father of Brian Lam who is a platform vice president in the DCH operations group. George C. Liang is the brother of William Liang who is a platform vice president in the DCH operations group. There are no other family relationships between our executive officers and directors.

The Audit Committee, or another appropriate independent committee, and, where appropriate, our Board of Directors review all transactions between us and any related person, which includes, all of our nominees for director, directors and executive officers and their immediate family members and all persons known to us to be the beneficial owner of more than five percent of any class of our voting securities and their immediate family members, that exceed $120,000 and in which the related person has a direct or indirect material interest. Although we do not maintain a written policy or have written procedures for such review, our Code of Business Conduct and Ethics imposes an obligation on each of our directors and senior executive officers to disclose any potential conflict of interest involving such person and Lithia. Further, each of our directors and each NEO signs a detailed questionnaire used in the preparation of this proxy statement that requires the disclosure of, among other things, any related-person transaction. The Audit Committee or other independent committee and our Board of Directors review and determine whether to approve or disapprove all such transactions based on (i) whether the proposed transaction is on terms that are no less favorable to us than the terms generally made available by us to an unaffiliated third party under similar circumstances and (ii) the extent of the related party’s interest in the proposed transaction.

We maintain 10 separate “whole-life” insurance policies covering Sidney B. DeBoer, each worth $3,727,600 on maturity. With respect to four of the 10 policies, Mr. DeBoer has the right to designate the beneficiary or beneficiaries of the death benefit of each policy. Lithia owns and pays the premium for each of the four policies, and pursuant to the Transition Agreement described below, Lithia will continue to pay the premiums for each of the four policies for rest of Mr. DeBoer’s life. Lithia will receive the greater of the cash surrender value or cumulative premiums paid at the maturity of each policy.

In 2016, Mark DeBoer, Vice President of Real Estate, received a salary of $403,920, incentive compensation of $185,804, and other compensatory arrangements totaling $71,778.

Brian Lam, DCH Operations Platform Vice President covering the states of New York and parts of New Jersey, is paid an annual base salary of $285,211 and participates in an incentive compensation plan provided to our other DCH Platform Vice Presidents based on store net profits. In 2016, Mr. Lam earned $731,264 in total compensation.

William Liang, DCH Operations Platform Vice President covering parts of New Jersey, is paid an annual base salary of $257,500 and participates in an incentive compensation plan provided to our other DCH Platform Vice Presidents based on store net profits. In 2016, Mr. Liang earned $567,825 in total compensation.

On June 14, 2014 we entered into a Stock Purchase Agreement (the “Stock Purchase Agreement”) with DCH Auto Group (USA) Limited, a British Virgin Island corporation (“Seller”), under which we agreed to purchase from Seller all of the outstanding capital stock of DCH Auto Group (USA) Inc., a Delaware corporation (“DCH”). We completed the purchase on October 1, 2014; the final purchase price was approximately $327.4 million plus the assumption of outstanding indebtedness. Shau-wai Lam has served since 1992 and continues to serve as a director and vice president of Seller. Palace Holdings Limited, a British Virgin Islands corporation wholly owned by members of Mr. Lam’s family (including siblings, siblings-in-laws, nephews and nieces) (“Palace”), owns 50% of the capital stock of Seller. Mr. Lam is a beneficiary of a family trust which owns 50.42% of Palace. Mr. Lam served as the chairman and chief executive officer of DCH from 1992 until October 1, 2014, and as president of DCH’s predecessor from 1988 to 1992. Mr. Lam was Seller’s primary representative negotiating the Stock Purchase Agreement, including the purchase price and other terms. In connection with the Stock Purchase Agreement, we placed cash and shares of our Class A Common Stock into an escrow account to secure potential indemnity claims. Approximately $8,950,000 in cash remain in escrow to secure indemnity claims.

On September 14, 2015, the Company entered into a Transition Agreement with Sidney B. DeBoer, the Chairman of the Company, to reflect Mr. DeBoer’s changing role at the Company. Effective December 31, 2015, Mr. DeBoer ceased to be an executive officer of the Company, and the Company ceased paying Mr. DeBoer a base salary and making contributions to his account under the Company’s Executive Management Non-Qualified Deferred Compensation and Long-Term Incentive Plan. Mr. DeBoer also ceased to be eligible to participate in performance-based compensation arrangements, including under the Company’s Performance Bonus Plan and under its Stock Incentive Plan. Under the Transition Agreement, the Company pays Mr. DeBoer annual amounts for the remainder of his life equal to $1,050,000 and a $42,000 car allowance, and the Company will continue to reimburse Mr. DeBoer for amounts payable under the four split-dollar insurance policies described above in this section. Mr. DeBoer continues to serve as a director of the Company, and the Company expects that Mr. DeBoer will continue as a member of various automobile industry organizations, including the National Automobile Dealers Association, the Oregon director of the National Auto Dealers Association, and the Chrysler National Dealer Council.

The Company entered into a Director Service Agreement, effective January 1, 2016, with Sidney B. DeBoer. Under the agreement, the Company agreed to pay Mr. DeBoer in cash a prorated portion of $210,000 (the cash equivalent of the annual amount paid to non-employee directors for the 2015-2016 service year) until the Board of Directors changes the compensation payable to non-employee members of the Board of Directors. Thereafter, for so long as Mr. DeBoer serves as a member of the Board of Directors, the Company will pay him the same compensation, in the same form (cash or equity), as the Company pays to its non-employee directors (as that amount is established by the Board of Directors from time to time).

We are negotiating the sale of a 51% membership interest in DCH CA, LLC, which operates Temecula Acura in Temecula, California, to Lam Auto Investments LLC (“LAI”), an entity that is owned by Mr. Shau-wai Lam and his spouse. This transaction is the culmination of discussions that began with Mr. Lam in connection with our purchase of the DCH Auto Group in 2014. During negotiations of that transaction, we discussed with Mr. Lam the benefits of establishing a program within Lithia to encourage ethnic-minority ownership of automobile dealerships. In addition to general social benefits, we believe such a program will improve Lithia’s relationships with automobile manufacturers, suppliers and ethnic minority customers, which are an increasing percentage of our customer base. We held discussions with Mr. Lam at various times in 2015 and 2016 about his participation in a pilot program in which he would purchase a majority interest in a dealership. Mr. Lam has a record of success operating DCH Auto dealerships and is well-regarded in the auto industry. As reported on a current report on Form 8-K filed February 28, 2017, Mr. Lam elected not to stand for re-election to our Board of Directors to focus on establishing a minority dealership program within Lithia.

In connection with the sale to LAI, we expect to enter into an amended and restated operating agreement with LAI that specifies our and LAI’s rights and obligations. Lithia Motors, Inc. will be the manager of DCH CA, LLC. Under the operating agreement, LAI may sell its ownership interest back to us at any time, and we may require that LAI sell its interests back to us on specified circumstances, including if we are removed as the manager of DCH CA, LLC, we cease providing services to Temecula Acura under the arrangement described below, or if Temecula Acura ceases to be a qualified ethnic-minority owned dealership, at the same price at which we will sell the 51% interest to LAI. Each of us and LAI also may also force a purchase or sale of ownership interests under a “shotgun” sale provision, which allows a party that desires to terminate the relationship to quote a price for the membership interest and requires that the other party either buy all of the membership interests at that price or sell its own membership interests at that price. In addition, wholly owned affiliates of ours will enter into the following agreements with DCH CA, LLC: a support services agreement; an employee leasing agreement; a license agreement for the name “DCH”; and a real property lease. Under these agreements, we will continue to provide the same services to DCH CA, LLC, at the same rates, that we provide to our wholly owned dealerships. We expect to sell the 51% interest to LAI for $1,486,312. That amount represents 51% of the following amounts: (a) the $1.5 million appraised goodwill value of Temecula Acura, plus (b) the stockholders’ equity of Temecula Acura (the book value of total assets minus total liabilities), plus (c) the book value of personal property that is not included in stockholders’ equity. The Audit Committee of our Board of Directors has received periodic updates on the negotiations with LAI and authorized and directed management to complete final documentation of the transaction on the terms described to the Audit Committee after determining that the terms, including in particular the price, were fair to the Company, and equivalent to what could have been obtained in a transaction with an unaffiliated party, after considering (a) two independent appraisals of the dealership goodwill value, (b) our own valuation based on the measures we use to value potential acquisition targets, (c) other dealership sales data prepared by outside parties, and (d) the views of the Company’s legal counsel. We will present final transaction documents to the Audit Committee for approval before entering into the transaction with LAI.

PROCEDURES FOR COMMUNICATING WITH OUR BOARD OF DIRECTORS

Shareholder and Other Interested Party Communications

Communications with the Company and our Board

Our Board of Directors has adopted a Shareholder Communication Policy to promote efficient shareholder and interested party communications with our Board of Directors and management. Our Investor Relations Department is responsible for receiving and routing all shareholder and interested party communications. Corporate governance issues are the responsibility of the Corporate Governance Committee. Our Audit Committee handles concerns or allegations regarding possible violations of accounting or financial reporting matters. Management is the more appropriate group for handling all other matters and we encourage you to contact them accordingly.

All correspondence with our Board of Directors or its members must be in writing, directed to the attention of either our Board of Directors or an individual director and delivered to: Investor Relations Department, Lithia Motors, Inc., 150 N. Bartlett Street, Medford, Oregon 97501. The Investor Relations Department will review communications to our Board or individual directors and direct the communication to the named Board member if the communication relates to important Company policies, or to management, if the matter is better addressed by management. The Investor Relations Department copies the Lead Independent Director and our General Counsel on all communications. A complete copy of our Shareholder Communication Policy is available on our website at www.lithiainvestorrelations.com and interested persons may obtain a written copy from the Investor Relations Department.

Shareholder Proposals

SEC rules require that any shareholder proposal to be included in our proxy materials for consideration at next year’s annual meeting be received by us at our principal executive office no later than November 10, 2017 (120 days prior to the anniversary of the mailing of the prior year’s Notice of Internet Availability). Shareholders who otherwise wish to present proposals for action at next year’s annual meeting must do so in accordance with our bylaws, which require shareholders to give us advance written notice of a director nomination or other business to be conducted at any meeting of shareholders. To be timely, the written notice for next year’s annual meeting must be received by our Secretary between December 20, 2017 and January 19, 2018 (at least 90 days, and no earlier than 120 days, before the first anniversary of our preceding year’s annual meeting) and must include the information required by our bylaws. Our mailing address is 150 N. Bartlett Street, Medford, Oregon 97501.

Shareholder Director Recommendations

The Corporate Governance Committee will consider potential director nominees recommended by any record or beneficial shareholder. Shareholders may recommend individuals to the Corporate Governance Committee for consideration as potential director nominees by submitting a written recommendation to the Chairman of the Corporate Governance Committee in accordance with our Shareholder Communication Policy. To be considered for nomination to the following year’s Board of Directors, the written recommendation must be received at our principal executive office at 150 N. Bartlett Street, Medford, Oregon 97501 not less than 120 days prior to the first anniversary of the mailing of the preceding year’s Notice of Internet Availability. For next year’s annual meeting, the recommendation must be received no later than November 10, 2017.

The written recommendation must include the candidate’s name, appropriate biographical information, including information about the candidate’s qualifications and background materials, a statement that the person submitting the recommendation is a shareholder entitled to vote in the election of directors and a consent to serve as director signed by the recommended individual. If the necessary information is received in a timely manner, the Corporate Governance Committee will evaluate the shareholder-recommended candidate using substantially the same process, and applying substantially the same criteria, as it uses to evaluate all other candidates. For information regarding minimum qualifications for directors and specific qualities and skills that the Corporate Governance Committee believes are necessary for our directors to possess, see “Director Qualifications and Nominations” above. Recommended candidates are submitted to our Board to be considered as director nominees. If our Board determines to nominate a shareholder-recommended candidate, the candidate’s name will be included in our proxy and on the ballot at our annual meeting of shareholders.

Annual Report on Form 10-K

We will provide, without charge, a copy of our Annual Report on Form 10-K as filed with the Securities and Exchange Commission. Written requests should be mailed to the attention of Investor Relations, Lithia Motors, Inc., 150 N. Bartlett Street, Medford, Oregon 97501. You may also find our Form 10-K on our website at www.lithia.com.

Householding

Shareholders of record who have the same address receive only one copy of the Notice Regarding the Availability of Proxy Materials or the Proxy Statement and Annual Report on Form 10-K, as applicable, unless we receive contrary instructions from one or more of the shareholders. This procedure reduces the Company’s printing and mailing costs and the environmental impact of its annual meetings. Shareholders who participate in householding continue to receive separate proxy forms. Householding does not affect dividend check mailings.

Any shareholder who would prefer to have a separate copy of the Notice Regarding the Availability of Proxy Materials, Proxy Statement or Annual Report on Form 10-K delivered to him or her at the shared address for this and future years may elect to do so by calling (877) 331-3084 or by writing to Christopher S. Holzshu, our Secretary, at 150 N. Bartlett Street, Medford, Oregon 97501. A copy of the materials will be sent promptly to the shareholder following receipt of a written or oral request by a shareholder to receive a copy of the Notice Regarding the Availability of Proxy Materials, the Proxy Statement or Annual Report on Form 10-K. The foregoing contact information can also be used by shareholders sharing an address to request delivery of a single copy of the Notice Regarding the Availability of Proxy Materials, the Proxy Statement or Annual Report on Form 10-K if they are receiving multiple copies of any of those documents.

Dated: March 10, 2017

Annex A

LITHIA MOTORS, INC.

2017 PERFORMANCE BONUS PLAN

1. Purpose. Lithia Motors, Inc. (the “Company”) establishes the Lithia Motors, Inc. Performance Bonus Plan (the “Plan”) with the intent of qualifying compensation paid under the Plan as “performance-based compensation” within the meaning of Section 162(m) of the Internal Revenue Code of 1986 (“Section 162(m)”) and the regulations promulgated thereunder. The Plan shall be interpreted in a manner consistent with the foregoing intent.

2. Administration. The Plan shall be administered by the Compensation Committee (the “Committee”) of the Board of Directors of the Company, which shall be comprised solely of two or more “outside directors” as defined in regulations promulgated under Section 162(m). The Committee may adopt guidelines to implement and administer the Plan.

3. Plan Participants. The participants in the Plan (the “Participants”) shall be the Chief Executive Officer (the “CEO”) of the Company and such other employees of the Company as may be designated in writing by the Committee at the time of the establishment of Performance Goals for any period. Other employees of the Company may receive bonuses on terms similar to the terms of bonuses paid to Participants under the Plan, but those bonuses shall not be covered by the Plan and, therefore, shall not qualify as performance-based compensation under Section 162(m).

4. Performance Goals.

(a) To make an award under the Plan, the Committee shall, no later than the earlier of (i) 90 days after the beginning of a performance period or (ii) the date on which 25% of the period of service (as scheduled in good faith at the time the goals are established) has elapsed, establish in writing the objectives (“Performance Goals”) that must be satisfied by the Company or any subsidiary, division, store, department or other unit of the Company (“Business Unit”) during that performance period as a condition to the payment or accrual of a cash bonus for each Participant based on performance in that period. The Committee shall also establish (i) the amounts, or the formula for determining the amounts, of cash bonuses to be paid or accrued based on achievement of the Performance Goals, and (ii) the timing of payment and any other conditions to payment of such amounts. In establishing any Performance Goals, the Committee may, in its sole discretion, reserve the right to reduce the resulting cash bonuses prior to payment on such terms as determined by the Committee.

(b) The Performance Goals for each performance period shall be one or more targeted levels of performance with respect to one or more of the following objective measures with respect to the Company or any Business Unit, and may be relative to any designated comparison group of companies: (i) revenue, (ii) net margin, (iii) operating income, (iv) operating cash flow, (v) net income before interest, taxes, depreciation and amortization, (vi) net income before interest and taxes, (vii) net income before income taxes, (viii) net income, (ix) new or used vehicle unit or revenue growth rate (based on same-store growth rate), (x) fixed department revenue growth rate (based on same-store revenue growth rate), (xi) sales or service satisfaction scores (percent of same stores equaling or exceeding specified manufacturers’ criteria), (xii) sales responsibility performance (percent of same stores at or above market sales rate thresholds set by specified manufacturers), (xiii) manufacturer approvability criteria, (xiv) financing and insurance revenue or revenue per vehicle, (xv) service, body and parts revenue or revenue per vehicle, (xvi) basic or diluted net income per share, (xvii) basic or diluted net income per share from continuing operations, (xviii) basic or diluted net income per share minus per share dividends and other shareholder distributions, (xix) basic or diluted net income per share from continuing operations minus per share dividends and other shareholder distributions, (xx) basic or diluted net income per share from continuing operations as adjusted to eliminate the effects of asset impairment, gains and losses on the sale of real estate or stores, equity investments and related taxes, (xxi) return on equity or return on investment, (xxii) free cash flows, or (xxiii) any of the foregoing before the effect of acquisitions, divestitures, accounting or tax changes, asset impairment, gains and losses on the sale of real estate or stores, reserves (including for real estate leases, company-owned service contracts and legal matters), legal settlements, equity investments, related taxes, and restructuring and special charges (determined according to criteria established by the Committee).

5. Computation of Bonus. Following the conclusion of any performance year, prior to the payment of any cash bonuses under the Plan with respect to that performance period, the Committee shall certify in writing the attainment of the Performance Goals for the performance period and the calculation of the bonus amounts. No bonus shall be paid or accrued if the related Performance Goal is not met.

6. Maximum Bonus. The cash bonus that may be paid or accrued for any Participant under the Plan in any calendar year with respect to performance of the Company in any fiscal year shall not exceed $5,000,000. The Committee and the Board of Directors of the Company retain discretion to reduce the amount of the attained bonus amounts for any reason.

7. Clawback. The Company requires reimbursement of any performance-based compensation awarded or paid to a Participant where: (a) the payment was predicated upon achieving financial results that were later the subject of a restatement of the Company’s financial statements and (b) a lower payment would have been made to the Participant based upon the restated financial results. In each case, the Company will, to the extent practicable, seek to recover from the Participant the amount by which the Participant’s award or payment for the relevant period exceeded the lower payment that would have been made based on the restated financial results.

8. Amendment and Termination of Plan. The Board may at any time amend or terminate the Plan, except that no amendment will be effective without approval by the Company’s shareholders if such approval is necessary to qualify amounts payable hereunder as performance-based compensation under Section 162(m). Unless it is re-approved by the shareholders, the Plan shall terminate on the date of the first shareholder meeting that occurs in the fifth year after the year of the last re-approval by the shareholders. No termination of the Plan shall affect Performance Goals and related awards established by the Committee prior to such termination.

9. No Right of Continued Employment. Nothing in the Plan or any award pursuant to the Plan shall confer upon any person any right to be continued in the employment of the Company or any subsidiary.

10. Governing Law. The Plan shall be construed in accordance with and governed by the laws of the State of Oregon.

11. Effective Date. The Plan shall be effective upon approval by the shareholders of the Company.

Annex B

LITHIA MOTORS, INC.

2013 AMENDED AND RESTATED

STOCK INCENTIVE PLAN

Article I
PURPOSE OF THE PLAN

The purposes of this 2013 Amended and Restated Stock Incentive Plan (the “Plan”) are to attract, retain and provide incentive compensation to selected employees, directors and others who contribute to the long-term financial success of LITHIA MOTORS, INC., an Oregon corporation, and to more closely align their interests with those of the Company and its shareholders. This Plan amends and restates in its entirety the Amended and Restated 2003 Stock Incentive Plan.

Article II
DEFINITIONS

As used herein, the following definitions will apply:

(a)

“Acquired Company” means any corporation or other entity that becomes a majority owned subsidiary of the Company, after the Effective Date, by merger, consolidation, stock acquisition, acquisition of all or substantially all of its assets or otherwise.

(b)	“Authorized Shares” means the number of shares of Common Stock authorized for issuance pursuant to Section 3.1 of this Plan.

(c)

“Available Shares” means the number of shares of Common Stock available under this Plan at any time for future issuance under Stock Options, Stock-Settled SARs, Performance Share Awards, Restricted Share Awards or Restricted Stock Unit Awards, as provided in Section 3.2 of this Plan.

(d)

“Award” means a Stock Option, a SAR, a Performance Share Award, a Restricted Share Award or a Restricted Stock Unit Award pursuant to this Plan. An Award shall, for all purposes, be deemed to have been made on the later of (i) the date when the Company completes all corporate action necessary to authorize the Award or such later date as specified in such corporate action or (ii) when the maximum number of shares covered by the Award can be determined (excluding from such determination the effects of any vesting provisions including Performance Goals and excluding provisions adjusting the number of shares pursuant to Article XIII of this Plan) regardless of the date on which the written agreement evidencing the Award is prepared or executed by the Company or the Recipient.

(e)	“Award Period” means the period of time for which a 162(m) Performance-Based Award is made.

(f)	“Board of Directors” means the Board of Directors of the Company.

(g)	“Business Unit” means any division or other unit of the Company.

(h)

“Cash-Settled SAR” means the right to receive cash in an amount equal to the difference between the Fair Market Value of a share of Common Stock on the date of exercise and the Fair Market Value of a share of Common Stock on the date of grant multiplied by the number of shares covered by the right awarded under Article VII of this Plan.

(i)	“Code” means the Internal Revenue Code of 1986, as amended.

(j)	“Committee” means the compensation committee of the Board of Directors or the Board of Directors if no such committee is then in existence.

(k)	“Common Stock” means the Class A Common Stock of the Company (or the shares of common stock into which the Class A Common Stock is reclassified or converted).

(l)

“Company” means Lithia Motors, Inc. and, unless the context requires otherwise, any successor or assignee of the Company by merger, consolidation, acquisition of all or substantially all of the assets of the Company or otherwise.

(m)

“Corporate Transaction” means (i) the adoption of a plan of dissolution or liquidation with respect to the Company, (ii) the consummation of any plan of exchange, merger or consolidation with one or more corporations in which the Company is not the surviving entity (other than a merger of the Company into a wholly-owned Subsidiary of the Company or a reincorporation of the Company in a different jurisdiction), or in which the security holders of the Company prior to such transaction do not receive in the transaction (or hold after consummation of the transaction) securities with voting rights with respect to the election of directors equal to 50% or more of the votes of all classes of securities of the surviving corporation or (iii) the consummation of a sale of all of substantially all of the assets of the Company following a shareholder vote on such sale. Notwithstanding the foregoing to the contrary, for purposes of Restricted Stock Unit Awards, a “Corporate Transaction” also must be a ‘change in the ownership,’ (ii) ‘a change in the effective control,’ or (ii) ‘a change in the ownership of a substantial portion of the assets’ (as those terms are defined in Section Treas. Reg. 1.409A-3(i)(5)) of the Company.

(n)

“Disabled” means having a mental or physical impairment that has lasted or is expected to last for a continuous period of 12 months or more and, in the Committee’s sole discretion, renders a Recipient unable to perform the duties that were assigned to the Recipient during the 12 month period prior to such determination. Notwithstanding the foregoing to the contrary, for purposes of Restricted Stock Unit Awards, “Disabled” shall be determined in accordance with the requirements of Code Section 409A. The Committee’s determination of the existence of an individual’s disability will be effective when communicated in writing to the Recipient and will be conclusive on all of the parties.

(o)	“Employee” means any person employed by the Company or a Subsidiary of the Company.

(p)	“Exercise Price” means the price per share at which shares of Common Stock may be purchased upon exercise of a Stock Option.

(q)	“Incentive Stock Option” means an ‘incentive stock option’ as defined in Section 422 of the Code.

(r)	“Fair Market Value” with respect to shares of Common Stock for a specified date means:

1)     If the Common Stock is traded on a national securities exchange, the “Fair Market Value” of a share of Common Stock will be the closing price of the Common Stock for such date, or if no transactions occurred on such date, on the last date on which trades occurred;

2)     If the Common Stock is not traded on a national securities exchange but bid and asked prices are regularly quoted on the OTC Bulletin Board Service, by the National Quotation Bureau or any other comparable service, the “Fair Market Value” of a share of Common Stock will be the average between the highest bid and lowest asked prices of the Common Stock as reported by such service at the close of trading for such date or, if such date was not a business day, on the preceding business day; or

3)     If there is no public trading of the Common Stock within the terms of subparagraphs 1 or 2 of this subsection, the “Fair Market Value” of a share of Common Stock will be as determined by the Committee in good faith.

(s)	“Non-statutory Stock Option” means a Stock Option other than an Incentive Stock Option.

(t)

“Option Agreement” means the written agreement between the Company and a Recipient that evidences a Stock Option awarded pursuant to this Plan. Each Option Agreement shall be subject to the terms and conditions of this Plan.

(u)

“Performance Goals” means any performance criteria applied to the Company, any Subsidiary, any Business Unit or any individual or group of individuals for any performance period in each case as specified by the Committee in the agreement evidencing an Award. Performance Goals may include but are not limited to 162(m) Performance Goals. The Committee shall determine whether or the extent to which any Performance Goal is achieved.

(v)

“Performance Share Award” means an Award of shares or an Award of the right to receive shares of Common Stock pursuant to Article IX of this Plan subject to the terms of a Share Vesting Agreement in which the vesting or issuance of shares is based, either in whole or in part, on the achievement of certain Performance Goals or 162(m) Performance Goals.

(w)	“Recipient” means any individual who is awarded a Stock Option, a SAR, a Performance Share Award, a Restricted Share Award or a Restricted Stock Unit Award pursuant to this Plan.

(x)

“Restricted Share Award” means an Award of shares of Common Stock pursuant to Article X of this Plan, regardless of whether the Recipient receives the shares covered by such Award solely for services or for a combination of services and cash payment or other consideration to the Company, pursuant to a Share Vesting Agreement.

(y)

“Restricted Stock Unit Award” means an Award of a right granted to receive Common Stock at the end of a specified vesting or deferral period pursuant to Article XI of this Plan, which right may be conditioned on the satisfaction of certain requirements (including the satisfaction of certain Performance Goals or 162(m) Performance Goals).

(z)	“SAR” means a Stock-Settled SAR or Cash-Settled SAR.

(aa)

“SAR Agreement” means the written agreement between the Company and a Recipient that evidences a SAR pursuant to this Plan. Each SAR Agreement shall be subject to the terms and conditions of this Plan.

(bb)	“Securities Act” means the Securities Act of 1933, as amended.

(cc)

“Service” means the continued employment of an Employee, service as director of the Company, service as a director of a Subsidiary or the regular provision of services to the Company or a Subsidiary under an independent contractor arrangement. If a recipient ceases to provide Service with the Company or a Subsidiary in one capacity but continues to provide Service in another capacity or contemporaneously begins to provide Service in another capacity, the recipient shall, for purposes of this Plan, be deemed to have continued in Service without interruption.

(dd)

“Share Vesting Agreement” means the written agreement between the Company and a Recipient that evidences either a Performance Share Award or a Restricted Share Award made pursuant to this Plan. Each Share Vesting Agreement shall be subject to the terms and conditions of this Plan.

(ee)	“Stock Option” means a Stock Option awarded pursuant to Article VI of this Plan.

(ff)

“Stock-Settled SAR” means the right to acquire shares of Common Stock in an amount equal to the difference between the Fair Market Value of a share of Common Stock on the date of exercise and the Fair Market Value of a share of Common Stock on the date of grant multiplied by the number of shares covered by the right awarded under Article VII of this Plan.

(gg)

“Subsidiary” means any corporation or other entity owned or controlled by the Company in an unbroken chain of corporations or other entities in which each of the corporations or other entities other than last corporation or other entity owns 50 percent or more of the total combined voting power of all classes of equity ownership interests in the other corporations or other entities in such chain.

(hh)

“Tax Withholding” means all amounts determined by the Company to be required to satisfy applicable federal, state and local tax withholding requirements (including but not limited to payroll taxes) upon the exercise of a Stock Option or SAR, the disqualifying disposition of shares of Common Stock acquired by exercise of an Incentive Stock Option, the vesting or payment of shares under a Performance Share Award or Restricted Share Award or the vesting or payment of a Restricted Share Unit Award, a Recipient making an election under Code Section 83(b) with respect to a Performance Share Award or Restricted Share Award or as otherwise may be required under applicable tax laws.

(ii)	“162(m) Performance-Based Award” means an Award intended to qualify as qualified performance-based compensation under Section 162(m) of the Code and the regulations thereunder.

(jj)

“162(m) Performance Goals” means written objectives that must be met by the Company, any Subsidiary or any Business Unit during the Award Period as a condition to payment being made under a 162(m) Performance-Based Award and shall be based on one or more targeted levels of performance with respect to one or more of the following objective measures with respect to the Company, any Subsidiary or any Business Unit, and may be relative to any designated comparison group of companies: (i) revenue, (ii) net margin, (iii) operating income, (iv) operating cash flow, (v) net income before interest, taxes, depreciation and amortization, (vi) net income before interest and taxes, (vii) net income before income taxes, (viii) net income, (ix) new or used vehicle unit or revenue growth rate (based on same-store growth rate), (x) fixed department revenue growth rate (based on same-store revenue growth rate), (xi) sales or service satisfaction scores (percent of same stores equaling or exceeding specified manufacturers’ criteria), (xii) sales responsibility performance (percent of same stores at or above market sales rate thresholds set by specified manufacturers), (xiii) manufacturer approvability criteria, (xiv) financing and insurance revenue or revenue per vehicle, (xv) service, body and parts revenue or revenue per vehicle, (xvi) basic or diluted net income per share, (xvii) basic or diluted net income per share from continuing operations, (xviii) basic or diluted net income per share minus per share dividends and other shareholder distributions, (xix) basic or diluted net income per share from continuing operations minus per share dividends and other shareholder distributions, (xix) basic or diluted net income per share from continuing operations as adjusted to eliminate the effects of asset impairment, gains and losses on the sale of real estate or stores, equity investments and related taxes, (xx) return on equity or return on investment, (xxii) free cash flows, or (xxiii) any of the foregoing before the effect of acquisitions, divestitures, accounting or tax changes, asset impairment, gains and losses on the sale of real estate or stores, reserves (including for real estate leases, company-owned service contracts and legal matters), legal settlements, equity investments, realted taxes, and restructuring and special charges (determined according to criteria established by the Committee).

Article III
STOCK SUBJECT TO THE PLAN

3.1     Aggregate Number of Authorized Shares. Subject to adjustment in accordance with Section 10.1, the total number of shares of Common Stock authorized for issuance under all Awards pursuant to this Plan is 3,800,000 shares.

3.2     Number of Available Shares. At any point in time, the number of Available Shares shall be the number of Authorized Shares at such time minus each of the following:

(a)	the number of shares of Common Stock issued prior to such time upon the exercise of Stock Options and Stock-Settled SARs that were awarded pursuant to this Plan;

(b)

the number of shares of Common Stock issued prior to such time under Restricted Stock Unit Awards, Restricted Share Awards and Performance Share Awards to the extent the shares are not subject to any forfeiture or repurchase provisions pursuant to the terms of a Share Vesting Agreement;

(c)

the number of shares covered by outstanding Stock Options and Stock-Settled SARs that were awarded pursuant to this Plan to the extent that such Stock Options and Stock-Settled SARs have not been exercised at such time;

(d)	the number of shares of Common Stock covered by outstanding Restricted Stock Unit Awards made pursuant to this Plan prior to such time; and

(e)

the number of shares of Common Stock covered by Performance Share Awards and Restricted Share Awards made pursuant to this Plan prior to such time to the extent the shares have not been issued or have been issued and are subject to forfeiture or repurchase provisions pursuant to the terms of a Share Vesting Agreement.

As a result of the foregoing, if a Stock Option, Stock-Settled SAR, Restricted Stock Unit or Performance Share Award expires, terminates or is cancelled for any reason without having been exercised and/or settled in full, the shares of Common Stock covered by such Stock Option, Stock-Settled SAR, Restricted Stock Unit or Performance Share Award that were not acquired through the exercise or settlement of such Award will again become Available Shares. Upon the exercise in full of a Stock-Settled SAR, all shares covered by that Award other than the shares actually issued upon such exercise, will again become Available Shares. Similarly, upon the settlement of a vested Restricted Stock Unit Award or Performance Share Award, all shares covered by that Award other than the shares actually issued in settlement thereof will again become Available Shares. If shares of Common Stock issued under a Performance Share Award or Restricted Share Award are forfeited to or repurchased by the Company, or if a Performance Share Award is terminated without the issuance of shares thereunder, pursuant to the terms of a Share Vesting Agreement, those shares will again become Available Shares. If shares of Common Stock covered by an Award are surrendered by a Recipient to satisfy any Tax Withholding obligations of such Award, those shares will again become Available Shares. Neither the grant nor the exercise of Cash-Settled SARs shall reduce the number of shares available for grant under the Plan.

3.3     Reservation of Shares. Available Shares shall consist of authorized but unissued shares of Common Stock of the Company. By appropriate resolution of the Board of Directors, the Company at all times will reserve for issuance shares of Common Stock equal to the sum of (i) the number of shares covered by outstanding Awards to the extent that shares have not been issued under such Awards at such time and (ii) the number of Available Shares. By action of the Board of Directors, the Company may repurchase issued and outstanding shares for purposes of providing Available Shares under this Plan but the Company is not required to make such repurchases and any such repurchases shall not affect the calculation of the number of Authorized Shares or Available Shares.

3.4     Annual Limits on Number of Shares to Any One Person and to Non-Management Directors.

(a)	No person may receive in any calendar year Awards pursuant to this Plan which provide for the issuance, in the aggregate, of more than 200,000 shares; and

(b)	No non-management director may receive in any calendar year Awards pursuant to this Plan which provide for the issuance, in the aggregate, of more than 10,000 shares;

provided, however, the foregoing limitations (a) and (b) shall not apply to Awards of Stock Options in substitution for outstanding stock options of an Acquired Company that are cancelled in connection with the acquisition of such Acquired Company.

Article IV
COMMENCEMENT AND DURATION OF THE PLAN

4.1     Effective Date of the Plan. This Plan was effective as of the date on which it was first adopted by the Board of Directors.

4.2     Duration of the Plan. This Plan will continue in effect until all Authorized Shares have been issued and all forfeiture and repurchase restrictions on the Authorized Shares have lapsed. The Board of Directors may suspend or terminate this Plan at any time. Termination of the Plan will not terminate or otherwise affect any outstanding Stock Option, SAR, Performance Share Award, Restricted Share Award, Restricted Stock Unit Award, Option Agreement, SAR Agreement or Share Vesting Agreement.

Article V
ADMINISTRATION OF THE PLAN

The Plan shall be administered by the Committee. The Board of Directors shall appoint the members of the Committee, which shall consist of at least two directors from the Board of Directors. The appointment to the Committee of one or more directors who are not “outside directors” as such term is defined in Treasury Regulation §1.162-27(e)(3), one or more directors who are not “non-employee directors” as such term is defined in Rule 16b-3 issued by the Securities and Exchange Commission under Section 16 of the Securities Exchange Act of 1934, as amended, (“Rule 16b-3”) or one or more directors who fail to meet the requirements for service on a compensation committee as set forth in the listing standards of the exchange or market on which the Common Stock primarily trades shall not invalidate any of the actions of the Committee. Any member of the Committee who is not an outside director is referred to in this paragraph as an “Abstaining Director” with respect to any action by the Committee for which Code Section 162(m) requires the approval of a committee consisting solely of outside directors. Any member of the Committee who is not a non-employee director is referred to in this paragraph as an “Abstaining Director” with respect to any action by the Committee for which Rule 16b-3 requires the approval of a committee consisting solely of non-employee directors. Any member of the Committee who fails to meet the requirements of the listing standards of the exchange or market on which the Common Stock primarily trades is referred to in this paragraph as an “Abstaining Director” with respect to any action by the Committee that requires the approval of a committee consisting solely of directors meeting those requirements. An Abstaining Director shall be deemed to have abstained from such action (notwithstanding any statement to the contrary which may be contained in minutes of a meeting of the Committee) and the assent of any such director shall be ignored for purposes of determining whether or not any such actions were approved by the Committee. If the Committee proposes to take an action by unanimous consent in lieu of a meeting, an Abstaining Director shall be deemed to not be a member of the Committee for the purpose of such consent with respect to any actions for which such member is deemed to be an Abstaining Director. A majority of the members of the Committee may determine its actions and fix the time and place of its meetings.

If no Committee is appointed, the Board of Directors will have all the powers, duties and responsibilities of the Committee as set forth in this Plan. In addition, the Board of Directors may abolish a Committee and assume the duties and responsibilities of the Committee at any time by resolution duly adopted by the Board of Directors.

The Committee shall have full power and authority, subject to such orders or resolutions not inconsistent with the provisions of the Plan as may from time to time be adopted by the Board, to (a) select the Employees, directors and other persons to whom Awards may from time to time be granted hereunder; (b) determine the type or types of Award to be granted to each Recipient hereunder; (c) determine the number of shares of Common Stock to be covered by or relating to each Award granted hereunder; (d) determine the terms and conditions, not inconsistent with the provisions of the Plan, of any Award granted hereunder; (e) determine whether, to what extent and under what circumstances Awards may be settled in cash, shares or other property or canceled or suspended, consistent with the terms of the Plan; (f) determine whether, to what extent, and under what circumstances payment of cash, shares, other property and other amounts payable with respect to an Award made under the Plan shall be deferred either automatically or at the election of the Participant, consistent with the terms of the Plan; (g) interpret and administer the Plan and any instrument or agreement entered into under the Plan; (h) establish such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; (i) make any other determination and take any other action that the Committee deems necessary or desirable for administration of the Plan and (j) extend any exercise period or accelerate any vesting period for any Award. The Committee may, in its sole and absolute discretion, and subject to the provisions of the Plan, from time to time delegate any or all of its authority to administer the Plan to any other persons or committee as it deems necessary or appropriate for the proper administration of the Plan, except that no such delegation shall be made in the case of any 162(m) Performance-Based Award. The decisions of the Committee shall be final, conclusive and binding with respect to the interpretation and administration of the Plan and any grant made under it. The Committee shall make, in its sole discretion, all determinations arising in the administration, construction or interpretation of the Plan and Awards under the Plan, including the right to construe disputed or doubtful Plan or Award terms and provisions, and any such determination shall be conclusive and binding on all persons, except as otherwise provided by law.

Except as may disqualify the applicability of Code Section 162(m), the Committee shall be authorized to make adjustments in Performance Goals criteria or in the terms and conditions of other Awards in recognition of unusual or nonrecurring events affecting the Company or its financial statements, changes in applicable laws, regulations or accounting principles or otherwise. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem desirable to carry it into effect. In the event that the Company shall assume outstanding employee benefit awards or the right or obligation to make future such awards in connection with the acquisition of or combination with another corporation or business entity, the Committee may, in its discretion, make such adjustments in the terms of Awards under the Plan as it shall deem appropriate.

Article VI
STOCK OPTION TERMS AND CONDITIONS

Stock Options may be awarded pursuant to this Plan in accordance with the following terms and conditions.

6.1     Requirement for a Written Option Agreement. Each Stock Option will be evidenced by a written Option Agreement. The Committee, from time to time, will determine the form of Option Agreement to be used for purposes of evidencing Stock Options awarded pursuant to this Plan. Except as provided in Section 13.2, the terms of the Option Agreement evidencing a Stock Option must be consistent with this Plan, including but not limited to this Article VI. Any inconsistencies between any Option Agreement and this Plan will be resolved in accordance with the terms and conditions specified in this Plan. Except as expressly required by this Article VI, the terms and conditions of each Stock Option do not need to be identical.

6.2     Who may be Awarded a Stock Option. A Stock Option may be awarded to any Employee, any director of the Company or of any Subsidiary and any other individual who, in the judgment of the Committee, has performed or will perform, in whatever capacity, services important to the management, operation and development of the business of the Company or any of its Subsidiaries; provided that Incentive Stock Options may only be granted to Employees. The Committee, in its sole discretion, shall determine when and to whom Stock Options are awarded pursuant to this Plan. In addition, substitute Stock Options may be awarded pursuant to Section 13.2 to persons who were employees, directors, or independent contractors or former employees, directors or independent contractors of an Acquired Company.

6.3     Number of Shares Covered by a Stock Option. The Committee, in its sole discretion, shall determine the number of shares of Common Stock covered by each Stock Option awarded pursuant to this Plan and, for a Stock Option granted after February 22, 2013, whether it is an Incentive Stock Option or a Non-statutory Stock Option. The number of shares covered by each Stock Option and whether it is an Incentive Stock Option or a Non-statutory Stock Option shall be specified in the Option Agreement.

6.4     Vesting Under a Stock Option. The Committee, in its sole discretion, shall determine whether a Stock Option is immediately exercisable as to all of the shares of Common Stock covered by such option or whether it is exercisable only in accordance with a time-based vesting schedule, Performance Goals or a combination of the foregoing, all as determined by the Committee. Any such vesting terms and conditions shall be specified in the Option Agreement. Notwithstanding any term to the contrary in any Option Agreement, a Stock Option that is awarded to a person who, at the time of the Award, was an executive officer of the Company will not become exercisable until after six months from the date of such Award unless the Award was approved either by (i) a committee of non-employee directors within the requirements of Rule 16b-3 or (ii) the full Board of Directors.

6.5     Exercise Price of a Stock Option. The Exercise Price for each Stock Option will be at least 100% of the Fair Market Value of a share of Common Stock as of the date on which the Stock Option was awarded. However, if it is subsequently determined that the Exercise Price as stated in the Option Agreement evidencing a Stock Option is less than 100% of the Fair Market Value of a share of Common Stock as of the date on which an option was awarded, such fact will not invalidate the Stock Option.

6.6     Duration of a Stock Option—Generally. The Committee, in its sole discretion, will determine the term of each Stock Option provided that such term will not exceed 10 years from the date on which such option was awarded. The term of each Stock Option shall be set forth in the Option Agreement. The Recipient shall have no further right to exercise a Stock Option following the expiration of such term.

6.7     The Effect of Termination of the Recipient’s Service with the Company on the Term of a Stock Option. If a Recipient’s Service with the Company terminates for any reason other than as a result of the Recipient dying or becoming Disabled (as provided for in Section 6.9 and Section 6.10, respectively), all Stock Options that have been awarded to such Recipient shall terminate to the extent that they are not exercised within 30 days following the date the Recipient ceased to be in Service with the Company, unless provided otherwise in the Option Agreement. The foregoing provision will not extend the time within which a Stock Option may be exercised beyond the expiration of the term of such option and no additional vesting shall occur after the date the Recipient’s Service with the Company terminated.

6.8     The Effect of a Leave of Absence on a Stock Option. Unless otherwise provided in the Option Agreement evidencing a Stock Option, a Recipient’s Service shall not be deemed to have terminated if the Recipient is on sick leave, family leave, military leave or any other leave of absence that is approved by the Committee. The Committee, in its sole discretion, may determine whether a Stock Option shall continue to vest during any sick leave, family leave, military leave or other approved leave of absence.

6.9     The Effect of the Death of a Recipient on the Term of a Stock Option. If a Recipient’s Service with the Company terminates as a result of the Recipient’s death, all Stock Options that have been awarded to such Recipient will terminate to the extent that they are not previously exercised within 12 months following the date of the Recipient’s death. The foregoing provision will not extend the time within which a Stock Option may be exercised beyond the expiration of the term of such option and no additional vesting shall occur after the date of the Recipient’s death.

6.10     The Effect of the Disability of a Recipient on the Term of a Stock Option. If a Recipient’s Service with the Company terminates as a result of the Recipient becoming Disabled, all Stock Options that have been awarded to such Recipient shall terminate to the extent that they are not exercised within 12 months following the date of the Recipient becoming Disabled. The foregoing provision will not extend the time within which a Stock Option may be exercised beyond the expiration of the term of such option and no additional vesting shall occur after the date the Recipient became Disabled.

6.11     Additional Requirements Relating to Incentive Stock Options. Notwithstanding any other provisions in this Plan, Incentive Stock Options shall be subject to the following additional terms and conditions:

(a)

Limitation on Amount of Grants. If the aggregate fair market value of shares, determined as of the date the option is granted, for which Incentive Stock Options granted under this Plan (and any other stock incentive plan of the Company or its parent or subsidiary corporations, as defined in subsections 424(e) and 424(f) of the Code) are exercisable for the first time by an employee during any calendar year exceeds $100,000, the portion of the option or options not exceeding $100,000, to the extent of whole shares, will be treated as an Incentive Stock Option and the remaining portion of the option or options will be treated as a Non-statutory Stock Option. The preceding sentence will be applied by taking options into account in the order in which they were granted. If, under the $100,000 limitation, a portion of an option is treated as an Incentive Stock Option and the remaining portion of the option is treated as a Non-statutory Stock Option, unless the optionee designates otherwise at the time of exercise, the optionee’s exercise of all or a portion of the option will be treated as the exercise of the Incentive Stock Option portion of the option to the full extent permitted under the $100,000 limitation. If an optionee exercises an option that is treated as in part an Incentive Stock Option and in part a Non-statutory Stock Option, the Company will designate the portion of the stock acquired pursuant to the exercise of the Incentive Stock Option portion as Incentive Stock Option stock by issuing a separate certificate for that portion of the stock and identifying the certificate as Incentive Stock Option stock in its stock records.

(b)

Limitations on Grants to 10 percent Shareholders. An Incentive Stock Option may be granted under this Plan to an Employee possessing more than 10 percent of the total combined voting power of all classes of stock of the Company or any parent or subsidiary (as defined in subsections 424(e) and 424(f) of the Code) only if the option price is at least 110 percent of the Fair Market Value of the Common Stock subject to the option on the date it is granted and the option by its terms is not exercisable after the expiration of five years from the date it is granted.

(c)

Nontransferability. Except as provided below and notwithstanding any provision in this Plan, each Incentive Stock Option granted under this Plan by its terms shall be nonassignable and nontransferable by the optionee, either voluntarily or by operation of law, and during the optionee’s lifetime, shall be exercisable only by the optionee. A stock option may be transferred by will or by the laws of descent and distribution of the state or country of the optionee’s domicile at the time of death.

(d)

Limitation on Time of Grant. No Incentive Stock Option shall be granted on or after the tenth anniversary of the last action by the Board of Directors adopting the Plan or approving an increase in the number of shares available for issuance under the Plan, which action was subsequently approved within 12 months by the shareholders of the Company.

(e)

Early Dispositions. If, within two years after an Incentive Stock Option is granted or within 12 months after an Incentive Stock Option is exercised, the optionee sells or otherwise disposes of Common Stock acquired on exercise of the Option, the optionee shall within 30 days of the sale or disposition notify the Company in writing of (i) the date of the sale or disposition, (ii) the amount realized on the sale or disposition and (iii) the nature of the disposition (e.g., sale, gift, etc.).

Article VII
SARS TERMS AND CONDITIONS

Stock-Settled SARs and Cash-Settled SARs may be awarded pursuant to this Plan in accordance with the following terms and conditions.

7.1     Requirement for a Written SAR Agreement. Each SAR will be evidenced by a written SAR Agreement. The Committee, from time to time, will determine the form of Stock-Settled SAR Agreement to be used for purposes of evidencing Stock-Settled SARs awarded pursuant to this Plan and form of Cash-Settled SAR Agreement to be used for purposes of evidencing Cash-Settled SARs awarded pursuant to this Plan. Except as provided in Section 13.2, the terms of the SAR Agreements must be consistent with this Plan, including but not limited to this Article VII. Any inconsistencies between any SAR Agreement and this Plan will be resolved in accordance with the terms and conditions specified in this Plan. Except as expressly required by this Article VII, the terms and conditions of each SAR do not need to be identical.

7.2     Who may be Awarded a SAR. A SAR may be awarded to any Employee, any director of the Company or of a Subsidiary and any other individual who, in the judgment of the Committee, has performed or will perform, in whatever capacity, services important to the management, operation and development of the business of the Company or any of Subsidiaries. The Committee, in its sole discretion, shall determine when and to whom SARs are awarded pursuant to this Plan. In addition, substitute SARs may be awarded pursuant to Section 13.2 to persons who were employees, directors, or independent contractors or former employees, directors or independent contractors of an Acquired Company.

7.3     Number of Shares Covered by a SAR. The Committee, in its sole discretion, shall determine the number of shares of Common Stock covered by each SAR awarded pursuant to this Plan and whether the SAR is a Stock-Settled SAR or a Cash-Settled SAR. The number of shares covered by each Stock-Settled SAR shall be specified in the Stock-Settled SAR Agreement.

7.4     Vesting Under a SAR. The Committee, in its sole discretion, shall determine whether a SAR is immediately exercisable as to all of the shares of Common Stock covered by the SAR or whether it is exercisable only in accordance with a time-based vesting schedule, Performance Goals or a combination of the foregoing, all as determined by the Committee. Any such vesting terms and conditions shall be specified in the SAR Agreement. Notwithstanding any term to the contrary in any SAR Agreement, a SAR that is awarded to a person who, at the time of the Award, was an executive officer of the Company will not become exercisable until after six (6) months from the date of such Award unless the Award was approved either by (i) a committee of non-employee directors within the requirements of Rule 16b-3 or (ii) the full Board of Directors.

7.5     Effect of Exercise of a SAR. Exercise of a Stock-Settled SAR results in the Recipient receiving net shares of Common Stock with an aggregate Fair Market Value as of the date of such exercise equal to (i) the difference between the Fair Market Value of a share of Common Stock as of the exercise date minus the Fair Market Value of a share of Common Stock on the date of grant, multiplied by (ii) the number of shares covered by the Stock-Settled SAR as to which it is being exercised, rounded down to the nearest whole number. Exercise of a Cash-Settled SAR results in the Recipient receiving cash in an amount equal to (i) the difference between the Fair Market Value of a share of Common Stock as of the exercise date minus the Fair Market Value of a share of Common Stock on the date of grant, multiplied by (ii) the number of shares covered by the SAR as to which it is being exercised. A SAR may be exercised as to all of the shares covered by it or may be exercised only in part.

7.6     Duration of a SAR—Generally. The Committee, in its sole discretion, will determine the term of each SAR provided that such term will not exceed 10 years from the date on which such SAR was awarded. The term of each SAR shall be set forth in the SAR Agreement. The Recipient shall have no further right to exercise a SAR following the expiration of such term.

7.7     The Effect of Termination of the Recipient’s Service with the Company on the Term of a SAR. If a Recipient’s Service with the Company terminates for any reason other than as a result of the Recipient dying or becoming Disabled (as provided for in Section 7.9 and Section 7.10, respectively), all SARs that have been awarded to such Recipient shall terminate to the extent that they are not exercised within 30 days following the date the Recipient ceased to be in Service with the Company, unless provided otherwise in the SAR Agreement. The foregoing provision will not extend the time within which a SAR may be exercised beyond the expiration of the term of such option and no additional vesting shall occur after the date the Recipient’s Service with the Company terminated.

7.8     The Effect of a Leave of Absence on a Stock-Settled SAR. Unless otherwise provided in the SAR Agreement, a Recipient’s Service shall not be deemed to have terminated if the Recipient is on sick leave, family leave, military leave or any other leave of absence that is approved by the Committee. The Committee, in its sole discretion, may determine whether a SAR shall continue to vest during any sick leave, family leave, military leave or other approved leave of absence.

7.9     The Effect of the Death of a Recipient on the Term of a SAR. If a Recipient’s Service with the Company terminates as a result of the Recipient’s death, all SARs that have been awarded to such Recipient will terminate to the extent that they are not previously exercised within 12 months following the date of the Recipient’s death. The foregoing provision will not extend the time within which a SAR may be exercised beyond the expiration of the term of such option and no additional vesting shall occur after the date the Recipient’s death.

7.10     The Effect of the Disability of a Recipient on the Term of a SAR. If a Recipient’s Service with the Company terminates as a result of the Recipient becoming Disabled, all SARs that have been awarded to such Recipient shall terminate to the extent that they are not exercised within 12 months following the date of the Recipient becoming Disabled. The foregoing provision will not extend the time within which a SAR may be exercised beyond the expiration of the term of such option and no additional vesting shall occur after the date the Recipient became Disabled.

Article VIII
EXERCISE OF STOCK OPTIONS AND SARS

8.1     Notice of Exercise. A Stock Option or a SAR may be exercised only by delivery to the Company of written notice directed to the President of the Company (or such other person as the Company may designate) at the principal business office of the Company. The notice will specify (i) the number of shares of Common Stock as to which the Stock Option or SAR is being exercised, (ii) the method of payment of the Exercise Price of a Stock Option, (iii) the method of payment of the Tax Withholding if required, and (iv), unless a registration under the Securities Act is in effect with respect to the Plan at the time of such exercise, the notice of exercise shall contain such representations as the Company determines to be necessary or appropriate in order for the sale of any shares of Common Stock being purchased pursuant to such exercise to qualify for exemptions from registration under the Securities Act and other applicable state securities laws. If the date of expiration or termination of a Stock Option or SAR falls on a day on which the principal business office of the Company is not open for business, the notice of exercise must be delivered to the Company no later than the last business day prior to such expiration or termination date in order for the notice of exercise to be timely.

8.2     Payment of Exercise Price. No shares of Common Stock will be issued upon the exercise of any Stock Option unless and until payment or adequate provision for payment of the Exercise Price of such shares has been made in accordance with this subsection. The Committee, in its sole discretion, may provide in any Option Agreement for the payment of the Exercise Price in cash (including by check), by delivery of a full-recourse promissory note, by the delivery of shares of Common Stock or other securities issued by the Company in accordance with Section 14.7, by the application of shares that could be received upon exercise of the Stock Option in accordance with Section 14.7, or by any combination of the foregoing. In the absence of such terms in the Option Agreement, the Exercise Price shall be paid in cash (including by check). The Committee, in its sole discretion, may permit a Recipient to elect to pay the Exercise Price by authorizing a duly registered and licensed broker-dealer to sell the shares of Common Stock to be issued upon such exercise (or, at least, a sufficient portion thereof) and instructing such broker-dealer to immediately remit to the Company a sufficient portion of the proceeds from such sale to pay the entire Exercise Price.

8.3     Payment of Tax Withholding Amounts. Upon the exercise of any Stock Option or SAR (including any Non-statutory Stock Option or SAR transferred by the Recipient pursuant to Section 14.5), either with the delivery of the notice of exercise or upon notification of the amount due, each Recipient must pay to the Company or make adequate provision for the payment of all Tax Withholding, if any. The Option Agreement or SAR Agreement may provide for, or the Committee, in its sole discretion, may allow, the Recipient to pay the Tax Withholding (i) in cash (including by check), (ii) by the Company withholding such amount from cash payable upon exercise of a Cash-Settled SAR or other amounts payable by the Company to the Recipient, including salary, (iii) by delivery of shares of Common Stock or other securities of the Company in accordance with Section 14.7, (iv) by the application of shares that could be received upon exercise of the Stock Option or Stock-Settled SAR in accordance with Section 14.7 but only up to the minimum statutorily required tax withholding amounts, or (v) any combination of the foregoing. In the absence of such terms in the Option Agreement or SAR Agreement, the Tax Withholding shall be paid in cash (including by check) or the Committee may authorize payment or provision for the Tax Withholding by any other means permitted by this Section 8.3.

By receiving and upon exercise of a Stock Option or a SAR, the Recipient shall be deemed to have consented to the Company withholding the amount of any Tax Withholding from any amounts payable by the Company to the Recipient. The Committee, in its sole discretion, may permit a Recipient to elect to pay the Tax Withholding by authorizing a duly registered and licensed broker-dealer to sell the shares to be issued upon such exercise (or, at least, a sufficient portion thereof) and instructing such broker-dealer to immediately remit to the Company a sufficient portion of the proceeds from such sale to pay the Tax Withholding. No shares will be issued upon an exercise of a Stock Option or a SAR, and no cash payment will be made upon exercise of a Cash-Settled SAR, unless and until payment or adequate provision for payment of the Tax Withholding has been made. If, either as a result of the exercise of a Stock Option or a SAR or the subsequent disqualifying disposition of shares acquired through such exercise, the Company determines that additional Tax Withholding was or has become required beyond any amount paid or provided for by the Recipient, the Recipient will pay such additional amount to the Company immediately upon demand by the Company. If the Recipient fails to pay the amount demanded, the Company may withhold that amount from other amounts payable by the Company to the Recipient, including salary.

8.4     Issuance of Shares. Notwithstanding the good faith compliance by the Recipient with all of the terms and conditions of an Option or Stock-Settled SAR Agreement and with this Article VIII, the Recipient will not become a shareholder and will have no rights as a shareholder with respect to the shares covered by such Stock Option or Stock-Settled SAR until the issuance of shares pursuant to the exercise of such Stock Option or Stock-Settled SAR is recorded on the stock transfer record of the Company. The Company will not unreasonably delay the issuance of a stock certificate and shall exercise reasonable efforts to cause such stock certificate to be issued to the Recipient as soon as is practicable after the compliance by the Recipient with all of the terms and conditions of the Option Agreement or Stock-Settled SAR and with this Article VIII. In addition, when the payment of the Exercise Price is permitted under Sections 8.2 or 8.3 to be remitted to the Company by a broker-dealer in connection with the sale of some or all of the shares covered by the Stock Option, the Recipient shall be considered a shareholder and to own the shares being purchased by such exercise upon the Company receiving both the Recipient’s notice of exercise and the broker-dealer’s agreement to remit to the Company the Exercise Price in a form satisfactory to the Company in its sole discretion.

Article IX
PERFORMANCE SHARE AWARDS

Performance Share Awards may be made pursuant to this Plan in accordance with the following terms and conditions.

9.1     Requirement for a Written Share Vesting Agreement. Each Performance Share Award will be evidenced by a Share Vesting Agreement. The Committee will determine from time to time the form of Share Vesting Agreement to be used to evidence Performance Share Awards made pursuant to this Plan. Except as provided in Section 13.2, the terms of each Share Vesting Agreement must be consistent with this Plan. Any inconsistencies between any Share Vesting Agreement and this Plan will be resolved in accordance with the terms and conditions specified in this Plan. Except as otherwise required by this Article IX, the terms and conditions of each Performance Share Award do not need to be identical.

9.2     Who May Receive a Performance Share Award. A Performance Share Award may be made to any Employee, any director of the Company or of a Subsidiary and any other individual who, in the judgment of the Committee, has performed or will perform, in whatever capacity, services important to the management, operation and development of the business of the Company or any of Subsidiaries. The Committee, in its sole discretion, shall determine when and to whom Performance Share Awards are awarded pursuant to this Plan. In addition, substitute Performance Share Awards may be awarded pursuant to Section 13.2 to persons who were employees, directors, or independent contractors or former employees, directors or independent contractors of an Acquired Company.

9.3     Number of Shares Covered by a Performance Share Award. The Committee, in its sole discretion, shall determine the number of shares of Common Stock covered by each Performance Share Award made pursuant to this Plan, which may include a range of shares to be issued based on achievement of Performance Goals. The Share Vesting Agreement shall specify the number of shares (or the range of the number of shares) of Common Stock covered by such Performance Share Award.

9.4     What the Recipient Must Deliver to Receive a Performance Share Award. The Committee, in its sole discretion, will determine whether the Recipient, in order to receive the Performance Share Award, must make a payment, either in cash (including by check), by delivery of a promissory note or by delivery of other securities of the Company (including options to purchase securities of the Company), to the Company of all or some portion of the Fair Market Value of the shares of Common Stock covered by the Performance Share Award. To the extent that the sum of any cash payment, any promissory note and any other securities received by the Company from the Recipient in connection with a Performance Share Award is less than the Fair Market Value of the shares of Common Stock covered by such Performance Share Award determined as of the date of such Award, the shares of Common Stock covered by the Performance Share Award shall be deemed to have been issued by the Company for services rendered by the Recipient.

9.5     Vesting Under a Performance Share Award. The Committee, in its sole discretion, shall determine the Performance Goals and other terms and conditions, if any, upon which shares covered by any Performance Share Award shall vest. The Share Vesting Agreement evidencing a Performance Share Award shall specify the Performance Goals, and other vesting terms and conditions. Unvested shares covered by a Performance Share Award and rights under a Performance Share Award may not be transferred by the Recipient under any condition without the prior written consent of the Committee, which consent may be withheld in its sole discretion.

9.6     Right to Repurchase and Forfeiture of Unvested Shares upon Certain Conditions. The Share Vesting Agreement shall specify the events upon the occurrence of which (i) the Recipient’s unvested shares shall be forfeited to the Company or (ii) the Company shall have the right to repurchase from the Recipient any or all of the Recipient’s unvested shares and the period during which the Company must exercise this right following the occurrence of the event. The Share Vesting Agreement shall also specify the “Repurchase Price Per Share” that the Company shall pay to the Recipient upon exercise of any right to repurchase unvested shares and the terms of such payment. If not otherwise specified in the Share Vesting Agreement, any right to repurchase must be exercised within forty-five (45) days after the Company receives from the Recipient written notice of the occurrence of the event, the repurchase price shall be $0.001 per share and the repurchase price shall be payable to the Recipient in cash (including by check) within ten (10) days after the date on which the right to repurchase the shares is exercised. Any right of the Company to repurchase unvested shares may be assigned by the Company in its sole discretion without notice to, or the prior consent of, the Recipient. Every Share Vesting Agreement evidencing a Performance Share Award shall contain or shall be deemed to contain a blank stock power pursuant to which the Recipient authorizes the Company or its transfer agent to transfer ownership of unvested shares from the Recipient to the Company or its assigns upon the forfeiture of shares or the right to repurchase being exercised.

9.7     Payment of Tax Withholding Amounts. Upon the vesting of shares or the right to receive shares under a Performance Share Award (including any Performance Share Award transferred by the Recipient pursuant to Section 14.5) or upon the Recipient making a valid election under Code Section 83(b), each Recipient must pay to the Company or make adequate provision for the payment of all Tax Withholding, if any. The Share Vesting Agreement may provide for, or the Committee, in its sole discretion, may allow the Recipient to pay the Tax Withholding (i) in cash (including by check), (ii) by the Company withholding such amount from other amounts payable by the Company to the Recipient, including salary, (iii) by delivery of shares of Common Stock or other securities of the Company in accordance with Section 14.7, (iv) by the application of vested shares under the Performance Share Award in accordance with Section 14.7 but only up to the minimum statutorily required tax withholding amounts, or (v) any combination of the foregoing. In the absence of such terms in the Share Vesting Agreement, the Tax Withholding shall be paid in cash (including by check) or the Committee may authorize payment or provision for the Tax Withholding by any other means permitted by this Section 9.7.

By receiving a Performance Share Award, the Recipient shall be deemed to have consented to the Company withholding the amount of any Tax Withholding from any amounts payable by the Company to the Recipient. The Committee, in its sole discretion, may permit a Recipient to elect to pay the Tax Withholding by authorizing a duly registered and licensed broker-dealer to sell the shares to be issued (or, at least, a sufficient portion thereof) and instructing such broker-dealer to immediately remit to the Company a sufficient portion of the proceeds from such sale to pay the Tax Withholding. No shares will be delivered in response to a request to deliver vested shares unless and until payment or adequate provision for payment of the Tax Withholding has been made. If the Company later determines that additional Tax Withholding was or has become required beyond any amount paid or provided for by the Recipient, the Recipient will pay such additional amount to the Company immediately upon demand by the Company. If the Recipient fails to pay the amount demanded, the Company may withhold that amount from other amounts payable by the Company to the Recipient, including salary.

9.8     Rights as a Shareholder, Legends on Certificates, Escrow of Unvested Shares and Delivery of Vested Shares Covered by a Performance Share Award. With respect to Performance Stock Awards in which shares are issued at the time of the grant of the Award, as soon as is practicable after the Performance Stock Award is awarded by the Company, the Company will issue one or more stock certificates in the name of the Recipient or make a book-entry evidencing for the shares covered by a Performance Share Award. For such time as and to the extent that the shares covered by a Performance Share Award remain unvested, the Company may place a restrictive legend on any stock certificate evidencing such shares, may give stop transfer instructions to the Company’s transfer agent and may place the stock certificates in escrow with the Company or an agent of the Company. Upon the vesting of shares covered by a Performance Share Award, the Recipient by notice, in such form as the Company may reasonably request, directed to the President of the Company (or such other person as the Company may designate) at the principal business office of the Company request that a stock certificate covering such vested shares be issued in the name of the Recipient and delivered in accordance with such instructions as the Recipient may reasonably request.

Article X
RESTRICTED SHARE AWARDS

Restricted Share Awards may be made pursuant to this Plan in accordance with the following terms and conditions.

10.1     Requirement for a Written Share Vesting Agreement. Each Restricted Share Award will be evidenced by a Share Vesting Agreement. The Committee will determine from time to time the form of Share Vesting Agreement to be used to evidence Restricted Share Awards made pursuant to this Plan. Except as provided in Section 13.2, the terms of each Share Vesting Agreement must be consistent with this Plan. Any inconsistencies between any Share Vesting Agreement and this Plan will be resolved in accordance with the terms and conditions specified in this Plan. Except as otherwise required by this Article X, the terms and conditions of each Restricted Share Award do not need to be identical.

10.2     Who May Receive a Restricted Share Award. A Restricted Share Award may be made to any Employee, any director of the Company or of a Subsidiary and any other individual who, in the judgment of the Committee, has performed or will perform, in whatever capacity, services important to the management, operation and development of the business of the Company or any of Subsidiaries. The Committee, in its sole discretion, shall determine when and to whom Restricted Share Awards are awarded pursuant to this Plan. In addition, substitute Restricted Share Awards may be awarded pursuant to Section 13.2 to persons who were employees, directors, or independent contractors or former employees, directors or independent contractors of an Acquired Company.

10.3     Number of Shares Covered by a Restricted Share Award. The Committee, in its sole discretion, shall determine the number of shares of Common Stock covered by each Restricted Share Award made pursuant to this Plan. The Share Vesting Agreement shall specify the number of shares of Common Stock covered by such Restricted Share Award.

10.4     What the Recipient Must Deliver to Receive a Restricted Share Award. The Committee, in its sole discretion, will determine whether the Recipient, in order to receive the Restricted Share Award, must make a payment, either in cash (including by check), by delivery of a promissory note or by delivery of other securities of the Company (including options to purchase securities of the Company), to the Company of all or some portion of the Fair Market Value of the shares of Common Stock covered by the Restricted Share Award. To the extent that the sum of any cash payment, any promissory note and any other securities received by the Company from the Recipient in connection with a Restricted Share Award is less than the Fair Market Value of the shares of Common Stock covered by such Restricted Share Award determined as of the date of such Award, the shares of Common Stock covered by the Restricted Share Award shall be deemed to have been issued by the Company for services rendered by the Recipient.

10.5     Vesting Under a Restricted Share Award. The Committee, in its sole discretion, shall determine the terms and conditions upon which shares covered by any Restricted Share Award shall vest. The Share Vesting Agreement shall specify the vesting schedule, if any. Unvested shares covered by a Restricted Share Award may not be transferred by the Recipient under any condition without the prior written consent of the Committee, which consent may be withheld in its sole discretion.

10.6     Right to Repurchase and Forfeiture of Unvested Shares upon Certain Conditions. The Share Vesting Agreement may specify the events upon the occurrence of which (i) the Recipient’s unvested shares shall be forfeited to the Company or (ii) the Company shall have the right to repurchase from the Recipient any or all of the Recipient’s unvested shares and the period during which the Company must exercise this right following the occurrence of the event. The Share Vesting Agreement may also specify the “Repurchase Price Per Share” that the Company shall pay to the Recipient upon exercise of its right to repurchase unvested shares and the terms of such payment. If not otherwise specified in the Share Vesting Agreement, the right to repurchase must be exercised within forty-five (45) days after the Company receives from the Recipient written notice of the occurrence of the event, the repurchase price shall be $0.001 per share and the repurchase price shall be payable to the Recipient in cash (including by check) within ten (10) days after the date on which the right to repurchase the shares is exercised. Any right of the Company to repurchase unvested shares may be assigned by the Company in its sole discretion without notice to, or the prior consent of, the Recipient. Every Share Vesting Agreement evidencing a Restricted Share Award shall contain or shall be deemed to contain a blank stock power pursuant to which the Recipient authorizes the Company or its transfer agent to transfer ownership of unvested shares from the Recipient to the Company or its assigns upon the forfeiture of shares or the right to repurchase being exercised.

10.7     Payment of Tax Withholding Amounts. Upon the vesting of shares under a Restricted Share Award (including any Restricted Share Award transferred by the Recipient pursuant to Section 14.5) or upon the Recipient making a valid election under Code Section 83(b), each Recipient must pay to the Company or make adequate provision for the payment of all Tax Withholding, if any. The Share Vesting Agreement may provide for, or the Committee, in its sole discretion, may allow the Recipient to pay the Tax Withholding (i) in cash (including by check), (ii) by the Company withholding such amount from other amounts payable by the Company to the Recipient, including salary, (iii) by delivery of shares of Common Stock or other securities of the Company in accordance with Section 14.7, (iv) by the application of vested shares under the Restricted Share Award in accordance with Section 14.7 but only up to the minimum statutorily required tax withholding amounts, or (v) any combination of the foregoing. In the absence of such terms in the Share Vesting Agreement, the Tax Withholding shall be paid in cash (including by check) or the Committee may authorize payment or provision for the Tax Withholding by any other means permitted by this Section 10.7.

By receiving a Restricted Share Award, the Recipient shall be deemed to have consented to the Company withholding the amount of any Tax Withholding from any amounts payable by the Company to the Recipient. The Committee, in its sole discretion, may permit a Recipient to elect to pay the Tax Withholding by authorizing a duly registered and licensed broker-dealer to sell the shares to be issued upon such exercise (or, at least, a sufficient portion thereof) and instructing such broker-dealer to immediately remit to the Company a sufficient portion of the proceeds from such sale to pay the Tax Withholding. No shares will be delivered in response to a request to deliver vested shares unless and until payment or adequate provision for payment of the Tax Withholding has been made. If the Company later determines that additional Tax Withholding was or has become required beyond any amount paid or provided for by the Recipient, the Recipient will pay such additional amount to the Company immediately upon demand by the Company. If the Recipient fails to pay the amount demanded, the Company may withhold that amount from other amounts payable by the Company to the Recipient, including salary.

10.8     Rights as a Shareholder, Legends on Certificates, Escrow of Unvested Shares and Delivery of Vested Shares Covered by a Restricted Share Award. As soon as is practicable after a Restricted Stock Award is awarded by the Company, the Company will issue one or more stock certificates in the name of the Recipient for the shares covered by a Restricted Share Award or make book-entry evidencing the issuance of uncertificated shares. For such time as and to the extent that the shares covered by a Restricted Share Award remain unvested, the Company may place a restrictive legend on any stock certificate evidencing such shares, may give stop transfer instructions to the Company’s transfer agent and may place the stock certificates in escrow with the Company or an agent of the Company. Upon the vesting of shares covered by a Restricted Share Award, the Recipient by notice, in such form as the Company may reasonably request, directed to the President of the Company (or such other person as the Company may designate) at the principal business office of the Company request that a stock certificate covering any vested shares evidenced by stock certificates be issued in the name of the Recipient and delivered in accordance with such instructions as the Recipient may reasonably request.

Article XI
RESTRICTED STOCK UNIT AWARDS

Restricted Stock Unit Awards may be made pursuant to this Plan in accordance with the following terms and conditions.

11.1     Restricted Stock Units. Restricted Stock Units are designated in shares of Common Stock.

11.2     Restricted Stock Unit Agreement. Each Restricted Stock Unit Award under the Plan shall be evidenced by a Restricted Stock Unit Agreement between the recipient and the Company. Such Restricted Stock Units shall be subject to all applicable terms of the Plan and may be subject to any other terms of the applicable Restricted Stock Unit Agreement that are not inconsistent with the Plan. Any inconsistencies between any Restricted Stock Unit Agreement and this Plan will be resolved in accordance with the terms and conditions specified in this Plan. Except as otherwise required by this Article XI, the terms and conditions of each Restricted Stock Unit Award do not need to be identical.

11.3     Who May Receive a Restricted Stock Unit Award. A Restricted Stock Unit Award may be made to any Employee, any director of the Company or of a Subsidiary and any other individual who, in the judgment of the Committee, has performed or will perform, in whatever capacity, services important to the management, operation and development of the business of the Company or any of Subsidiaries. The Committee, in its sole discretion, shall determine when and to whom Restricted Stock Unit Awards are awarded pursuant to this Plan. In addition, substitute Restricted Stock Unit Awards may be awarded pursuant to Section 13.2 to persons who were employees, directors, or independent contractors or former employees, directors or independent contractors of an Acquired Company.

11.4     Number of Shares Covered by a Restricted Stock Unit Award. The Committee, in its sole discretion, shall determine the number of shares of Common Stock covered by each Restricted Stock Unit Award made pursuant to this Plan. The Restricted Stock Unit Agreement shall specify the number Restricted Stock Units covered by such Restricted Stock Unit Award.

11.5     Payment for Awards. No cash consideration shall be required of any Recipient of a Restricted Stock Unit Award.

11.6     Vesting Under a Restricted Stock Unit Award. The Committee, in its sole discretion, shall determine the terms and conditions upon which shares covered by any Restricted Stock Unit Award shall vest. The Restricted Stock Unit Agreement shall specify the vesting schedule. Unvested Restricted Stock Units covered by a Restricted Stock Unit Award may not be transferred by the Recipient under any condition. Vesting may be based on service or on performance, or on any combination of service and performance.

11.7     No Voting Rights. Shares underlying an Award of Restricted Stock Units shall have no voting rights with respect to such Restricted Stock Units.

11.8     Form and Time of Settlement of Restricted Stock Unit Awards. Settlement of vested Restricted Stock Units shall be made in the form of shares of Common Stock. Vested Restricted Stock Units generally shall be fully settled as soon as practicable after they become vested, but not later than the later of (i) two and one half months after the end of the Company’s fiscal year during in which all vesting conditions applicable to the Restricted Stock Units have been satisfied or have lapsed or (ii) March 15 following the calendar year in which all vesting conditions applicable to the Restricted Stock Units have been satisfied or have lapsed. Until an Award of Restricted Stock Units is settled, the number of such Restricted Stock Units shall be subject to adjustment pursuant to Article XIII.

11.9     Creditors’ Rights. A holder of Restricted Stock Units shall have no rights other than those of a general creditor of the Company. Restricted Stock Units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Restricted Stock Unit Agreement.

11.10     Payment of Tax Withholding Amounts. Upon the vesting of shares under a Restricted Stock Unit Award (including any Restricted Stock Unit Award transferred by the Recipient pursuant to Section 14.5), each Recipient must pay to the Company or make adequate provision for the payment of all Tax Withholding, if any. By receiving a Restricted Stock Unit Award, the Recipient shall be deemed to have consented to the Company withholding the amount of any Tax Withholding from any amounts payable by the Company to the Recipient under such Restricted Stock Unit Award. The Committee may condition the delivery of any shares or other benefits under the Restricted Stock Unit Award on satisfaction of the applicable Tax Withholding obligations. If permitted by the Committee (in its sole discretion), such Tax Withholding obligations may be satisfied (i) through cash payment by the Recipient; (ii) through the surrender of shares of Stock which the Recipient already owns; (iii) through the surrender of shares of Stock to which the Recipient is otherwise entitled under the Plan, which will be sold on behalf of the Recipient to satisfy the applicable withholding tax, provided, however, that such shares under the preceding clause (ii) and this clause (iii) may be used to satisfy not more than the Company’s statutory Tax Withholding obligation (based on minimum statutory withholding rates for federal, state, local and foreign tax purposes, including payroll taxes, that are applicable to such supplemental taxable income) or (iv) by such other method as specified by the Committee.

Article XII

162(M) PERFORMANCE-BASED AWARDS

The Committee may grant 162(m) Performance-Based Awards. Notwithstanding any provision in the Plan,162(m) Performance-Based Awards shall comply with the provisions of this Article XII.

12.1     Award Period. The Committee shall determine the applicable Award Period. The Committee shall also establish the number of shares to be earned under a Performance-Based Award if the 162(m) Performance Goals are met or exceeded, including the fixing of a maximum number of shares (subject to Section 3.4).

12.2     Performance Goals and Payment. The Committee shall establish in writing one or more 162(m) Performance Goals. The Committee may establish other restrictions to payment under a 162(m) Performance-Based Award, such as a continued employment requirement, in addition to satisfaction of the 162(m) Performance Goals.

12.3     Computation of Payment. During or after an Award Period, the performance of the Company, Subsidiary or Business Unit, as applicable, during the Award Period shall be measured against the 162(m) Performance Goals. If the 162(m) Performance Goals are not met, no shares shall be earned under the 162(m) Performance-Based Award. If the 162(m) Performance Goals are met or exceeded, the Committee shall certify that fact in writing and certify the number of shares earned under the terms of the 162(m) Performance-Based Award.

Article XIII
CHANGES IN CAPITAL STRUCTURE, ACQUISITIONS AND CORPORATE TRANSACTIONS

13.1     Effect of Changes in Capital Structure of the Company on the Number of Shares and Exercise Price. If the outstanding shares of Common Stock are hereafter increased, decreased, changed into or exchanged for a different number or kind of shares of Common Stock or for other securities of the Company or of another corporation, by reason of any reorganization, merger, consolidation, reclassification, stock split-up, combination of shares of Common Stock, or dividend payable in shares of Common Stock or other securities of the Company, the Committee will make such adjustment as it deems appropriate in the number and kind of Authorized Shares. In addition, the Committee will make such adjustment in the number and kind of shares of Common Stock or other securities covered by outstanding Stock Options and outstanding Stock-Settled SARs and Restricted Stock Units as well as make an adjustment in the Exercise Price of each outstanding Stock Option and Stock-Settled SAR as the Committee deems appropriate. The vesting terms of all Stock Option Agreements, Stock-Settled SAR Agreements, Restricted Stock Unit Agreements and Share Vesting Agreements may also be adjusted as the Committee deems appropriate. Any determination by the Committee as to what adjustments may be made, and the extent thereof, will be final, binding on all parties and conclusive.

13.2     Issuance of Substitute Awards in Connection with an Acquisition by the Company. In the event of the acquisition of an Acquired Company by the Company or any Subsidiary, Awards (in any form) may be awarded by the Company in substitution for any outstanding unexercised stock options and any unvested share grants or unvested stock unit grants of the Acquired Company. Such substitute Awards may deviate from the terms otherwise required by Article VI, Article VII, Article VIII, Article IX, Article X and Article XI of this Plan to the extent that the Committee, in its sole discretion upon the advice of its advisors, determines that such non-conforming terms are required under applicable tax law, accounting principles or contractual requirements or are otherwise appropriate.

13.3     Effect of the Occurrence of a Corporate Transaction on Continuing Rights. In the event of the occurrence of any Corporate Transaction, all outstanding Stock Options and SARs that were awarded pursuant to this Plan shall terminate effective as of the effective date of such transaction, unless and only to the extent that the terms and conditions of the transaction expressly provide either (i) for the assumption of this Plan and the continuation of such Stock Options and SARs or (ii) the issuance of substitute similar Awards under a plan of the acquiring or surviving entity in such transaction. Each Recipient shall be provided written notice of the expected occurrence of any Corporate Transaction at least 15 days prior to the effective date and shall be permitted to tender a notice of exercise of any Stock Option or SAR in which exercise is conditioned upon the transaction actually occurring and, notwithstanding any provision of Article VIII or term of any Option Agreement, shall not be required to tender payment of the Exercise Price or amounts that the Company may be required to withhold for tax purposes until after the occurrence of the transaction. The terms and conditions of the transaction may provide for the assumption of this Plan with respect to outstanding Performance Share Awards, Restricted Share Awards and Restricted Stock Unit Awards that have not fully vested and the assignment to and assumption by the surviving corporation of the rights and obligations of the Company under each outstanding Share Vesting Agreement. The Option Agreements, SAR Agreements, Share Vesting Agreements and Restricted Stock Unit Agreements that evidence Awards made under this Plan may, in the sole discretion of the Committee, provide for the acceleration of vesting, either in whole or in part, under the Award. In addition, the Committee shall have the power to accelerate the vesting of any Stock Option, Stock-Settled SAR, Performance Share Award, Restricted Share Award or Restricted Stock Unit Award in its sole discretion at the time of a Corporate Transaction or conditioned upon the occurrence of an expected Corporate Transaction.

Article XIV
OTHER TERMS APPLICABLE TO ALL AWARDS

14.1     Underwriters’ Lock-up. Each written agreement evidencing an Award will specify that the Recipient, by accepting the Award agrees that whenever the Company undertakes a firmly underwritten public offering of its securities, the Recipient will, if requested to do so by the managing underwriter in such offering, enter into an agreement not to sell or dispose of any securities of the Company owned or controlled by the Recipient provided that such restriction will not extend beyond 12 months from the effective date of the registration statement filed in connection with such offering and provided that all of the then directors and executive officers of the Company are also requested to and do enter into a similarly restrictive agreement with the managing underwriter.

14.2     No Rights to Continued Service. Nothing in this Plan nor in any written agreement evidencing an Award will confer upon any Recipient any right to continued employment with the Company or to limit or affect in any way the right of the Company, in its sole discretion, to (a) terminate the employment of such Recipient at any time, with or without cause, (b) change the duties of such Recipient, or (c) increase or decrease the compensation of the Recipient at any time, subject, in each instance to the terms of any written employment agreement between the Company and such Recipient. Unless the written agreement evidencing an Award expressly provides otherwise, vesting under such agreement shall be conditioned upon:

1)     for Employees of the Company, the continued employment of the Recipient;

2)     for independent contractors, the Recipient continuing to provide services to the Company on substantially the same terms and conditions as such services were provided at the time of the Award; or

3)     for directors who are not Employees, the Recipient continuing to serve as a director of the Company or a Subsidiary.

Nothing in this Plan shall be construed as creating a contractual or implied right or covenant by the Company to continue such employment, service as an independent contractor or service as a director.

14.3     Who May Exercise Rights with Respect to Awards. During a Recipient’s lifetime, all rights with respect to an Award may only be exercised by the Recipient (including a legally appointed guardian or representative for the Recipient).

14.4     Beneficiary Designations. Any Recipient of an Award (except Incentive Stock Options) may, during his or her lifetime, designate a person or persons who may exercise the rights of that Recipient as to any Award made to such Recipient after the Recipient’s death. Any such designation shall be effective only if given in writing in a form and manner acceptable to the Committee and shall supersede and revoke all prior designations. In the absence of an effective designation, any vested benefits with respect to Awards under this Plan that remain unpaid at the time of Recipient’s death shall be paid to the Recipient’s estate and, subjected to the terms of this Plan and the applicable written agreement evidencing such Award, any unexercised rights of the Recipient with respect to an Award may be exercised by the administrator or executor of the Recipient’s estate.

14.5     Limited Transferability of Awards. Unless the written agreement evidencing an Award expressly states that the Award is transferable as provided in this Section 14.5, no Award granted under this Plan nor any interest therein may be sold, assigned, conveyed, gifted, pledge or otherwise transferred in any manner other than by will or the laws of descent and distribution after the death of the Recipient. The foregoing prohibition on transferability is not intended to and shall not prohibit (i) the transfer of an Award to a trust in which the Recipient is considered the sole beneficial owner under both Code Section 671 and applicable state law, (ii) a pledge of shares to be received upon exercise of a Stock Option as security for a loan that is used to pay the Exercise Price or the (iii) transfer of shares covered by an Award after those shares are issued to the Recipient upon exercise of a Stock Option or Stock-Settled SAR or the delivery of the shares to the Recipient upon vesting of a Performance Share Award, a Restricted Share Award or a Restricted Stock Unit Award provided, in each instance, that all other applicable restrictions on transfer of such shares (whether imposed by law, the listing requirements of an exchange on which shares of Common Stock are traded, the terms of this Plan, the written agreement evidencing the Award or any share retention policy or share ownership guidelines of the Company that are applicable to the Recipient) have lapsed. Notwithstanding the foregoing, the Committee may make an Award (other than an Incentive Stock Option) of or amend the terms of an outstanding Non-statutory Stock Option, SAR, Performance Share Award, Restricted Share Award or Restricted Stock Unit Award to permit the transfer or assignment of an Award by means of a gift or court approved domestic relations order provided that the transferees are limited to (x) any combination of the Recipient, the Recipient’s spouse or former spouse, or the Recipient’s children, (y) is made to a trust established for the exclusive benefit of one or more of the persons identified in clause (x) in which the beneficiaries are prohibited from transferring or assigning their interests except for transfers to other persons identified in clause (x), or (z) a partnership, limited liability company or other entity in which all equity ownership interests are owned by persons identified in clause (x) and in which such equity ownership interests cannot be transferred or assigned except for transfers to other persons identified in clause (x). Any transfer of an Award permitted by this Section 14.5 shall be conditioned upon the Recipient and the transferee of such Award executing and delivering to the Company a form of Transfer and Assumption as the Committee may request. Any subsequent transfers of transferred Awards shall be prohibited except by will or by the laws of descent and distribution. Following any transfer, Awards shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, including any vesting or forfeiture provisions based on the continued employment or service by the original Recipient. The events of termination of employment or service set forth in the applicable award agreement shall continue to be applied with respect to the original Recipient, and all references to employment, termination of employment, Disability or death of the Recipient shall continue to be applied with respect to the original Recipient.

Notwithstanding any transfer of an Award, the Recipient shall remain liable to the Company for any income tax withholding amounts that the Company is required to withhold at the time the Award vests or is exercised or the shares subject to the Award are sold by the transferee. The Committee shall have sole discretion in determining whether or not an Award is transferable within the limitations set forth in this Section 14.5 and may exercise that discretion with respect to certain Awards or certain Recipients without being bound to exercise that discretion in the same manner with respect to other similar Awards or other Recipients. Any purported assignment, transfer or encumbrance that does not comply with the requirements of this Section 14.5 shall be void and unenforceable against the Company.

14.6     Repurchase of Awards. With the consent of the Recipient and upon approval of the Committee, the Company may from time-to-time repurchase Awards by payment in cash in an amount equal to the net Fair Market Value of the vested shares covered by the Award less any Exercise Price. Although the Committee is authorized by this Plan to make such repurchases, Awards shall not be made with the expectation that they will be repurchased for cash and no Recipient shall have the right to cause the Company to repurchase any Award without the consent of the Committee, which consent can be withheld by the Committee in its sole discretion.

14.7     Payment of Exercise Price or Tax Withholding with Other Securities. To the extent permitted in Section 8.2, the Exercise Price and, to the extent permitted by Section 8.3, Section 9.7 and Section 10.7, above, the Tax Withholding may be paid by the surrender of shares of Common Stock or other securities of the Company. Payment shall be made by either (i) delivering to the Company the certificates or instruments representing such shares of Common Stock or other securities, duly endorsed for transfer, or (ii) delivering to the Company an attestation in such form as the Company may deem appropriate with respect to the Recipient’s ownership of the shares of Common Stock or other securities of the Company. For purposes of this Section 14.7, shares of Common Stock shall be valued at their Fair Market Value as of the date of exercise with respect to the exercise of a Stock Option or SAR or as of the day on which a Performance Share Award, Restricted Share Award or Restricted Stock Unit Award vests or is paid. In addition to the foregoing, to the extent permitted by Section 8.3, Section 9.7 and Section 10.7, above, the Tax Withholding may be paid by the application of shares which could be received upon exercise of a Stock Option or Stock-Settled SAR or the application of shares which would otherwise be vesting under a Performance Share Award, Restricted Share Award or Restricted Stock Unit Award, provided, however, that this net withholding of shares shall only be permitted up to minimum legally required tax withholding amount required under federal, state and local income and payroll taxes and Tax Withholding in excess of the minimum legally required tax withholding amount may only be satisfied in the manner previously provided in this Section 14.7. This net withholding of shares shall be accomplished by crediting toward the Recipient’s Tax Withholding obligation either (i) the difference between the Fair Market Value of a share of Common Stock and the Exercise Price of the Stock Option or SAR or (ii) the Fair Market Value of a share of Common Stock with respect to a Performance Share Award, Restricted Share Award or Restricted Stock Unit Award, in each instance rounded down to the nearest whole share. Any such net withholding of shares shall be considered an exercise of the Stock Option or Stock-Settled SAR to the extent that shares are so applied.

14.8     Suspension or Termination of Awards for Misconduct of the Recipient. If at any time (including after receipt of a notice of exercise or a request for delivery of vested shares) the Committee reasonably believes that a Recipient has committed an act of misconduct as described in this Section 14.8, the Committee may suspend the Recipient’s right to exercise any Stock Option or SAR or to receive delivery of vested shares under a Performance Share Award, Restricted Stock Award or Restricted Stock Unit Award pending a determination of whether an act of misconduct has been committed by such Recipient. For purposes of this Section 14.8, acts of misconduct shall mean (i) an act of embezzlement, fraud, dishonesty, breach of fiduciary duty, violation of securities laws involving the Company, any of its Subsidiaries or any entity or person with whom the Company or any of its Subsidiaries does business, (ii) nonpayment of any obligation to the Company or any Subsidiary, misappropriation or wrongful disclosure of any trade secret of the Company or any Subsidiary, (iii) engaging in any conduct constituting unfair competition or inducing any entity or person with whom the Company or any of its Subsidiaries does business to discontinue or materially reduce such business with the Company or its Subsidiaries and (iv) any similar conduct that materially and adversely impacts or reflects on the Company. A Recipient accused of engaging in any such misconduct shall be provided the opportunity to explain the Recipient’s conduct in writing. Any determination by the Committee as to whether or not a Recipient did engage in misconduct within the meaning of this Section 14.8 shall be final, conclusive and binding on the all interested parties. If the Committee determines that the Recipient did not engage in misconduct, the Company shall immediately give effect to any notice of exercise or request for delivery of vested shares received prior to or during any period of suspension. The Company shall not have any liability to the Recipient for any loss which the Recipient may have sustained as a result of any delay in delivering shares as a result of any suspension.

14.9     Compliance with Legal Requirements. No shares of Common Stock will be issued with respect to any Performance Share Award, Restricted Stock Award or Restricted Stock Unit Award or upon the exercise of any Stock Option or Stock-Settled SAR unless the exercise and issuance of the shares of Common Stock will comply with (i) all relevant provisions of law, including, without limitation, the Securities Act, the Securities Exchange Act of 1934, all applicable state securities laws and the Code, each as amended and including the respective rules and regulations promulgated under each of the foregoing, (ii) any registration under the Securities Act in effect with respect to the Plan, and (iii) the requirements of any stock exchange or market upon which the Common Stock may then be listed. Compliance with such provisions shall be subject to the approval of legal counsel for the Company. The Company will not be liable to any Recipient or any other person for any delay in issuing or failure to issue shares of Common Stock where such delay or failure is due to the inability of the Company to obtain all permits, exemptions or approvals from regulatory authorities which are deemed necessary by the Company’s legal counsel. The Board may require any action or agreement by a Recipient as may be necessary, from time to time, to comply with the federal and state securities laws. The Company will not be obliged to prepare, file or maintain a registration under the Securities Act with respect to the Plan or to take any actions with respect to any state securities laws.

Article XV
AMENDMENT OF PLAN AND AWARDS

15.1     Amendment of Plan. The Board of Directors may at any time modify or amend the Plan in any respect, except that shareholder shall be required to increase the number of shares reserved for the Plan. Amendments to this Plan will be deemed approved by the shareholders if approved by a majority of the votes cast at a duly held meeting of the Company’s shareholders at which a quorum is present in person or by proxy. Awards may be made pursuant to material amendments this Plan prior to such shareholder approval provided that such Awards are conditioned upon such approval and state by their terms that they will be null and void if shareholder approval is not obtained.

15.2     Amendment of Award. The Committee may amend the terms of any Award theretofore granted, prospectively or retroactively, but no such amendment shall (a) materially impair the rights of any Recipient without his or her consent, (b) except for adjustments made pursuant to Section 12.1 or in connection with substitute Awards, reduce the exercise price of outstanding Options or SARs or cancel or amend outstanding Options or SARs for the purpose of repricing, replacing or regranting such Options or SARs with an exercise price that is less than the exercise price of the original Options or SARs or cancel or amend outstanding Options or SARs with an exercise price that is greater than the Fair Market Value of a share of Common Stock for the purpose of exchanging such Options or SARs for cash or any other Awards without shareholder approval or (c) cause any Award intended to be exempt from Code Section 409A to become subject to Code Section 409A. Notwithstanding the foregoing, the Committee may amend the terms of any Award heretofore granted, prospectively or retroactively, in order to cure any potential defects under Code Section 409A, in a manner deemed appropriate by the Committee in its sole discretion, without the consent of the Recipient.

Neither the Board, the Committee nor the Company make any representations that any Awards granted under this Plan shall be exempt from Code Section 409A and makes no undertaking to preclude Code Section 409A from applying to the Plan or Awards granted thereunder. Moreover, for purposes of applying the provisions of Code Section 409A to this Plan, each separately identified amount to which a Recipient is entitled under this Plan shall be treated as a separate payment.

Further, notwithstanding the foregoing, no amendment of the Plan shall apply to amounts that were earned and vested (within the meaning of Code Section 409A) under the Plan prior to 2005, unless the amendment specifically provides that it applies to such amounts. The purpose of this restriction is to prevent a Plan amendment from resulting in an inadvertent “material modification” to amounts that are grandfathered benefits.

Amended and approved:

●	By the Board of Directors of the Company on February 17, 2005 and by shareholders on May 5, 2005;

●	By the Board of Directors May 1, 2009;

●	By the Board of Directors and shareholders on April 28, 2010;

●	By the Board of Directors April 27, 2011; and

●	By the Board of Directors on February 22, 2013 and by the shareholders on April 26, 2013.

●	By the Board of Directors on February 23, 2017 and by the shareholders on April 19, 2017.

Lithia Motors, Inc.
C/O BROADRIDGE FINANCIAL SOLUTIONS, INC.
P.O. BOX 1342
BRENTWOOD, NY 11717

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR the following:	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

Nominees

01 Sidney B. DeBoer 02 Thomas R. Becker 03 Susan O. Cain 04 Bryan B. DeBoer 05 Kenneth E. Roberts
06 David J. Robino

The Board of Directors recommends you vote 1 YEAR on the following proposal:	1 year	2 years	3 years	Abstain
5 To conduct an advisory vote on the frequency of the advisory vote on the compensation of our named executive officers.	☐	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposal:	For	Against	Abstain
6 To ratify the appointment of KPMG LLP as our Independent Registered Public Accounting Firm for the year ending December 31, 2017.	☐	☐	☐

NOTE: At the discretion of the proxy holder, on such other business as may properly come before the meeting and any adjournments or postponements thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

0000316224_1 R1.0.1.15

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Form 10-K, Notice & Proxy Statement is/are available at www.proxyvote.com

LITHIA MOTORS, INC.
Revocable Proxy for Annual Meeting of Shareholders to be Held on
April 19, 2017

The undersigned hereby appoints John North and Tina Miller, and each of them, proxies of the undersigned, each with full power of substitution to represent and to vote on behalf of the undersigned all shares of Class A Common Stock of Lithia Motors, Inc. at the annual meeting to be held at 8:30 a.m. PDT on Wednesday, April 19, 2017, and any adjournments or postponements thereof, with all powers the undersigned would possess if personally present.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY. IF NO SPECIFIC DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" EACH OF THE NOMINEES FOR DIRECTOR, "FOR" PROPOSALS 2, 3 AND 4, "1 YEAR" ON PROPOSAL 5 AND FOR PROPOSAL 6.

Continued and to be signed on reverse side

0000316224_2 R1.0.1.15